                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                        22-1807533                                          3842
(State or other jurisdiction of             (I.R.S. Employer Identification No.)                 (Primary Standard Industrial
incorporation or organization)                                                                      Classification Number)

                         TWO NATIONWIDE PLAZA, SUITE 760
                              COLUMBUS, OHIO 43215
                                 (614) 221-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                                1013 CENTRE ROAD
                         WILMINGTON, DELAWARE 19805-1297
                                 (302) 998-0595
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
            AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                                BECOMES EFFECTIVE
                     ---------------------------------------



         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box.                                     [X]



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                                [ ]




                         CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed               Amount of
Title of Each Class of              Amount           Maximum Offering        Maximum Aggregate       Registration
Securities to be Registered      to be Registered     Price per Unit           Offering Price             Fee
---------------------------      ----------------     --------------           --------------             ---
Preferred Stock, Series 1,
  $1.00 par value per share,
  $20.00 stated value                325,000               $20                  $6,500,000              $1,918




          The registrant hereby amends this post-effective amendment to the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                            SERIES 1 PREFERRED STOCK

         This Prospectus relates to 325,000 shares of preferred stock of The Wendt-Bristol Health Services Corporation, a Delaware corporation (the "Company"), designated Series 1, with a par value $1.00 per share and a stated value of $20.00 per share (the "Offering Price"), entitled to cumulative dividends at a rate of $1.20 per share per annum and convertible to shares of common stock of the Company at a rate of 6 2/3 common shares per Series 1 preferred share (the "Preferred Shares"). The Preferred Shares, conditioned upon acceptance of an application for listing, will be traded on the American Stock Exchange ("AMEX").



         Best efforts offering. There is no underwriter, as the Company will be selling directly to non-U.S. persons. There is no minimum number or dollar amount, but best efforts will be used to sell the securities offered. The offering will end on October 15, 1999. No arrangements have been made to place the funds in escrow, trust or a similar account.



         AN INVESTMENT IN THE PREFERRED SHARES INVOLVES CERTAIN RISKS THAT SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                     Underwriting Discounts     Proceeds to issuer
                              Price to Public        and Commissions            or other persons (before expenses)

Per Preferred Share           $20                             $0.00                     $20
Total                         $6.500,000                      $0.00                     $6,500,000




           The date of this Prospectus is February            , 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

AVAILABLE INFORMATION.............................................................................................2

SUMMARY...........................................................................................................3
         THE COMPANY..............................................................................................3
         THE OFFERING.............................................................................................4
         MANAGEMENT SHARE OWNERSHIP...............................................................................5
         RISK FACTORS.............................................................................................5
         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
                  STATEMENTS......................................................................................5

RISK FACTORS......................................................................................................7
         NO GUARANTEE OF MARKET PRICE.............................................................................7
         RISKS ASSOCIATED WITH ADDITIONAL TRANSACTIONS............................................................7
         PREFERRED SHARES DO NOT HAVE VOTING RIGHTS...............................................................7
         PREFERRED SHARES ARE REDEEMABLE..........................................................................7
         DENIAL OF LISTING APPLICATION............................................................................8
         COMPETITION..............................................................................................8
         RISKS ASSOCIATED WITH THE COMPANY'S GOVERNING DOCUMENTS..................................................8
         REGULATORY CONCERNS......................................................................................8
         USE OF PROCEEDS..........................................................................................8
         MANAGEMENT SHARE OWNERSHIP...............................................................................8

SELECTED FINANCIAL INFORMATION....................................................................................9

THE OFFERING......................................................................................................9
         THE PREFERRED SHARES.....................................................................................9
         MANNER OF OFFERING.......................................................................................9
         HOW TO SUBSCRIBE........................................................................................10

USE OF PROCEEDS..................................................................................................10

CERTAIN INFORMATION CONCERNING THE COMPANY.......................................................................11
         PROPERTIES..............................................................................................15

MANAGEMENT OF THE COMPANY........................................................................................16
         DIRECTORS AND OFFICERS OF THE COMPANY...................................................................16
         EXECUTIVE COMPENSATION..................................................................................18
         GENERAL.................................................................................................18
         OPTIONS.................................................................................................19
         STOCK OPTION PLAN.......................................................................................20
         SPLIT-DOLLAR INSURANCE POLICIES.........................................................................22
         SECTION 401(K) PLAN.....................................................................................23

         COMPENSATION OF DIRECTORS...............................................................................24
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                  AND MANAGEMENT.................................................................................25
         CERTAIN INFORMATION CONCERNING COMPANY STOCK............................................................27
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................27

INDEMNIFICATION..................................................................................................28

LEGAL MATTERS....................................................................................................28
MANAGEMENT'S DISCUSSION AND ANALYSIS.............................................................................29
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1
APPENDIX A - SUBSCRIPTION AGREEMENT.............................................................................A-1

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of the site is http://www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of shares of the Preferred Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the Exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

         The Company's securities are listed on the American Stock Exchange and reports and other information concerning the Company can be inspected at 86 Trinity Place, New York, New York 10006-1881.

--------------------------------------------------------------------------------

                                     SUMMARY



         The following is a brief summary of all material information contained elsewhere in this Prospectus or in documents incorporated herein by reference. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements included in this Prospectus. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS.



THE COMPANY

        The Wendt-Bristol Health Services Corporation (the "Company"), a Delaware corporation, was originally organized under the laws of the State of New Jersey on January 19, 1966, under the name of Temco Products, Inc. and assumed its present name on October 26, 1992. The Company has evolved through the years into an outpatient health care provider. The Company operates one nursing home in Springfield, Ohio and is the owner or managing partner of four multi-disciplinary diagnostic/radiology centers and a radiation therapy center.

        The Company operates its businesses through a number of subsidiary entities. The Company owns 100% of The Wendt-Bristol Company, a Delaware corporation ("W-B") in existence since 1903, which in turn is the parent of several companies that also have subsidiary entities. For a more detailed description, see "CERTAIN INFORMATION CONCERNING THE COMPANY."



        The Company plans to selectively and aggressively expand its diagnostics and radiation therapy business activity. During 1998, the Company has commenced construction of a two-building center that will include radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET Scanner in central Ohio), and a therapy and rehab center. A subsidiary of the Company has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. The Company also broke ground on previously acquired land adjacent to its Kenny Road diagnostic and radiology facility, to construct a Women's Health Center dedicated to the early detection of breast disease including an ambulatory surgery unit for breast surgery.



         The Company intends to use the proceeds from the Offering, in part, in conducting potential future acquisitions of complementary businesses in the fields of diagnostic and radiation therapy services and expansion of existing facilities. See, "USE OF PROCEEDS."



         The Company's address and phone number are as follows: Two Nationwide Plaza, Suite 760, Columbus, Ohio 43215, (614) 221-6000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE OFFERING
Securities offered.................325,000 shares of Series 1 preferred stock, with a $1.00 par value and a $20.00 stated
                                   value per share(the "Preferred Shares"). See
                                   "THE OFFERING - THE PREFERRED SHARES."

Dividends..........................Cash dividends are cumulative from the date of issuance and are payable quarterly.
                                   See "THE OFFERING - THE PREFERRED SHARES."

Convertible........................Each Preferred Share may be converted into 6 2/3 shares of the common stock of the
                                   Company (the "Common Shares"). See "THE
                                   OFFERING - THE PREFERRED SHARES."

Redemption.........................The Preferred Shares are subject to redemption by the Company at a rate of $24.00
                                   per Preferred Share. See "THE OFFERING -
                                   THE PREFERRED SHARES."

Ranking............................The Preferred Shares rank senior to the
                                   Common Shares with respect to rights upon
                                   liquidation and dissolution. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Voting Rights......................The Preferred Shares are nonvoting, but the Common Shares are voting. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Listing............................The Company intends to list the Preferred
                                   Shares on the American Stock Exchange
                                   ("AMEX"), conditioned upon acceptance of
                                   its application for listing. The Common
                                   Shares are already traded on AMEX. See
                                   "THE OFFERING - THE PREFERRED SHARES."

Use of Proceeds....................For general corporate purposes and for acquisition and expansion. See "USE OF
                                   PROCEEDS."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Preemptive Rights.............................................None.



Termination Date..............................................October 15, 1999.






RISK FACTORS

         The following is a summary of the adverse consequences, disadvantages and risks associated with the Offering and is qualified in its entirety by the more detailed discussion contained in the section entitled "RISK FACTORS." The following factors should be carefully considered when evaluating the Offering:

- The possibility that the Company's listing application with AMEX could be denied.
- There is a substantial risk that the Preferred Shares will trade at price below the Offering Price, which is further exacerbated by the fact that the price of the Preferred Shares may be impacted by certain additional transactions the Company will be simultaneously conducting.
- The possibility that those uses the Company intends to put the net proceeds of the Offering to, namely, expansion and potential acquisitions, may not come to fruition or be successfully conducted or completed, which could negatively impact the price at which the Preferred Shares and Common Shares will trade.
- The Preferred Shares are nonvoting and subject to redemption by the Company.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

                  (i) Certain statements, including possible or assumed future results of operations of the Company contained in this Prospectus including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to herein, and certain statements incorporated by reference from documents filed with the Commission by the Company including any statements contained herein or therein regarding the development or possible or assumed future results of operations of the Company's businesses, the markets for the Company's services and products, regulatory developments, and the effects of the Partnership Merger and Corporate Merger;

                  (ii) any statements preceded by, followed by or that include the words "believes," "expects," anticipates," "intends" or similar expressions; and

                  (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

         Among the factors that could cause actual results to differ materially are: customer growth, the speed and degree to which competition enters those markets in which the Company competes, acceptance by AMEX of the Company's application for listing, state and federal regulatory and/or legislative initiatives, the ability of the Corporate Merger and Partnership Merger to successfully enhance the uniformity of the Company's activities and bolster its esteem among investors, the economic climate, and other risks detailed from

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

time to time in the reports filed with the SEC by the Company and further discussed in this Prospectus. See, "RISK FACTORS."

         The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf. Except for its ongoing obligation to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events, unless necessary to prevent such statements from becoming misleading or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless necessary to prevent such statements from becoming misleading.

------------------------------------------------------------------------------

                                  RISK FACTORS


         In addition to the other information contained in this Prospectus, the following factors should be carefully considered before purchasing the Preferred Shares offered hereby.

NO GUARANTEE OF MARKET PRICE

         There is no guarantee as to the prices at which the Preferred Shares will trade after the Offering is concluded or the price at which Common Shares will trade upon conversion. This uncertainty is, in part, attributable to the fact that Preferred Shares and Common Shares will be issued in connection with other transactions. For a further discussion of these transactions and how they might impact the value of the shares, see "RISK FACTORS - RISKS ASSOCIATED WITH ADDITIONAL TRANSACTIONS." Additionally, prior to the Offering, there has been no public market for the Preferred Shares and there can be no assurance that an active trading market will develop or be sustained. The market value of the Preferred Shares could also be affected by numerous other factors, such as governmental regulatory action, changes in the business, operations or prospects of the Company, external market factors and the market's perception of the Corporate Merger and Partnership Merger. If, as a result of these factors, the Preferred Shares decline significantly in value, the market price of the Preferred Shares may not reflect the Offering Price.

RISKS ASSOCIATED WITH ADDITIONAL TRANSACTIONS

         The Company will be issuing and registering 71,921 Preferred Shares in connection with the merger of Wendt-Bristol Acquisition LLC with and into Wendt-Bristol Diagnostics Company L.P. (the "Partnership") (the "Partnership Merger"). In addition, the Company will be issuing and registering 42,857 Preferred Shares in connection with the merger of Wendt-Bristol Acquisition, Inc. with and into Wendt-Bristol Diagnostics Company ("WBDC") (the "Corporate Merger"). The Preferred Shares to be issued in connection with the Corporate Merger and the Partnership Merger will be Series 1 Preferred Stock, with the same rights and privileges of those shares described in this Prospectus. Thus, there is the possibility that the Preferred Shares may trade at prices below the Offering Price, due to the relatively high number of Preferred Shares that could be issued. Also, the realization of all the potential benefits by the Company of the Partnership Merger is partially dependent upon the approval of the Partnership Merger and there is no assurance that the Partnership Merger will be approved by the limited partners of the Partnership, thereby adversely impacting the Company's strategy of consolidating its operations.

         The following is a graphical representation of the Company and those of its affiliates involved in the transactions both before and after the Partnership and Corporate Mergers:

                                  PRE MERGERS

                             ---------------------------------------------
                             The Wendt-Bristol Health Services Corporation
                             ---------------------------------------------

                                      -------------------------
                                      The Wendt-Bristol Company
                                      -------------------------

-------------------------         --------------       -----------------        ----------------
      Wendt-Bristol                Wendt-Bristol         Wendt-Bristol            Wendt-Bristol
   Diagnostics Company            Organizational       Acquisition, Inc.         Acquisition LLC
                                    L.P., Inc.
-------------------------         --------------       -----------------       -----------------

-------------------------
Wendt-Bristol Diagnostics
     Company L.P.
-------------------------

                                  POST-MERGERS

                          ---------------------------------------------
                          The Wendt-Bristol Health Services Corporation
                          ---------------------------------------------

                                  -------------------------
                                  The Wendt-Bristol Company
                                  -------------------------

----------------------------------------                     ---------------------------------------
   Wendt-Bristol Diagnostics Company                         Wendt-Bristol Organizational L.P., Inc.
----------------------------------------                     ---------------------------------------

---------------------------------------
Wendt-Bristol Diagnostics Company, L.P.
---------------------------------------


-----------------
1 Except as otherwise noted, each company is 100 percent owned. The Company also has a number of other affiliated entities which are not reflected on this chart and are not party to the transaction described herein.

2 W-B owns approximately 85 percent of WBDC with the remaining shares held by approximately 205 shareholders.

3 WBDC is the sole general partner of the Partnership and Wendt-Bristol Organizational L.P., Inc. is the limited partner, but has assigned its rights as limited partner to the Depository Unitholders, who are the general public. There are approximately 140 Depository Unitholders.


PREFERRED SHARES DO NOT HAVE VOTING RIGHTS

         The Preferred Shares are nonvoting and will not allow the holders of the Preferred Shares to participate in the selection of the management of the Company. Consequently, holders of the Preferred Shares will not be able to directly influence the decision-making of the Company and forestall courses of action they believe are adverse to their interests.

PREFERRED SHARES ARE REDEEMABLE

         The Preferred Shares are also subject to redemption by the Company. Thus, the holders of Preferred Shares could lose their interest in the Company and their right to receive future dividends at any time.

DENIAL OF LISTING APPLICATION

         The listing of the Preferred Shares on AMEX is conditioned upon the acceptance of the Company's application for listing. If that application is denied, the Preferred Shares will not be listed on an exchange and will not be as readily transferable.

COMPETITION

         The health care industry is highly competitive and the Company faces competition from other entities and institutions, both public and private. Some of these institutions have greater financial and other resources than the Company. These competitive forces, when coupled with changes in economic, political or market conditions, could have an adverse impact upon the Company's financial performance and the value of the Preferred Shares.

RISKS ASSOCIATED WITH THE COMPANY'S GOVERNING DOCUMENTS

         Certain components of the Company's organizational structure also present risks. The Company's Certificate of Incorporation contains provisions limiting the remedies shareholders of the Company may seek for breaches of fiduciary duties by its directors. More specifically, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty unless the director breached such director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, upon the unlawful payment of dividends or an unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit. These provisions could negatively impact your ability to recover damages resulting from a breach of fiduciary duties by the directors. The Company has also elected in its Certificate of Incorporation not to be governed by the provisions of Delaware General Corporation Law, which limit the types and timing of business combinations with interested shareholders of the Company, making the Company more vulnerable to business combinations initiated by interested shareholders.

REGULATORY CONCERNS

         The health care industry is subject to extensive state and federal regulation and changes in these regulations or a failure to comply with them could have an adverse impact on the Company's business and the value of the Preferred Shares. See "CERTAIN INFORMATION CONCERNING THE COMPANY."

USE OF PROCEEDS

         The Company intends to use the net proceeds of the Offering to fund potential business acquisitions and expansion. For further discussion of this matter, see "USE OF PROCEEDS." There is no guarantee that the Company's efforts to expand or acquire complementary business will come to fruition or that if the Company does acquire another business, that such an acquisition will be successfully integrated with or favorably impact the Company's operations. Either outcome could negatively impact the prices at which the Preferred Shares will trade.

         The Merger will also afford the Company a greater degree of control over its business operations and enhance the uniformity of its activities, which has the potential to increase the efficiency of the Company and favorably impact revenues and growth. It is hoped that unifying the Company's holdings will facilitate future restructurings and allow the Company to better position itself to compete in the various markets in which it is involved. The Company believes that these factors, when coupled with the Company's efforts over the past several years to focus more directly on those markets which it believes to be the most promising, may help bolster the Company's stock price and better face the competitive challenges of the markets in which it competes.

MANAGEMENT SHARE OWNERSHIP

         Certain members of the management of the Company are shareholders of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

VOTING RIGHTS

         The Preferred Shares are nonvoting and will not allow the holders of the Preferred Shares to participate in the selection of the management of the Company. However, if converted, the Common Shares do have voting rights.

REDEMPTION

         The Preferred Shares are subject to redemption by the Company.

USE OF PROCEEDS

         The Company intends to use the net proceeds of the Offering to fund potential business acquisitions. For further discussion of this matter, see "USE OF PROCEEDS." There is no guarantee that the Company's efforts to acquire complementary businesses will come to fruition or that if the Company does acquire another business, that such an acquisition will be successfully integrated with or favorably impact the Company's operations.

OPERATIONS OF THE COMPANY

         The health care industry is highly competitive and the Company faces competition from other entities and institutions, both public and private. Some of these institutions have greater financial and other resources than the Company. Moreover, changes in economic, political or market conditions could have an adverse impact upon the Company's financial performance.

               SELECTED WENDT-BRISTOL HEALTH SERVICES CORPORATION
                        HISTORICAL FINANCIAL INFORMATION
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                  AT OR FOR
                                               THE NINE MONTHS
                                                   ENDED                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                SEP 30, 1998         ---------------------------------------------------------------
                                                (UNAUDITED)           1997          1996           1995           1994          1993
                                                ------------------------------------------------------------------------------------
INCOME STATEMENT DATA:
    Revenues                                   $    5,416     $   17,130     $   17,534     $   17,193     $   16,024    $   16,067
    Income (loss) from continuing operations   $      (59)    $    1,782     $     (246)    $      217     $      204    $     (238)
    Income (loss) from continuing operations
        per common share (A)                   $    (0.01)    $     0.26     $    (0.04)    $     0.04     $     0.03    $    (0.03)
    Cash dividends declared per common share         0.00           0.00           0.00           0.00           0.00          0.00
    Ratio of earnings to fixed charges               .814          2.864           .704          1.167          1.220         1.010

BALANCE SHEET DATA:
    Book value per common share                $     1.02     $     1.04     $     0.76     $     0.79     $     0.88    $     0.86
    Total assets                               $   16,530     $   17,645     $   19,910     $   19,394     $   23,441    $   20,033
    Long-term debt                             $    6,808     $    6,034     $    9,085     $    6,432     $    6,340    $    6,927
    Redeemable preferred stock                 $       --     $       --     $       --     $       --     $       --    $       --
    Stockholders' equity                       $    6,308     $    6,445     $    4,742     $    4,543     $    7,200    $    6,964
    Shares outstanding at end of period         6,168,579      6,181,226      6,236,020      5,719,758      8,195,244     8,141,796

(A) Calculated on a diluted share basis




Reference is hereby made to the Section entitled "CERTAIN INFORMATION CONCERNING THE COMPANY" for information relating to the development of the Company between 1993 and 1997. Such description provides those factors that should be considered in the comparison of the financial information presented above.




                                  THE OFFERING

THE PREFERRED SHARES



         Pursuant to the Company's Certificate of Incorporation, the total amount of shares of capital stock the Company is authorized to issue is 12,500,000, consisting of 12,000,000 shares of common stock, par value $.01 per share and 500,000 shares of preferred stock, par value $1.00 per share. The board of directors of the Company is authorized by the Certificate of Incorporation to determine the power, preferences and rights of any preferred shares issued by the Company. The board of directors by resolution and as set forth in The Wendt-Bristol Health Services Corporation Terms of Series 1 Cumulative Dividend Convertible Preferred Stock, has determined that the Preferred Shares will be nonvoting, preferred stock, designated Series 1, with a par value of $1.00 and a stated value of $20.00 and redeemable by the Company at a price of $24.00 per Preferred Share. The Preferred Shares are entitled to quarterly cumulative dividends at a rate of $1.20 per Preferred Share per annum on such conditions and at such times as set forth in the board of directors' resolutions declaring such dividends. The board of directors has authorized the issuance of 325,000 Preferred Shares to be sold through the Offering and up to 115,000 Preferred Shares in connection with the Mergers. The Preferred Shares are not entitled to preemptive rights. There are no restrictions on the repurchase or redemption of the Preferred Stock by the Company while there is an arrearage in the payment of dividends or sinking fund installments.

         The holders of the Preferred Shares shall have the right to convert each Preferred Share into 6 and 2/3rds Common Shares. This conversion ratio places a value of $3.00 on each Common Share. In arriving at this ratio, the Company's management considered the following factors:

         o   The current and historical value of the Common Shares

         o   The conversion price of outstanding warrants of the Company

         o   The conversion features of outstanding debt of the Company

After careful consideration of these factors, management concluded that $3.00 was an appropriate value for the Common Shares.

         In the event that the Preferred Shares are called for redemption by the Company, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption by the Company. In order to convert Preferred Shares into Common Shares, the holder shall surrender at the office of any transfer agent for the Preferred Shares designated for that purpose by the board of directors, or at any such other office as may be designated by the board of directors, the certificate or certificates therefor, duly endorsed or assigned to the Company or in blank, and shall give written notice to the Company of the election to convert. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion. Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

         No fractional shares of Common Shares shall be issued upon conversion, but, instead of any fraction of a share that would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price of the Common Shares at the close of business on the day of conversion. The market value of the Common Shares shall be the last reported sale price on the AMEX on the last business day prior to the conversion date when the AMEX is open, or, if there is no reported sale on such day, the last reported closing bid price on the AMEX at the close of trading on that day. If the Common Shares are not then listed on the AMEX, the market value shall be the prevailing market value of the Common Shares on any other securities exchange or in the open market, as determined by the Company.

         If the Company subdivides or combines in a larger or smaller number of shares its outstanding Common Shares, then the number of Common Shares issuable upon the conversion of the Preferred Shares shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

         If the Company is recapitalized, is consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holders of the Preferred Shares may receive, in lieu of the Common Shares otherwise issuable to them upon conversion of the Preferred Shares, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the Common Shares.

         If the Company at any time pays to the holders of its Common Shares a dividend in Common Shares, the number of shares of common stock issuable upon the conversion of Preferred Shares shall be proportionally increased. If the Company at any time pays any dividend or makes any distribution on the Common Shares in property (other than cash or Common Shares), then the number of Common Shares issuable upon the conversion shall be equitably adjusted.

         These adjustments shall be made successively if more than one of these events occurs. However, no adjustment in the conversion ratio shall be made by reason of:

         - the payment of a cash dividend on the Common Shares or on any other class of stock of the Company

         - the purchase, acquisition, redemption, or retirement of any shares of common stock or of any other class of stock of the Company, except as provided above in connection with a subdivision or combination of the outstanding Common Shares of the Company

         - the issuance, other than as provided above, of any Common Shares, or of any securities of the Company convertible into securities of the Company, or of any rights, warrants or options to subscribe for or purchase securities of the Company

MANNER OF OFFERING

         The Company intends to sell the Preferred Shares for cash in sales to non-U.S. residents. No underwriter will be used to conduct the Offering. The Company intends to sell the Preferred Shares exclusively to European investors through the efforts of its Chairman of the Board, Marvin D. Kantor. Mr. Kantor has business ties to certain European business persons and the Company has conducted past sales of debt instruments, warrants and Common Shares to foreign persons in reliance on the exemption provided by Regulation S. There will be no minimum number of shares or dollar amount that must be sold.

HOW TO SUBSCRIBE



         Those persons interested in subscribing for the Preferred Shares may do so, prior to October 15, 1999 (the "Offering Termination Date") by submitting the following items to the Company to subscribe for the Preferred Shares:

         - Complete the appropriate portions and sign a subscription agreement included in this Prospectus as Appendix A (the "Subscription Agreement") to subscribe for the Preferred Shares;



         - Make full payment of the aggregate purchase price for the Preferred Shares in United States currency by check, bank draft, wire transfer or money order payable to "The Wendt-Bristol Health Services Corporation"; and

         - Deliver the Subscription Agreement together with full payment of the purchase price to the Company at its principal office.



         The Subscription Agreement contains a description of the Offering and requires the investor to specify the number of Preferred Shares being subscribed for and the dollar amount of the purchase. The investor must acknowledge receipt and review of the Prospectus and that no oral representations were made regarding the Preferred Shares. The investor must provide basic information to the Company, such as the nature of ownership, the nature of the investor, addresses and social security or tax identification numbers.

         Subscriptions are not binding until accepted by the Company, but are irrevocable by the investor upon delivery to the Company. The Company reserves the right to accept or reject subscriptions, in whole or in part, or to cancel the Offering, in its sole discretion. Certificates representing the Preferred Stock purchased in the Offering will be issued by the Company and mailed to subscribers as soon as is practicable after acceptance of subscriptions.



                                 USE OF PROCEEDS

         The net proceeds from the Offering are estimated to be $6,420,000, net of estimated offering expenses. The Company intends to use the net proceeds of the Offering principally to fund potential business acquisitions and any amounts remaining for working capital for ongoing operations.

         The Company expects to pursue discussions and formulate courses of action with respect to possible business acquisitions. While it has no present commitments or agreements and has not engaged in any negotiations with respect to any material acquisition, the Company is actively investigating acquisitions of firms engaged in businesses that the Company believes will complement its existing business, particularly businesses that provide multi-disciplinary diagnostic and radiation therapy services. No assurance can be given that such transactions can be successfully negotiated or completed or that any business acquired can be efficiently integrated with the Company's ongoing operations. No assurance can be given that the net proceeds from the Offering will be sufficient to fund any acquisition identified by the Company and that the Company will not need to obtain additional funds through borrowings or other financing arrangements. In the event that substantially less than the maximum proceeds are obtained and sufficient funds are not procured through other means, the Company will use the proceeds as working capital for ongoing operations, including expansion through addition of locations and upgrading of existing facilities other than through acquisition.

         Pending such uses, the net proceeds will be invested in short term investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States government.


                   CERTAIN INFORMATION CONCERNING THE COMPANY



         The Company, a Delaware corporation, was originally organized under the laws of the state of New Jersey on January 19, 1966 under the name Temco Products, Inc. and assumed its present name on October 26, 1992. The Company, through its 100% subsidiary W-B, a Delaware corporation that has been in existence since 1903, has evolved through the years as an outpatient health care provider. The Company's operations consist of ownership and operation of a nursing home, acting as managing partner of two multi-disciplinary diagnostic/radiology centers and a radiation therapy center, and wholly-owning a third diagnostic center. These centers provide diagnostic imaging techniques, including magnetic resonance imaging (MRI), CT Scans, ultra-sound, x-ray, bone densitometry, mammography, fluoroscopy, out-patient angiography and, where applicable, radiation therapy.

         The nature of the Company's business has undergone changes over the past several years. In 1993, the Company owned and operated three retail pharmacies, two of which were located in Columbus, Ohio and one of which was located in Canal Winchester, Ohio. The two nursing homes the Company owned and operated were located in Columbus and Springfield, Ohio and had 147 and 100 beds respectively. Through a wholly-owned subsidiary, Wendt-Bristol Home Health Care Company, the Company conducted a Medicare-certified home health care agency, which provided home health care services throughout the Franklin County, Ohio area. WBDC, a subsidiary of the Company, was the general partner in the Partnership, which owns and operates a multi-disciplinary diagnostic center. Finally, W-B was a general partner in a limited partnership that owned a medical office building located in Columbus, Ohio. These businesses activities employed approximately 350 people.

         By the end of 1994, that number had grown to approximately 400 employees. The Company, through WBDC, opened its Alzheimer Patient Care Center in October of that year in Columbus, a 75 bed long-term care facility that also contained a geriatric day care center and physician offices for geriatric assessment. In December of 1994, the medical office building referred to above was sold. By early 1996 the Company employed approximately 450 people and in the fourth quarter of that year, the center owned and operated by the Partnership opened a remodeled suite to accommodate a new angiography/fluoroscopy unit.

         In 1997, the Company, through its subsidiaries, sold two of its three nursing homes, including its Alzheimer's and related syndromes facility, and two of its three retail pharmacies. The Company also ceased operations of its Medicare-certified home health agency, which had conducted business through Wendt-Bristol Home Health Care Company, a wholly-owned subsidiary of the Company. The number of persons employed by the Company stood at approximately 400 in early 1997. Additionally, in the fourth quarter of 1997, the Company opened a radiation therapy center in which it is the managing partner.

         The Company plans to selectively and aggressively expand its diagnostics and radiation therapy business activity. During October of 1998, the Company completed construction of a major 31,000 square feet, two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET Scanner in central Ohio), and a therapy and rehab center. WBDC has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. WBDC also has a 50% interest in the land and buildings associated to the new center. The Company also broke ground on previously acquired land adjacent to its Kenny Road diagnostic and radiology facility, to construct a Women's Health Center dedicated to the early detection of breast disease including an ambulatory surgery unit for breast surgery. The Company's final retail pharmacy, located in a downtown Columbus, Ohio department store, was sold in December of 1998.



        The Company receives a fee (a percentage of collected revenues) for those operations where it serves as a managing partner.

        The Company's primary activities are currently located in Central Ohio.

         COMPETITION. Though the Company's business activities are subject to a number of competitive forces, they are fairly regional in scope. Generally speaking, the Company's nursing home faces competition primarily from nursing homes located within driving distance of Springfield, Ohio. Similarly, the customers of diagnostic and radiation therapy centers generally do not travel far from home to have those services performed, and the competitors of the Company are, therefore, located in the metropolitan Columbus and Newark, Ohio area.

         The diagnostic and radiation therapy centers component of the Company's business is subject to competition from not only other independent centers, but hospitals and hospital-affiliated centers as well. In recent years, the pressures imposed by "managed care" insurers have forced the Company's centers to reduce their prices significantly. Moreover, hospitals in the Columbus, Ohio market have fairly recently begun to expand and build new centers. The hospitals are at a competitive advantage related to their ability to come into contact with potential customers immediately when the patient is hospitalized when they become aware of the need for therapy. The Company's centers, however, do not have to deal with the complications of admitting their customers and they also have more flexible hours of business, which appeals to many customers.

         The nursing home operated by the Company faces competition from both long and short-term care facilities. The Springfield area has recently renovated facilities, which gives those nursing homes an advantage in attracting new residents. However, the Company's facility has recently converted one wing in order to accommodate Alzheimer's patients.



         NURSING HOMES. The Company owned and operated two nursing homes in Columbus, Ohio (147 beds and 75 beds) until December 31, 1997 and leases (with an option to buy) the premises and operates the one remaining nursing home in Springfield, Ohio (100 beds).

         MEDICAL AND RELATED SERVICES. During February 1987, W-B formed WBDC for the purpose of establishing an outpatient medical diagnostic imaging center. The center was financed through the formation of the Partnership, of which WBDC is the general partner and currently receives management fees in addition to its share of the profits. The center opened in April 1988 in Columbus, Ohio. The center specializes in diagnostic imaging techniques, including magnetic resonance imaging (MRI), CT Scans, Ultrasound, X-ray, Mammography, Bone Densitometry and 3-D imaging. In the fourth quarter of 1996, the Center opened a suite to accommodate a new angiography/fluoroscopy unit.






         EMPLOYEES: LABOR RELATIONS. The Company had approximately 215 employees at December 31, 1998. The Company considers its relations with its employees to be good.


         PATENTS AND TRADEMARKS. The Company owns registered trademarks, including "the Best of Health!", which are utilized in connection with the marketing of Company services and products.

         INDUSTRY SEGMENTS. The operations of the Company and its subsidiaries fall within two industry segments: Nursing homes; and Medical services and other. Additional information about each of the industry segments, for the respective periods indicated, follows:

         Financial information by industry segments for the years ended December 31, 1997, 1996 and 1995 is as follows:



                                                          1997           1996           1995
                                                      -----------    -----------    -----------
Revenues/sales to unaffiliated customers
  Nursing homes.....................................  $13,428,624    $13,147,964    $12,604,828
  Medical services and other........................    3,701,627      4,386,166      4,587,733
Operating income (loss):
  Nursing homes.....................................    1,560,091        865,837        857,040
  Medical services and other........................     (698,442)      (727,606)      (262,639)
Equity in earnings of affiliates:
  Nursing homes.....................................           --             --             --
  Medical services and other........................      348,206        425,176        501,856
Identifiable assets:
  Nursing homes.....................................    9,291,623     13,311,345     12,353,302
  Medical services and other........................    8,129,602      6,392,437      6,854,823
Investment in net assets of affiliates:
  Nursing homes.....................................           --                            --
  Medical services and other........................    1,909,443      1,696,179      1,271,003
Depreciation expense
  Nursing homes.....................................      209,502        354,152        365,780
  Medical services and other........................      150,134        155,844        147,239
Capital expenditures
  Nursing homes.....................................      278,606        184,143        178,880
  Medical services and other........................      315,341         34,900        152,846

        REGULATION OF THE HEALTH CARE INDUSTRY. The Company must comply with extensive federal, state and local government regulations applicable to the health care industry and the pharmacy business.

        Nursing homes are subject to federal and state government regulation, including the necessity of obtaining and maintaining a license, certification for participating in the Medicare and/or Medicaid programs, and/or registration. There are also licensing requirements for nurses and other professional staff of the nursing home. The operations and activities of nursing homes are also affected by the Medicare/Medicaid conditions of participation and other relevant federal and local laws. Activities of nursing homes which are regulated, include, but are not limited to, release of medical records, patient confidentiality rights and the dispensing of drugs. In addition, there are federal and state requirements as to patient rights. Failure to abide by the federal and state laws governing the operations of nursing homes, including the requirements governing the foregoing areas, leads to termination of licensure and/or decertification and loss of reimbursement, private enforcement rights by the patient, and other sanctions.

        The State of Ohio currently licenses nursing homes which are privately owned and operated. A private owner cannot operate a nursing home without a license. In addition to licensure requirements, in the case of long-term care facilities, the Ohio Department of Health, the Ohio Department of Human Services, and the United States Department of Health and Human Services are the principal regulatory agencies to whose jurisdiction the Company is subject.

        The Company remains in good standing with all requisite agencies.




        The Company also may be affected, directly or indirectly, by legislation affecting medical cost reimbursements. In recent years, Congress has enacted legislation aimed at controlling the cost to certain patients of medical products and services through the regulation of the primary federal and state reimbursement programs: Medicare, a federal program for certain elderly or disabled patients and certain patients suffering from end stage renal disease, and Medicaid, a jointly sponsored federal and state program which focuses on assisting certain qualified recipients.

        Legislative proposals to regulate or control health care costs and to institute a national health insurance program have been made from time to time and are currently receiving further consideration. Because these proposals vary, their potential effect on the health care industry also vary. If, in the future, legislation or regulations were to be adopted that would significantly reduce governmental reimbursement rates or rates charged to private-pay patients, such legislation or regulations could have a material adverse effect on the Company. Because a significant portion of all nursing home revenues on an industry-wide basis are derived from the federal and state governments, the Company and the industry as a whole will continue to be affected by changes in government programs and regulations.

        REQUIREMENT OF CERTIFICATE OF NEED. Under the current Certificate of Need ("CON") law, codified in Sections 3702.51-3702.68 of the Ohio Revised Code, there is a moratorium on the approval of new nursing home beds until June 30, 1999. In recent years, CON laws and regulations have been relaxed and even eliminated in certain instances.

        The acquisition of an MRI does not require a CON and is not reviewable (unless the cost is $2 million or more), but does require filing a notice of intent with the Director of Health and the local health care agency 60 days prior to the purchase.

        New construction or renovation of a nursing home costing $2 million or more requires a CON. Capital expenditures of $2 million or more on behalf of a health care facility in connection with the provision of a health service do require filing a notice of intent with the Director of Health and the local health agency 60 days prior to obligating the capital expenditure.

        The Company's business operations and plans must comply with the foregoing laws. There can be no guarantee that such laws will not be expanded in the future.

        MANUFACTURE OF MEDICAL EQUIPMENT. Until October 1991, the Company was also engaged in the business of manufacturing durable medical equipment and furniture through its Healthcare Division located in Passaic, New Jersey.

        On October 1, 1991, the Company sold all of the assets (other than the real estate and plant thereon, which is presently leased to the buyer) of its Healthcare Division to a wholly-owned subsidiary of Graham-Field Health Products, Inc., pursuant to an Agreement dated August 31, 1991, between the Company and Graham-Field, Inc., as amended on October 1, 1991.

        The New Jersey Department of Environmental Protection and Energy (the "Department") determined that the Passaic, New Jersey, real estate of the Company did not completely comply with applicable New Jersey laws and regulations pertaining to the environment. The contamination in question had resulted primarily from underground tanks, long abandoned by prior owners of the site, and the contents thereof. All of such tanks have been removed by the Company. In part the contamination was also attributable to the method, initiated by prior operators, of disposal of solvents. The Company has incurred total costs of $1,078,000 related to environmental matters in New Jersey, of which $241,000 was spent in the five fiscal (calendar) years ended December 31, 1997.

PROPERTIES

         The Company leases approximately 7,200 square feet of space in a downtown Columbus, Ohio, office building which serves as the Company's, WBDC's, and the Partnership's general offices.



         In addition, a warehouse (1,000 square feet) is leased in Columbus, Ohio to store records and durable medical equipment. The Company closed two pharmacies during 1997: one leased premises in Columbus, Ohio (4,000 square feet) and one leased premises in Canal Winchester, Ohio (4,000 square feet). The Company sold its only remaining pharmacy in 1998, which leased space in a department store located in downtown Columbus, Ohio (3,300 square feet).

        The facilities of the Partnership consist of an 8,000 square foot, two-story building in Columbus, Ohio, which serves as its general offices and diagnostic and radiology center; such owned facilities are subject to mortgage indebtedness in the amount of approximately $676,000 at December 31, 1998.



        In February 1998, a subsidiary of the Company opened a 3,200 square feet diagnostic center in Granville, Ohio. This one story center, Wendt-Bristol Erinwood, operates on leased premises.

        The nursing homes of the Company operated during 1997 consisted of one owned 147-bed home in Columbus, Ohio, (sold at December 31, 1997), one owned 75-bed Alzheimer's and related syndromes center (sold at December 31, 1997) and one 100-bed home with leased facilities in Springfield, Ohio. The lease expires in July, 2015. In November, 1994 the Company acquired approximately 2 acres of land adjacent to the Alzheimer's center for approximately $144,000. The property is not subject to any mortgage indebtedness and is being considered by the Company for the future development of a diagnostic, Women's Health and/or radiation therapy center.



         The present aggregate annual rentals of all remaining property leases referred to are approximately $528,000 and their terms have expiration dates ranging through July 2015.

         The Company believes that the facilities described or referred to above are adequate and sufficient for its present needs and requirements. It should also be noted that the Company has been pursuing the acquisition/lease of facilities to accommodate the operations of additional radiological and diagnostic ventures formed with unrelated third parties.



        The Company owns land and a plant located in Passaic, N.J., which were formerly used by its Healthcare Division (manufacturer of durable medical equipment), which was sold on October 1, 1991. This property was leased to the purchaser at the time of the transaction and the mortgage amortization schedule coincides with the term of the lease.

                            MANAGEMENT OF THE COMPANY

DIRECTORS AND OFFICERS OF THE COMPANY

         The following table and the text following the table set forth certain information with respect to the Directors and Executive Officers (being all of the directors of the Company, except for Dr. Penn, Mr. Del Ponte, Mr. Levine and Mr. Fernie) of the Company. Each Director serves until the next annual meeting of stockholders of the Company and until his successor is elected and qualifies, unless such Director resigns or dies prior thereto. Each Executive Officer serves at the pleasure of the Board of Directors.

                  NAME              AGE              CURRENT POSITIONS WITH COMPANY
                  ----              ---              ------------------------------
         Marvin D. Kantor           70               Chairman of the Board, Director

         Sheldon A. Gold            55               President, Treasurer, Chief Executive
                                                      Officer, Director, member of Audit
                                                      Committee

         Reed A. Martin             45               Executive Vice President, Chief Operating
                                                      Officer and Director

         Harold T. Kantor           65               Vice Chairman of the Board, Director

         Paul H. Levine             58               Director, member of Audit Committee

         Gerald M. Penn             61               Director, Vice President of Medical Affairs
                                                      (1998)

         Clemente Del Ponte         47               Director

         Charles R. Cicerchi        39               Vice President of Finance, Principal
                                                      Financial and Accounting Officer

         David E. Fernie            51               Director; member of Audit Committee



         Marvin D. Kantor has been Chairman of the Board since May 1988; prior to June 1993 he had also been President and Chief Executive Officer of the Company and W-B since May 1988. In addition, he is a Director of all of the Company's subsidiaries. He is a brother of Harold T. Kantor.

         Sheldon A. Gold is a certified public accountant and has been President and Chief Executive Officer of the Company since June 1993. Prior thereto and since March 1992 he had been Vice Chairman of the Board and since May 1988 he had been Executive Vice President, Treasurer, and Chief Financial and Accounting Officer of the Company. He again became Treasurer and Chief Financial and Accounting Officer of the Company in July 1992, until May, 1996. In addition, he has been a Director of the Company since May 1988. He has also been the President of W-B since June 1993, Executive Vice President between 1979 and June 1993, and Chief Financial and Accounting Officer of W-B since 1979 through May 1996.

         Reed A. Martin, elected as a Director in May 1992, has since June 1993 been Executive Vice President and Chief Operating Officer, since May 1991 he had been a

Senior Vice President of the Company supervising operations. Mr. Martin is a son-in-law of Marvin D. Kantor.

         Harold T. Kantor has been Vice-Chairman since June 1993 and a Director of the Company since May 1988. In addition, he has been Vice President of W-B since October 1985. He is a brother of Marvin D. Kantor.

         Paul H. Levine has been a Director since January, 1990 and serves on the audit and stock option committee. He is President of Nichols and Levine Asset Management, Inc., a registered investment advisor. Mr. Levine is an attorney and a certified public accountant and has been active in venture capital, investment banking and financial consulting since 1972. He is also a Director of Learning Technologies, Inc.

         Dr. Gerald M. Penn, M.D., Ph.D., was elected as a director on February 8, 1995 and became the Vice President of Medical Affairs of the Company on January 1, 1998. He serves on the stock option committee and also served on the audit committee through December 31, 1997. Dr. Penn was previously Chairman and Medical Director of the Department of Pathology at Grant Medical Center 1981-1996. Educated at The Ohio State University, Doctor Penn received his medical degree from the College of Medicine and a doctoral degree in biochemistry. He completed a pathology residency at University Hospital and postgraduate training at The Rockefeller University, New York, NY. He is board certified in clinical and anatomical pathology, immunopathology and hematopathology. He serves on the Board of Trustees of the Columbus Medical Association Foundation.

         Clemente Del Ponte was elected as a director of the Company on June 18, 1997. For the past five years he has been the managing director of McBridge Advisory, Ltd., an import/export consulting agency. Prior thereto, he was an independent consulting agent. Mr. Del Ponte resides in Lugano, Switzerland.

         Charles R. Cicerchi is a certified public accountant and has been Vice President of Finance since joining the Company in September, 1994. Prior thereto, he was Controller of Speer Industries, a mechanical contractor, where he was responsible for all accounting and treasury functions from the period 1990 to 1994. Since May, 1996 he has been the Principal Financial and Accounting Officer of the Company.

         David E. Fernie was elected a director of the Company on July 30, 1998 and is a member of the Audit Committee. He has been Professor of Education at Ohio State University since 1984. Prior to that, he was an Assistant Professor at the University of Houston. He received his Ed.D. from University of Massachusetts at Amherst and his Bachelors degree in political theory from Harvard College.



         After the consummation of the Corporate Merger and Partnership Merger, the directors of the Company will be unchanged.


EXECUTIVE COMPENSATION

GENERAL

         The following table sets forth the total annual compensation paid or accrued by the Company and its subsidiaries to or for the account of (i) the President (the chief executive officer) of the Company and (ii) for the Company's most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 1997 and with respect to each of whom such compensation exceeded $100,000. The Chairman of the Board, Marvin D. Kantor, determines executive officer compensation.



                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                              LONG-TERM
                                                              COMPENSATION
                                                              ------------

                              ANNUAL COMPENSATION             AWARDS
                              -------------------             ------

                                                              SECURITIES
                                                              UNDERLYING
    NAME AND                                                  OPTIONS/          ALL OTHER
PRINCIPAL POSITION         YEAR             SALARY ($)        SARS (#)         COMP. ($)**
------------------         ----             ----------        --------         -----------

Sheldon A. Gold            1997             $160,000              *            $15,532
President and Chief        1996             $150,000          50,000/0            -
Executive Officer          1995             $140,000              *               -

Marvin D. Kantor           1997             $140,000              *            $65,028
Chairman of the            1996             $130,000              *            $75,866
Board                      1995             $127,404              *            $65,028

--------------
*   Not applicable

** Includes life insurance premiums paid by the Company for each of named persons (see Note 11 of the Notes to the Consolidated Financial Statements herein). For the fiscal year ended December 31, 1997, the amounts paid by the Company for each of the named persons is:

                                              LIFE
NAME                                        INSURANCE
----                                        ---------
Sheldon A. Gold                             $15,532
Marvin D. Kantor                            $65,028

OPTIONS

         The following table sets forth information respecting the grant by the Company of options to purchase shares of its Common Stock and other information related to options granted by the Company:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                                INDIVIDUAL GRANTS
                                -----------------




                   NUMBER OF            % OF TOTAL
                   SECURITIES           OPTIONS/SARS     EXERCISE
                   UNDERLYING           GRANTED TO       OR BASE                   GRANT DATE
                   OPTIONS/SARS         EMPLOYEES IN     PRICE       EXPIRATION    PRESENT
NAME               GRANTED (#)          FISCAL YEAR      ($/SH)      DATE          VALUE ($)
----               -----------          -----------      ------      ----          ---------
Sheldon A. Gold    25,000/0             8.2%/0           1.3125      10/15/2003    32,813

None




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               ---------------------------------------------------
                          AND FY-END OPTION/SAR VALUES
                          ----------------------------



                                                                                        VALUE OF
                                                                     NUMBER OF          UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS/SARS AT    OPTIONS/SARS
                                                                     FY-END-# SHRS      AT FY END-S

                                 SHARES
                                 ACQUIRED              VALUE         EXERCISABLE/       EXERCISABLE/
                                 ON EXERCISE           REALIZED      UNEXERCISABLE      UNEXERCISABLE
                                 -----------           --------      -------------      -------------
Sheldon A. Gold                  0                        0          0/0                $103,125/0


--------------------


         All options held by Mr. Sheldon A. Gold were exercisable at December 31, 1997. All were "in-the-money". American Stock Exchange reported quotations for the Common Stock of the Company on December 31, 1998, are: high, $1.375; low $1.125; and close, $1.375; such prices on January 27, 1999 are: high, $1.125; low, $1.0; and close, $1.125. The exercise price of the options of Mr. Sheldon
A. Gold range from $.875 to $1.3125 and the options expire ranging from May 23, 2001 to October 15, 2003.

STOCK OPTION PLAN

         In 1983, the Company adopted an Incentive Stock Option Plan which was amended in 1989 and 1998 (as amended, the "Plan"). Pursuant to the Plan, the Company is authorized to grant stock options to purchase up to 500,000 shares of Common Stock of the Company, subject to anti-dilution provisions, to key personnel, including eligible directors, officers and employees of the Company. In the event that any option granted under the Plan shall terminate prior to its exercise in full for any reason, then the shares subject to the option not acquired by exercise of the option shall be added to the shares otherwise available for the grant of options under the Plan. Options granted under the Plan may be those intended to qualify as "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those not intended so to qualify. At December 31, 1998, options to purchase an aggregate of 48,000 shares of Common Stock of the Company, subject to anti-dilution provisions, could still be granted under the Plan.



         The Plan is currently administered by a Committee of the Board of Directors of the Company consisting of Messrs. Levine and Penn, which have the authority (except with respect to stock options to non-employee directors which are mandated by the Plan) to determine the grantees of the options, whether options granted are to be "incentive stock options" or non-incentive stock options except that non-employee directors must receive non-incentive stock options, the number of shares to be covered by each option, the time at which each option is exercisable, the method of payment, and certain other provisions of the option. Options may be granted for a term not to exceed 10 years (five years with respect to a 10% stockholder) and are not transferable or assignable other than by will or the laws of descent and distribution.

         An option may be exercised within twelve months after the death or disability of the optionee, to the extent the option was exercisable at the time of death or disability. The exercise price of all options (other than non-incentive stock options granted to persons other than non-employee directors) must be at least equal to the fair market value of shares of Common Stock of the Company on the date of grant, or 110% of such fair market value with respect to any optionee who is a 10% stockholder of the Company.

         The Plan will terminate on April 25, 2001. The Board of Directors of the Company may, however, terminate the Plan at any time prior to such date. Termination of the Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations under any option theretofore granted under the Plan.

         The Plan provides that no option granted thereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body of the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of the option is suspended and is not effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

         The Plan also provides that the Board or, if so designated, the Committee (of directors of the Company appointed to administer the Plan) may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, the representation, warranties and agreements to the effect that the shares acquired upon exercise of such options are being purchased by the option holder only for investment and without any present intention to sell or otherwise distribute such shares and that the option holder will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933 and the rules and regulations thereunder. The certificates issued to evidence such shares will bear appropriate legends summarizing such restriction on the disposition thereof.

SPLIT-DOLLAR INSURANCE POLICIES

         The following table sets forth information as of December 31, 1997, concerning split-dollar insurance policies on the lives of the named persons in the Summary Compensation Table (1):

                           INITIAL FACE                       INSURANCE PREMIUMS
                           AMOUNT OF                          ADVANCED IN EXCESS OF
NAME OF INSURED (2)        POLICY                    ISSUED   CASH VALUE (5)
-------------------        ------                    ------   --------------

Marvin D. Kantor           $1,500,000        (3)     06/08/92          $421,000
Sheldon A. Gold            $  375,000        (4)     09/11/86          $ 67,000

         The Company, pursuant to split-dollar agreements, has purchased life insurance on the lives of certain officers (including named persons in the Summary Compensation Table) and key employees on a "split-dollar" basis. The program is designed so that advances of premium payments (the "advances") the Company makes on behalf of each insured are collateralized by assignment of the related life insurance policy (i.e., the accumulated policy cash value and the policy death benefit).

         The insured person owns the policy and, with the consent of the Company, is permitted to borrow from the cash surrender value of the policy.

         Under the "split-dollar" agreements, the Company upon death or other separation from service of the insured receives the return of the advances from the death benefits or cash surrender value, if any, of the policy, as the case may be.

-------------------------

(1) See footnote to the Summary Compensation Table for information respecting Company premium payments for the fiscal year ended December 31, 1997.

(2)      The beneficiaries of the policies are the spouses of the insured.

(3) The policy is an increasing death benefit policy (through use of dividends) and has replaced a previous universal life policy.

(4) The policy is of the universal life nature, whereby the cash value is added to the face value at all times, including death.

(5) Represents monies advanced by the Company in excess of cash value available in the policies.

         The Company has represented its intention and obligation to maintain the policies. The individuals have enhanced the realization of these receivables by pledging a portion of their common stock ownership in the Company.

SECTION 401(K) PLAN

         Effective July 1, 1989, the Company established a Plan and Trust (the "401(k) Plan") intended to comply with the provisions of Section 401(k) of the Internal Revenue Code.

         All full-time (as defined) employees of the Company and of its subsidiaries (collectively referred to under this sub-caption as the "Company") who were employees on July 1, 1989, and persons who became employees thereafter and are continuously employed for one year are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an eligible employee who elects to participate defers a portion (the "Portion") of his compensation, as defined, the Portion being up to the maximum which will not cause the 401(k) Plan to favor Highly-Compensated Employees, as defined, or cause the 401(k) Plan to exceed the maximum amount allowable as a deduction to the company under Section 404 of the Code. The Company contributes under the 401(k) Plan, for the account of such eligible employee, an amount equal to the Portion; in substance the contribution is being made by the eligible employee.

         The 401(k) Plan provides that the Company shall make a contribution (which is in addition to the contribution referred to in the preceding sentence and shall be in shares of Common Stock of the Company) equal to 10% of the aggregate amount of all contributions made by participants, except that for this purpose a maximum of 10% of the compensation of each participant is taken into account. The 401(k) Plan also provides that the Company may contribute a discretionary amount to all participants out of its current or accumulated Net Profit, as defined, for the applicable Fiscal Year, as defined.

         All contributions of the participant vest immediately. Contributions of the Company vest in accordance with the number of years of service of the participant with vesting of

20% after one year of service and thereafter increasing by 20% increments for each year so that after five years or more of service, the Company's contributions become fully vested. Notwithstanding the foregoing, the Company's contributions fully vest upon the retirement, death, disability of a participant (all as defined in the 401(k) Plan) or in the event that the 401(k) Plan is terminated in whole, or to the extent particular participants are affected thereby, in part.

         The Trustee under the 401(k) Plan, Merrill Lynch Trust Company, invests cash contributed or otherwise held under the Plan as it is instructed by the employee participants, who have the discretion of fund selection.

         Distributions from the 401(k) Plan are made on a participant's retirement, death, disability, or the termination of employment for any reason other than the foregoing. Advance distributions on account of hardship may be made in limited circumstances as provided in the 401(k) Plan.

         Payment of vested amounts are made available in accordance with directions of the Committee, appointed by the Company to act under the 401(k) Plan, either in one lump sum payment or in annual cash installments over a period not to exceed 10 years.

COMPENSATION OF DIRECTORS

         Non-employee Directors of the Company receive $650 for each meeting of the Board of Directors of the Company which they attend and such Directors are also reimbursed for any expenses incurred. In addition, beginning January 1, 1995 all non-employee directors are compensated $500 per month for serving as director of the Company. No additional amounts are paid for committee participation.



         In addition, Non-Employee Directors have been granted stock options under the Plan to purchase shares of Common Stock of the Company. "Non-Employee Directors" are defined in the Plan as Directors of the Company who are not also employees of the Company, who have served as Directors for twelve consecutive full months, and who at the end of such period are continuing to serve as Directors. The Plan also provides for a grant of additional stock options to each Director who received an option for 10,000 shares of Common Stock (the "Initial Option"), each of such additional options to provide for the purchase of an aggregate maximum of 1,000 shares of Common Stock of the Company at a price per share equal to the fair market value of the Common Stock of the Company on the date of grant, subject to anti-dilution provisions, one of such additional options to be granted on each successive anniversary of the date of grant of the Initial Option, provided that such Director continues on such anniversary to be a Non-Employee Director. Pursuant to the

Second Amendment of the Stock Option Plan, on each fifth anniversary of receiving the initial 10,000 stock option, such Non-Employee Director will receive an option for 10,000 shares instead of 1,000 shares. Each of the stock options are exercisable commencing on the date of grant and ending on the fifth anniversary of such date. None of the options set forth the chart below have been exercised. All of the options are subject to anti-dilution provisions. The following table illustrates the options issued as discussed.

----------------------------------------------------------------------------------------------------------------------
             NON-EMPLOYEE DIRECTOR                DATE OF GRANT             SHARES SUBJECT        OPTION PRICE
                                                                            TO OPTION
----------------------------------------------------------------------------------------------------------------------
Paul H. Levine                                    7/11/94                   1,000                          $.6875
----------------------------------------------------------------------------------------------------------------------
Paul H. Levine                                    7/11/95                   1,000                          $.4375
----------------------------------------------------------------------------------------------------------------------
Paul H. Levine                                    7/11/96                   1,000                          $.875
----------------------------------------------------------------------------------------------------------------------
Paul H. Levine                                    7/11/97                   1,000                         $1.1875
----------------------------------------------------------------------------------------------------------------------
Paul H. Levine                                    7/30/98                   10,000                        $1.375
----------------------------------------------------------------------------------------------------------------------
Gerald M. Penn                                    2/1/95                    10,000                         $.375
----------------------------------------------------------------------------------------------------------------------
Gerald M. Penn                                    2/1/96                    1,000                          $.375
----------------------------------------------------------------------------------------------------------------------
Gerald M. Penn                                    2/1/97                    1,000                         $1.435
----------------------------------------------------------------------------------------------------------------------
Gerald M. Penn                                    2/1/98                    1,000                         $1.25
----------------------------------------------------------------------------------------------------------------------
Clemente Del Ponte                                10/16/98                  10,000                        $1.3125
----------------------------------------------------------------------------------------------------------------------



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below presents as of July 31, 1998, certain information (1) with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and (2) as to each class of equity securities of the Company or any of its parents or subsidiaries, other than directors' qualifying shares, beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.



                                                     AMOUNT AND NATURE AND      PERCENT
TITLE OF CLASS    NAME                               BENEFICIAL OWNERSHIP (1)   OF CLASS (2)
--------------    ----                               ------------------------   ------------

Common Stock      Marvin D. Kantor                   888,120                    14.08%
                  Two Nationwide Plaza
                  Suite 760
                  Columbus, Ohio 43215

Common Stock      Harold T. Kantor                   297,475    (3)              4.72%

Common Stock      Sheldon A. Gold                    131,375    (4)              2.08%

Common Stock      Reed A. Martin                        40,726   (5)      -

Common Stock      Paul H. Levine                        14,500   (6)      -

Common Stock      Dr. Gerald M. Penn                    21,000   (7)      -

Common Stock      Clemente Del Ponte                   668,200   (8)    10.60%
                  Dollard House
                  Wellington Quay
                  Dublin 2 Ireland

Common Stock      David E. Fernie                          200            -

Common Stock      All Directors and                  2,061,596   (9)    32.69%
                  Executive Officers
                  As a Group (7 persons)

Common Stock      Gerald F. Schroer                    413,800  (10)     6.56%
                  25109 Detroit Road
                  Westlake, Ohio 44145


-------------------


(1) The individuals named have direct ownership and sole voting and investment power, except as otherwise indicated.

(2) Percent of class shown net of treasury shares (see (9) below). Except as otherwise indicated, shares owned by the individuals named represent less than 1% of the outstanding shares of Common Stock of the Company.



(3) Includes 75,000 shares of Common Shares which Mr. Kantor may acquire by exercising options granted to him under the Company's Stock Option Plan.

(4) Includes 13,750 shares of Common Shares which Mr. Gold may acquire by exercising Warrants and 75,000 shares of common stock which Mr. Gold may acquire by exercising options granted to him under the Company's stock option plan.

(5) Includes 1,100 shares of Common Shares which Mr. Martin may acquire by exercising Warrants and 35,000 shares of Common Stock which he may acquire by exercising options granted to him under the Company's Stock Option Plan.

(6) Includes 14,000 shares of Common Shares which Mr. Levine may acquire by exercising options granted under the Company's Stock Option Plan.

(7) Includes 13,000 shares of Common Shares which Dr. Penn may acquire by exercising options granted under the Company's Stock Option Plan.

(8) Includes 10,000 shares of Common Shares which Mr. Del Ponte may acquire by exercising options granted under the Company's stock option plan. The remainder of the shares are in the record name of McBridge Advisory, Ltd. of which Mr. Del Ponte is the managing director of said company.

(9) Includes 14,850 shares of Common Shares which may be acquired by exercise of Warrants and 220,000 shares which may be acquired by exercise of options granted under the Company's Stock Option Plan.



(10)     Pursuant to a July 6, 1998 letter received from Mr. Schroer.

CERTAIN INFORMATION CONCERNING COMPANY STOCK

     Price Range of Common Stock of the Company:



                            1996                              HIGH        LOW
                            ----                              ----        ---
1st Quarter.................................................    3/4        7/16
2nd Quarter.................................................   1 1/2        1/2
3rd Quarter.................................................   1 3/4        5/8
4th Quarter.................................................   1 3/4       1 1/8

                            1997                              HIGH        LOW
                            ----                              ----        ---
1st Quarter.................................................   1 5/8       1 1/4
2nd Quarter.................................................   1 7/16      1
3rd Quarter.................................................   1 1/2       1
4th Quarter.................................................   1 7/16      1 1/16

                            1998
                            ----
1st Quarter.................................................   1 3/8       1 1/16
2nd Quarter.................................................   1 5/8       1 1/8
3rd Quarter.................................................   1 5/8       1 1/4
4th Quarter.................................................   1 3/8       1



                               PERFORMANCE GRAPHS

      This chart shows the Company's performance in the form of cumulative total return to shareholders from December 31, 1992 until December 31, 1997 in comparison to Standard and Poor's 500 and Standard and Poor's 500 Healthcare Composite Index.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                                             ANNUAL RETURN PERCENTAGE
                                                                   YEARS ENDING
                                                  ----------------------------------------------
            COMPANY/INDEX                         DEC93     DEC94     DEC95     DEC96     DEC97
            -------------                         ------    ------    ------    ------    ------
WENDT-BRISTOL, HEALTH SVC CP..................    (25.00)   (41.73)    28.60    166.90    (16.67)
HEALTH CARE-500...............................     (8.40)    13.12     57.85     20.75     43.72
S&P 500 INDEX.................................     10.08      1.32     37.58     22.96     33.36

                                                                 INDEXED RETURNS
                                                                   YEARS ENDING
                                         BASE     ----------------------------------------------
                                        PERIOD
            COMPANY/INDEX               DEC92     DEC93     DEC94     DEC95     DEC96     DEC97
            -------------               ------    ------    ------    ------    ------    ------
WENDT-BRISTOL HEALTH SVC CP...........   100       75.00     43.70     56.20    150.00    125.00
HEALTH CARE -- 500....................   100       91.60    103.61    163.55    197.49    283.82
S&P 500 INDEX.........................   100      110.08    111.53    153.45    188.66    251.63



No cash dividends have been declared to date on the Common Shares. In November of 1990, the Company paid a stock dividend on the Common Shares.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



         MHK Corp., of which Marvin D. Kantor and Harold T. Kantor are the sole shareholders, has incurred indebtedness to the Company. The largest amount of such indebtedness outstanding in 1997 was $799,718; 1996 was $809,435; and 1995 was $773,638. On December 31, 1998, the amount of such indebtedness, exclusive of interest, outstanding was approximately $717,000. Interest at 9% totaling $68,328 and $61,823 has been charged, through December 31, 1997 and 1996, respectively. A significant portion of this indebtedness arose effective January 1, 1995, when the Company sold the operating assets of a subsidiary's retail liquor store and two lounges in Florida to MHK Corp. The purchase price was equivalent to the net book value of the net assets which totaled $574,949 as adjusted for certain 1995 transactions. The remainder of the debt is attributable to loans made to MHK Corp. for accrued interest and working capital in 1995 and 1996. Collateral for this indebtedness includes the operating assets of MHK Corp. and additional commercial real estate property owned by the Kantors in Dayton, Ohio.

         The President and CEO of the Company, Mr. Sheldon A. Gold has incurred borrowings from the Company. The largest amount of such indebtedness outstanding in 1997 was $243,412; 1996 was $243,412; and 1995 was $204,975. On June 30,
1998, the amount of such indebtedness was approximately $198,000. No interest is paid or charged on such indebtedness. The President/CEO has granted collateral to the Company to enhance the realization of the indebtedness in the form of stock in the Company and a residential mortgage. The loan is evidenced by a promissory note providing for minimum annual payments of $15,000, as amended.



         Certain executive officers and directors of the Company are limited partners owning less than an aggregate 10% interest in the Partnership and WBDC is the general partner of the Partnership.

                                 INDEMNIFICATION

         The Company is required to indemnify the directors, officers, employees and agents of the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Company. In the case of a criminal action, indemnification will be provided if the individual had no reason to believe his conduct was unlawful. However, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless the court in which such action or suit was brought determines otherwise. If successful on the merits, such persons shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the matter.

         Whether an individual has met the standards of conduct set forth above is left to the determination of a majority of the disinterested members of the board of directors, unless a quorum is not available or an independent legal opinion dictates otherwise, in which case the determination will be reached by the shareholders of the Company. The payment of such expenses may be made prior to the final disposition of the matter, upon the authorization of the board of directors and the receipt of an undertaking by such individual to repay the advance amount if indemnification is ultimately determined to be inappropriate. For further discussion of these matters, see the Company's Certificate of Incorporation attached hereto as Appendix A. Though these provisions do not directly address Security Act of 1933 liability, they do indirectly implicate indemnification under such circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS



         There is no pending material litigation to which the Company is a party.

WENDT-BRISTOL HEALTH SERVICES CORPORATION


MANAGEMENT'S DISCUSSION AND ANALYSIS

NOTE: REFERENCE SHOULD BE MADE TO THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS HEREIN.

     Except for historical information contained herein, certain matters discussed herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, estimated, projection, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in the documents filed by the Company with the SEC. Many of these factors are beyond the Company's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

     Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, unless necessary to prevent such statements from becoming misleading. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

FINANCIAL CONDITION

Management has positioned the Company to focus on continuing the aggressive expansion of its Diagnostic and Radiology business, including radiation therapy. During 1997 the Company ceased operations of its unprofitable home health care business and sold two of its three retail pharmacies in order to concentrate on its core business. In addition, on December 31, 1997, the Company sold its two Columbus nursing homes and is utilizing the cash from the gain on the sale to further expand into the diagnostic and radiology services industry. The sale of these two homes along with the cost savings from the closing of the home health operations further strengthened the liquidity of the Company and will allow management to focus on its diagnostic and radiology centers.


In February 1998 the Company, through a subsidiary, opened its third diagnostic center in Central Ohio. This center, located in Granville, Ohio, provides enhanced diagnostic imaging techniques including magnetic resonance imaging
(MRI), CT scans, ultrasound, bone densitometry, x-ray and mammography. In October 1998 the Company, through a subsidiary, opened its fourth diagnostic center which is located on Jasonway Avenue in Columbus, Ohio. This 31,000 square foot medical complex includes the Company's second radiation oncology facility as well as an advanced diagnostic center that includes the first Positron Emission Tomography (PET) scanning unit in Central Ohio and a full nuclear medicine department.

The Company, through a subsidiary, broke ground in July 1998 on its Women's Health Center on Kenny Road. This 7,500 square foot center, scheduled to open in the first quarter of 1999, will focus on women's health and imaging services and will include an outpatient surgical suite for breast surgery.

As discussed in Note 9, the Company has approximately $2,300,000 in net operating loss carryovers available for Federal income tax purposes. Such losses expire in years commencing with 2004. Recognition of these carryforwards is included in the deferred tax assets. Management has considered the need for a valuation allowance (addressing the potential realizeability), related to the deferred tax assets, including the aforementioned. Management has further considered the provisions of SFAS No. 109 that allows for utilization of tax planning strategies. These strategies, if necessary, could consider a possible sale and/or sale/leaseback of real estate as well as the possible sale of its remaining nursing home business to preclude the expiration of net operating losses without realization of a tax benefit. Realization of the deferred tax asset is dependent on generating sufficient taxable income including use of management's tax planning strategies prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that a significant amount of the deferred tax asset will be realized as a result of its tax planning strategies, if necessary, that would generate estimated tax gains of approximately $2,500,000. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if either the current estimates of future taxable income are reduced or management would be unable to effect an expected sale and/or sale/leaseback.

Working capital decreased approximately $1,645,000 from $3,284,000 at December 31, 1997 to $1,589,000 at September 30, 1998. Current assets decreased approximately $3,433,000 due mostly from decreases in notes receivable ($2,885,000), accounts receivable ($652,000) and miscellaneous receivables ($319,000) offset by increases in cash ($173,000), marketable securities ($124,000) and allocation due from limited partnership ($257,000). The increase in cash and decrease in notes and miscellaneous receivables is mostly due to the collection of the notes related to the sale of the two nursing homes. The decrease in accounts receivable is attributable to the collection of year-end receivables from the two sold nursing homes offset by increases in receivables at the diagnostic centers. Current liabilities decreased approximately $1,788,000 due mostly from reductions in accounts payable ($757,000), accrued wages ($333,000), and other accrued liabilities ($612,000), all primarily related to the sale of the two nursing homes.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity position for the first nine months remains adequate with working capital at $1,645,000 at September 30, 1998. During April 1998 the Company collected the remaining balance of approximately $2.9 million on the notes receivable due from the sale of the two nursing homes. Also in April 1998, the Company secured an equipment lease line of credit for $1,000,000 with a finance company. As of December 31, 1998 approximately $924,000 has been drawn against this lease line.

The Company and its subsidiaries, limited partnership, and limited liability companies, have committed to certain equipment upgrades or acquisitions that will be financed either through the current equipment financing relationship or through vendor programs. The cost of such equipment currently on order is approximately $5,400,000.

Cash increased approximately $173,000 during the first nine months of 1998. Cash flows from investing activities contributed $1,135,000, due mostly from the collection of notes receivable relating to the year-end sale of two nursing homes offset by advances to unconsolidated affiliates to assist them in their start-up phase. A large portion of the proceeds from the note was used to pay down current liabilities, resulting in a net use of funds from operating activities of approximately $822,000. Net cash used in financing activities was approximately $140,0000 due to net treasury stock purchases of $53,000 and principal repayments of long-term debt of $87,000.

During October 1998, the Company, along with a partner, completed construction of a major 31,000 square feet, two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET scanner in Central Ohio), and a therapy and rehab center. A subsidiary of the Company has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management control and responsibility in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. In addition, the Company, through a subsidiary, is expanding one of its facilities by adding approximately 7,500 square feet. The adjoining addition (which is being financed by a bank) is anticipated to cost approximately $800,000 and will be used to create one of the first major women's health centers in central Ohio.

The Company announced plans to acquire all of the limited partner interests in Wendt-Bristol Diagnostics L.P. and the remaining 15% of the outstanding shares of the limited partnership's sole general partner: Wendt-Bristol Diagnostics Company. The proposed acquisitions, pending completion of effective registration statements and shareholder/partner approval, would be accomplished through an exchange of shares of Series 1 $20 preferred convertible stock, with cumulative dividends at 6% per annum. Upon successful completion of the acquisition, total future annual dividends relating to the preferred shares would amount to approximately $138,000.

Management further believes the present resources will meet anticipated requirements for operations of the business. Other than as indicated above, there are no further material commitments for capital expenditures.


YEAR 2000 ISSUES

A potential problem exists for all companies that rely on computers as the year 2000 approaches. The "Year 2000" problem is the result of the past practice in the computer industry of using two digits rather than four to identify the applicable year. This practice could result in incorrect result when the Company's computers or those of the third parties with which it deals perform arithmetic operations, comparisons or data field sorting involving years later than 1999.

The Company has conducted a preliminary assessment of its computer systems to identify items that could be impacted by the Year 2000 issue and formulated the following course of action. The Company will begin reviewing its non-information technology systems in mid-1999. Although the Company does not anticipate that non-information technology systems will pose a major problem, as its reliance on such systems is relatively small; non-information technology systems are more difficult to evaluate and repair than information technology systems and may require replacement. The Company has already begun its review of its information technology systems and will make necessary software upgrades in 1999. In addition, the Company has been separately evaluating its accounting software and is currently in the process of implementing a new system with implementation anticipated to be complete during the second quarter of 1999. Total cost of the conversion is expected to be approximately $40,000.

The Company has already begun assessing the Year 2000 readiness of those third parties that could have a material impact on the Company's operations. The Company began sending Year 2000 questionnaires to these third parties in late 1998 with the intent to evaluate the steps these parties have taken to assess and remedy their Year 2000 problems. The Company is in the process of evaluating these questionnaires. The area in which the Company is most dependent on third parties is technical equipment and accounts receivable. Most of the equipment is from major vendors who have already made assurances of Year 2000 compliance. The vast majority of the Company's accounts receivables are paid through both private and public insurance programs. Since these organizations are either governmental in nature or heavily regulated by the government, the Company is confident that they either are or will shortly be year 2000 compliant. Nonetheless, the Company has begun evaluating the readiness of these organizations as discussed above.

The most reasonably likely worst case scenario the Company faces in regards to Year 2000 problems is a lack of compliance on the part of the third parties with which it deals. Though not highly dependent on any particular vendor, the failure on the part of its vendors could result in the Company not being able to get those supplies it needs to administer its business. The Company is prepared to find alternative vendors should this problem result and is considering building up an inventory of any necessary supplies to prevent any shortage if such an eventuality were to occur. The area of noncompliance that would have the greatest negative impact on the Company's business is that of the private and public insurance programs that ultimately pay for the Company's services. A lack of compliance on their part could result in the Company not being promptly or properly paid for the services provided, impacting the Company's cash flow and its ability to meet is operational needs. The Company has yet to formulate a contingency plan in this regard, but is working to develop alternative billing procedures to deal with any lack of readiness on the part of these third parties.

The Company will utilize both internal and external resources to reprogram or replace and test all of its software. The Company preliminarily estimates that it will cost $5,000 to evaluate, reprogram and replace equipment and software to ensure Year 2000 compliance, of which all $5,000 will likely be spent on outside consultants. In addition, as discussed above, the Company is going to spend $40,000 to replace its existing accounting system. Such costs are being financed through an existing line of credit and will not have a material adverse effect on the Company's financial condition or results of operations.


RESULTS OF OPERATIONS - SEPTEMBER 1998 VS. SEPTEMBER 1997

Consolidated revenues from operations for the nine and three months ended September 30, 1998 decreased approximately $7,454,000 or 57.9% and $2,357,000 or 55.2%, respectively, from the same periods in 1997. Net sales decreased $1,105,000 or 57.4% for the nine months and $233,000 or 46.2% for the three months ended September 30, 1998 while service revenues declined $6,349,000 or 58.0% for the nine months and $2,124,000 or 56.4% for the quarter over the same periods last year. The decline in net sales is due to the reduction in the number of pharmacies from three in 1997 to one in 1998 while the decrease in service revenues is attributable to the sale of two nursing homes at December 31, 1997. Excluding the two sold nursing homes, service revenues for the first nine months of 1998 are up 12.9% as compared to 1997 due mostly to the opening of the new diagnostic center in February 1998.

Cost of sales decreased approximately $858,000 or 58.0% for the nine months and $211,000 or 50.6% for the three months ended September 30, 1998 as compared to the corresponding periods in 1997. Gross margin for the first nine months increased to 24.2% in 1998 from 23.1% in 1997. The decreases are primarily due to the 1997 sale of two retail pharmacies whose sales are not included in the 1998 results.

Selling, general and administrative expenses decreased approximately $5,887,000 or 56.2% for the nine months and $1,802,000 or 50.5% for the three months ended September 30, 1998 as compared to the corresponding periods in 1997. The decrease is mostly due to the reduction in expenses caused by the sale of the two nursing homes and two pharmacies offset by increases in expenses of the new Granville Diagnostic Center and the expansion of mobile mammography. Selling, general and administrative expenses at the new centers contribute heavily to the costs during their initial period of market development. Such costs have had a significant impact to the consolidated results for 1998. However, management anticipates each of the centers, upon reaching its operating goals, to contribute profits to the Company's results of operations.

Interest expense for the nine and three months ended September 30, 1998 decreased approximately $517,000 or 76.4% and $134,000 or 61.8%, respectively, as compared to the same periods in 1997. The reduction is mostly due to the reduced debt from the mortgages on the two sold nursing homes and the interest income earned on the notes receivable from the sale of the homes offset by interest expense on additional equipment at the new diagnostic center.

RESULTS OF OPERATIONS - 1997 VS. 1996

Consolidated revenues from operations for the year ended December 31, 1997 decreased approximately $404,000 or 2.3% from the previous year. Net sales declined $381,000 or 13.5% while service revenues decreased $23,000 or .2% from the comparable period in 1996. The decline in sales was due to the Company selling two of its retail pharmacies during 1997 while the decrease in service revenue was due to the decline in visits in the home health care subsidiary (which ceased operations in April, 1997) offset by increased revenues at the nursing homes.

Cost of sales decreased approximately $251,000 or 12.1% for the year as compared to 1996. Gross margin for the year ended December 31, 1997 was 25.3% as compared to 26.4% for the comparable period in 1996. The decline is attributable to pricing pressures in the competitive retail pharmacy markets and price reductions at the locations that closed during the year.

Selling, general and administrative expenses decreased approximately $726,000 or 4.9% for the year ended December 31, 1997 as compared to 1996. The decrease is mostly due from decreased visits in the home health care agency.

Interest expense increased approximately $32,000 or 3.7% for the year ended December 31, 1997 as compared to 1996. In 1996 the Company did not have a working capital line of credit in place until late May and therefore, incurred interest expense relating only to equipment and mortgage for the first five months of 1996. The 1997 amount includes the accounts receivable securitization program interest costs through the middle of March and the interest attributable to the convertible subordinated and Series 1 bonds.

RESULTS OF OPERATIONS - 1996 VS. 1995

Consolidated revenue from operations for the year ended December 31, 996 increased approximately $342,000 or 2.0% over 1995. Net sales increased approximately $107,000 or 4.0% as compared to the previous year. Service revenues increased approximately $234,000 or 1.6%, due mostly from revenue increases at the Alzheimer's Center partially offset by a decline in revenues in Home Health Care.

Cost of sales increased approximately $151,000 or 7.9% for the year as compared to 1995. Gross margin for the year ended December 31, 1996 was 26.4% as compared to 29.1% for the comparable period in 1995. The decline is attributable to pricing pressures in the competitive retail pharmacy market.

Selling, general and administrative expenses increased approximately $649,000 or 4.6% for the year ended December 31, 1996 as compared to 1995. The increase is primarily attributable to certain patient care costs, i.e. labor, remaining level during periods of diminished census at the nursing homes. A further increase resulted from the $376,000 reduction to 1995 expenses as a result of the reversal of a reserve on the life insurance premium receivable.


Interest expense decreased approximately $36,000 or 4.0% as compared to 1995, primarily from lower borrowings through most of the year.

WENDT-BRISTOL DIAGNOSTICS COMPANY

MANAGEMENT'S DISCUSSION AND ANALYSIS


FINANCIAL CONDITION
Management has positioned the Company to focus on continuing the expansion of its Diagnostic and Radiology business. On December 31, 1997, the Company sold its 75-bed nursing home, the Wendt-Bristol Center for Alzheimer's and related disorders, and will use the cash from this sale to further expand into additional diagnostic/radiology and radiation therapy centers. In February 1998 the Company opened its third diagnostic center in central Ohio. This center, located in Granville, Ohio, provides enhanced diagnostic imaging techniques including magnetic resonance imaging (MRI), CT scans, ultrasound, bone densitometry, x-ray and mammography.

The next medical center scheduled to open is the two-building, 31,000 square foot complex on Jasonway Road in Columbus, Ohio, scheduled for completion in the fourth quarter of 1998 (see below). This facility will have advanced diagnostic imaging including the first Positron Emission Tomography (PET) scanning unit in central Ohio. In July 1998 the Company broke ground on its Women's Health Center on Kenny Road in Columbus, Ohio. This center will focus on women's health and imaging services and will include an outpatient surgical suite for breast surgery. This 7,500 square foot center is scheduled to open in the first quarter of 1999.

Working capital increased approximately $5,000 from $698,000 at December 31, 1997 to $703,000 at September 30, 1998. Current assets decreased approximately $349,000, due mostly from decreases in cash ($155,000) and receivables ($241,000) while current liabilities decreased $354,000, due mostly from a decrease in other accrued expenses ($212,000) which were primarily related to the nursing home that was sold.

LIQUIDITY AND CAPITAL RESOURCES
The Company's liquidity remains good during the first nine months of the year. In April 1998 the Company secured equipment lease line of credit for $1,000,000 with a finance company. As of December 31, 1998, $924,000 has been drawn against this line.

The Company, its limited partnership, and limited liability companies have committed to certain equipment upgrades or acquisitions that will be financed either through the current equipment financing relationship or through vendor programs. The cost of such equipment currently on order is approximately $5,400,000.

During October 1998, the Company, along with a partner, completed construction of a major 31,000 square feet, two-building center including radiology, nuclear medicine, cytology, radiation therapy, Positron Emission Tomography (the first PET scanner in Central Ohio), and a therapy and rehab center. A subsidiary of the Company has a participating partnership relationship (20%) in the rehab center, a 22-1/2% interest and management control and responsibility in the radiation therapy, and 100% ownership in the radiology, PET, nuclear and cytology operations. In addition, the Company, through a limited partnership, is expanding one of its facilities by adding approximately 7,500 square feet. The adjoining addition (which is being financed by a bank) is anticipated to cost approximately $800,000 and will be used to create one of the first major women's health centers in central Ohio.

Cash decreased approximately $155,000 during the first nine months of 1998. Cash flows from investing activities contributed $309,000, due mostly from the collection of notes receivable of $425,000 relating to the year-end sale of a nursing home offset by capital expenditures of $110,000. A large portion of the proceeds from the note was used to pay down current liabilities, resulting in a net use of funds from operating activities of approximately $303,000. Net cash used in financing activities was approximately $161,0000 due mostly from principal repayments of long-term debt of $190,000 offset by net advances from affiliates of $29,000.

Management further believes the present resources will meet anticipated requirements for operations of the business. Other than as indicated above, there are no further material commitments for capital expenditures.

YEAR 2000 ISSUES

A potential problem exists for all companies that rely on computers as the year 2000 approaches. The "Year 2000" problem is the result of the past practice in the computer industry of using two digits rather than four to identify the applicable year. This practice could result in incorrect result when the Company's computers or those of the third parties with which it deals perform arithmetic operations, comparisons or data field sorting involving years later than 1999.

The Company and its parent have conducted a preliminary assessment of its computer systems to identify items that could be impacted by the Year 2000 issue and formulated the following course of action. The Company will begin reviewing its non-information technology systems in mid-1999. Although the Company does not anticipate that non-information technology systems will pose a major problem, as its reliance on such systems is relatively small; non-information technology systems are more difficult to evaluate and repair than information technology systems and may require replacement. The Company has already begun it review of its information technology systems and will make necessary software upgrades in 1999. In addition, the Company's parent which provides all accounting support, has been separately evaluating its accounting software and is currently in the process of implementing a new system with implementation anticipated to be complete during the second quarter of 1999. Total cost of the conversion is expected to be approximately $40,000.

The Company has already begun assessing the Year 2000 readiness of those third parties that could have a material impact on the Company's operations. The Company began sending Year 2000 questionnaires to these third parties in late 1998 with the intent to evaluate the steps these parties have taken to assess and remedy their Year 2000 problems. The Company is in the process of evaluating these questionnaires. The area in which the Company is most dependent on third parties is technical equipment and accounts receivable. Most of the equipment is from major vendors who have already made assurances of Year 2000 compliance. The vast majority of the Company's accounts receivables are paid through both private and public insurance programs. Since these organizations are either governmental in nature or heavily regulated by the government, the Company is confident that they either are or will shortly be year 2000 compliant. Nonetheless, the Company has begun evaluating the readiness of these organizations as discussed above.

The most reasonably likely worst case scenario the Company faces in regards to Year 2000 problems is a lack of compliance on the part of the third parties with which it deals. Though not highly dependent on any particular vendor, the failure on the part of its vendors could result in the Company not being able to get those supplies it needs to administer its business. The Company is prepared to find alternative vendors should this problem result and is considering building up an inventory of any necessary supplies to prevent any shortage if such an eventuality were to occur. The area of noncompliance that would have the greatest negative impact on the Company's business is that of the private and public insurance programs that ultimately pay for the Company's services. A lack of compliance on their part could result in the Company not being promptly or properly paid for the services provided, impacting the Company's cash flow and its ability to meet is operational needs. The Company has yet to formulate a contingency plan in this regard, but is working to develop alternative billing procedures to deal with any lack of readiness on the part of these third parties.

The Company and its parent will utilize both internal and external resources to reprogram or replace and test all of its software. The Company's preliminarily estimates that it will cost $5,000 to evaluate, reprogram and replace equipment and software to ensure Year 2000 compliance, of which all $5,000 will likely be spent on outside consultants and be borne by the parent Company. In addition, as discussed above, the Company's parent is going to spend $40,000 to replace its existing accounting system. Such costs are being financed through an existing line of credit and will not have a material adverse effect on the Company's financial condition or results of operations.

RESULTS OF OPERATIONS 1998 - 1997
Revenues for the nine and three months ended September 30, 1998 decreased approximately $1,814,000 or 57.8% and $518,000 or 48.3%, respectively, over the same periods in 1997 due to the sale of the nursing home at December 31, 1997. Exclusive of the nursing home, revenues for the first nine months of 1998 were up $976,000 or 180% over the same period last year due mostly to the revenues from the new location in Granville, Ohio.

Selling, general and administrative expenses decreased approximately $1,307,000 or 55.1% for the nine months and $414,000 or 51.5% for the three months ended September 30, 1998 as compared to the same periods in 1997. The decrease is mostly due to the reduction in expenses caused by the sale of the nursing home ($1,470,000) and a workers' compensation refund offset by increases in expenses of the new Granville Center and the expansion of mobile mammography.

Interest expense for the nine and three months ended September 30, 1998 decreased $192,000 or 82.0% and $59,000 or 80.6% respectively, over the same periods in 1997. The decrease is due to the reduced debt from the mortgage on the sold nursing home offset by additional interest expense on equipment purchases at the new diagnostic center.


RESULTS OF OPERATIONS 1997 - 1996
Revenues for the year ended December 31, 1997 increased approximately $362,000 or 9.3% over the same period in 1996 due to increased management fee revenue and a 7% increase in revenues at the nursing home.

Selling, general and administrative expenses decreased approximately $77,000 or 2.4% for the year ended December 31, 1997 as compared to the 1996. The decrease is due to better control of costs at the nursing home.

Interest expense for year ended December 31, 1997 decreased $14,000 or 4.5% over the same period in 1996. This was due to a lower amount of mortgage debt on the nursing home during 1997.


RESULTS OF OPERATIONS 1996 - 1995

Revenues for the year ended December 31, 1996 increased approximately $635,000 or 19.5% over the same period in 1995 due mostly to increased census and revenues at the nursing home.

Selling, general and administrative expenses increased approximately $329,000 or 11.3% for the year ended December 31, 1996 as compared to 1995. The increase is attributable to increased staffing costs in conjunction with a higher patient census at the nursing home.

Interest expense for year ended December 31, 1996 decreased $2,000 or .6% from the same period in 1995. This was due to a lower amount of mortgage debt on the nursing home during 1996.

WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.

MANAGEMENT'S DISCUSSION AND ANALYSIS


FINANCIAL CONDITION

Working capital decreased approximately $193,000 from a deficit of $405,000 at December 31, 1997 to a deficit of $597,000 at September 30, 1998, due mostly from the net loss of $131,000 after depreciation of $377,000 for the nine months ended September 30, 1998. Current assets increased approximately $362,000, due mostly from an increase in receivables ($388,000) while current liabilities increased $555,000, due mostly from an increase in advances from affiliates ($511,000).

LIQUIDITY AND CAPITAL RESOURCES
The Company's liquidity weakened during the first nine months due to the net loss during the period. The Company's affiliates advanced funds to help finance the growth in modalities and receivables due to increased billings and a slowing of collections.

Cash increased approximately $2,000 during the first nine months of 1998. Operations utilized cash of $62,000 for the nine months ended September 30, 1998. This was due mostly to the income before depreciation of $247,000 being more than offset by the increase of trade receivables of $400,000. Net cash provided by financing activities helped fund the operating deficit and the principal payments of long-term debt of $420,000 with approximately $526,000 being provided by advances from affiliates. Cash flows from investing activities used $41,000, due mostly from capital expenditures of $55,000.

Management believes the present resources will meet anticipated requirements for operations of the business and there are no further material commitments for capital expenditures.

YEAR 2000 ISSUES

A potential problem exists for all companies that rely on computers as the year 2000 approaches. The "Year 2000" problem is the result of the past practice in the computer industry of using two digits rather than four to identify the applicable year. This practice could result in incorrect results when the Company's computers or those of the third parties with which it deals perform arithmetic operations, comparisons or data field sorting involving years later than 1999.

The Company and its parent have conducted a preliminary assessment of its computer systems to identify items that could be impacted by the Year 2000 issue and formulated the following course of action. The Company will begin reviewing its non-information technology systems in mid-1999. Although the Company does not anticipate that non-information technology systems will pose a major problem, as its reliance on such systems is relatively small; non-information technology systems are more difficult to evaluate and repair than information technology systems and may require replacement. The Company has already begun it review of its information technology systems and will make necessary software and upgrades in 1999. In addition, the Company's parent, which provides all accounting support, has been separately evaluating its accounting software and is currently in the process of implementing a new system with implementation anticipated to be complete during the second quarter of 1999. Total cost of the conversion is expected to be approximately $40,000.

The Company has already begun assessing the Year 2000 readiness of those third parties that could have a material impact on the Company's operations. The Company began sending Year 2000 questionnaires to these third parties in late 1998 with the intent to evaluate the steps these parties have taken to assess and remedy their Year 2000 problems. The Company is in the process of evaluating these questionnaires. The area in which the Company is most dependent on third parties is technical equipment and accounts receivable. Most of the equipment is from major vendors who have already made assurances of Year 2000 compliance. The vast majority of the Company's accounts receivables are paid through both private and public insurance programs. Since these organizations are either governmental in nature or heavily regulated by the government, the Company is confident that they either are or will shortly be year 2000 compliant. Nonetheless, the Company has begun evaluating the readiness of these organizations as discussed above.

The most reasonably likely worst case scenario the Company faces in regards to Year 2000 problems is a lack of compliance on the part of the third parties with which it deals. Though not highly dependent on any particular vendor, the failure on the part of its vendors could result in the Company not being able to get those supplies it needs to administer its business. The Company is prepared to find alternative vendors should this problem result and is considering building up an inventory of any necessary supplies to prevent any shortage if such an eventuality were to occur. The area of noncompliance that would have the greatest negative impact on the Company's business is that of the private and public insurance programs that ultimately pay for the Company's services. A lack of compliance on their part could result in the Company not being promptly or properly paid for the services provided, impacting the Company's cash flow and its ability to meet is operational needs. The Company has yet to formulate a contingency plan in this regard, but is working to develop alternative billing procedures to deal with any lack of readiness on the part of these third parties.

The Company and its parent will utilize both internal and external resources to reprogram or replace and test all of its software. The Company's preliminarily estimates that it will cost $5,000 to evaluate, reprogram and replace equipment and software to ensure Year 2000 compliance, of which all $5,000 will likely be spent on outside consultants and be borne by the Company's parent. In addition, as discussed above, the Company's parent is going to spend $40,000 to replace its existing accounting system. Such costs are being financed through an existing line of credit and will not have a material adverse effect on the Company's financial condition or results of operations.

RESULTS OF OPERATIONS 1998-1997
Revenues for the nine and three months ended September 30, 1998 increased approximately $355,000 or 11.4% and $279,000 or 26.7%, respectively, over the same periods in 1997 due to an increased number of procedures in 1998.

Selling, general and administrative expenses increased approximately $490,000 or 20.1% for the nine months and $224,000 or 25.7% for the three months ended September 30, 1998 as compared to the same periods in 1997. The increases are primarily attributable to costs associated with additional modalities, which began in 1997 and have not yet reached their anticipated volumes.

Interest expense for the nine and three months ended September 30, 1998 increased $56,000 or 22.4% and $21,000 or 22.3% respectively, over the same periods in 1997. The increase is due to the financing cost of new angiography equipment and other equipment upgrades placed in service during the second half of 1997.

RESULTS OF OPERATIONS 1997-1996
Revenues for the year ended December 31, 1997 decreased approximately $75,000 or 1.8% over the same period in 1996. A higher volume of procedures was offset by pricing pressures from large insurance companies, which resulted in a net decline compared to the prior year.

Selling, general and administrative expenses increased approximately $366,000 or 11.7% for the year ended December 31, 1997 as compared to 1996. The increase is primarily attributable to costs associated with additional modalities (angiography) which began in 1997 and have not yet met their anticipated volumes.

Interest expense for the year ended December 31, 1997 increased $129,000 or 53.0% over the same period in 1996. This was due to additional equipment and upgrades that were acquired and placed in service during 1997 along with a full year of interest expense in 1997 on a major equipment re-financing as compared to only nine months of expense in the prior year.

RESULTS OF OPERATIONS 1996-1995

Revenues for the year ended December 31, 1996 increased approximately $131,000 or 3.2% over the same period in 1995 due to a higher volume of procedures slightly offset by declining prices due to the impact of competition in the market.

Selling, general and administrative expenses increased approximately $189,000 or 6.5% for the year ended December 31, 1996 as compared to 1995. The increase is primarily attributable to costs associated with the increase in the volume of diagnostic procedures performed.

Interest expense for the year ended December 31, 1996 increased $90,000 or 58.5% over the same period in 1995. This was due to the equipment refinancing in March 1996, the building refinancing April 1996, and the accounts receivable securitization program put into place during May of the current year.

                                                                      Appendix A


                                                    ----------------------------
                                                    Name of Prospective Investor

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                    INSTRUCTIONS FOR SUBSCRIPTION FOR SHARES

         In order to subscribe for shares of Series 1 preferred stock (the "Shares") in The Wendt-Bristol Health Services Corporation, a Delaware corporation (the "Company"), each prospective investor must complete the documents described below and attached hereto and return them to the Company prior to the termination of the offering period. The Company will assist investors in completing and submitting the necessary documents.

         1. Subscription Agreement. A person who desires to subscribe for the Shares should carefully review the Prospectus of the Company dated _____________, 1999 (the "Prospectus") and the Subscription Agreement attached hereto.

         2. Payment. The Subscription Agreement must be accompanied by payment of $20.00 for each Share subscribed for. Payment should be made in U.S. currency by check, bank draft, wire transfer or money order payable to "The Wendt-Bristol Health Services Corporation."

         3. Delivery to Company. The items described above should be delivered to the Company at the following address:

                           The Wendt-Bristol Health Services Corporation Two Nationwide Plaza, Suite 760
                           Columbus, Ohio 43215
                           Attn: Sheldon A. Gold, President

THESE INSTRUCTIONS HAVE BEEN INCLUDED AS A CONVENIENT REFERENCE FOR PROSPECTIVE INVESTORS. NO PERSON SHOULD SUBSCRIBE FOR THE UNITS UNLESS HE OR SHE HAS CAREFULLY REVIEWED THE PROSPECTUS AND HAS CONSULTED WITH HIS OWN TAX, LEGAL AND FINANCIAL ADVISORS. CAPITALIZED TERMS USED IN ALL OF THE ATTACHED DOCUMENTS SHALL HAVE THE SAME MEANING AS SET FORTH IN THE PROSPECTUS.

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION

                             Subscription Agreement

                               ------------------

The Wendt-Bristol Health Services Corporation
Two Nationwide Plaza, Suite 760
Columbus, Ohio 43215
Attn:  Sheldon A. Gold, President

Gentlemen:

         The undersigned does hereby subscribe for _______________ shares of $1.00 par value Series 1 preferred stock (the "Shares") in The Wendt-Bristol Health Services Corporation, a Delaware corporation (the "Company"), at a purchase price of $20.00 per Share as set forth in the Prospectus of the Company dated February ____, 1999 (the "Prospectus"), or such lesser number of Shares as may be specified by the Company in accepting this subscription. 325,000 are subject to the Offering (as defined in the Prospectus), making the total value of the Offering $6,500,000. The total dollar amount of this subscription is $_______________. Enclosed is a check in the amount of $20.00 per Share payable to "The Wendt-Bristol Health Services Corporation." The Offering will terminate on October 15, 1999.

         This Subscription Agreement is irrevocable upon delivery by the undersigned. Acceptance shall be deemed to occur without the necessity of prior notice to the undersigned upon execution by an authorized officer on behalf of the Company of the acceptance below.

         In consideration of acceptance of this subscription by the Company, the undersigned does hereby acknowledge, represent and warrant to the Company that the undersigned has received and reviewed a copy of the Prospectus and all attachments thereto, and has relied only on the information contained therein, information otherwise provided to him in writing by the Company, or information from books and records of the Company. The undersigned acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by him or her and that the books and records of the Company will be available for inspection upon prior notice to the Company during reasonable business hours at its principal place of business. The undersigned and his or her advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering of the Shares and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information in the Prospectus. All such questions have been answered to the full satisfaction of the undersigned. No oral representations have been made or oral information furnished to the undersigned or his or her advisor(s) in connection with the offering of the Shares which were in any way inconsistent with the Prospectus.

         THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         [signatures on following page]

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

                     Indicate Type of Ownership (Check One)

         (   )    INDIVIDUAL OWNERSHIP       (   )   PARTNERSHIP
                   (One signature required)             (Provide evidence of
                                                        authority of signer)

         (   )    CORPORATION                (   )  OTHER ___________________
                    (Provide evidence of                (Designate nature of
                    authority of signer)                entity and provide
                                                        evidence of authority
                                                        of signer)

         (   )    TRUST
                    (Include name of trust,
                    name of trustee and
                    date trust was formed)



----------------------------                   -----------------------------
(Residence Address)                            (Business Address)

----------------------------                   -----------------------------
(Residence Telephone Number)                   (Business Telephone Number)

----------------------------                   -----------------------------
(Tax ID or Social Security                     (Business and Occupation)
Number(s))

                 Please indicate your preferred mailing address:

                  (   ) Residence           (   ) Business



____________________________

____________________________                  ______________________________
Signature of Subscriber(s)                    Title (if applicable)

____________________________

____________________________                  _________________________, 1999
Printed Full Legal Name(s)

         This Subscription Agreement will not become effective until it is accepted by the Company as endorsed by the signature of its duly authorized officer below. The Company reserves the unconditional right to decline to accept this Subscription Agreement in whole or in part for any reason.

Accepted as of the ____ day of ____________, 1999 for _______ Shares:

THE WENDT-BRISTOL HEALTH SERVICES CORPORATION, a Delaware corporation


By: _______________________________

Its: _______________________________

                         INDEX TO FINANCIAL STATEMENTS



                                                                         PAGE
                                                                         ----
PRO FORMA FINANCIAL STATEMENTS OF WENDT-BRISTOL HEALTH
  SERVICES CORPORATION AND SUBSIDIARIES
  Pro Forma Consolidated Balance Sheet as at September 30, 1998
     (Unaudited).......................................................   F-2
  Pro Forma Consolidated Statement of Operations for the
     Nine Months Ended September 30, 1998 (Unaudited)..................   F-3
  Pro Forma Consolidated Statement of Operations for the
     Year Ended December 31, 1997 (Unaudited)..........................   F-4
  Computation of Pro Forma Earnings Per Share (Basic and Diluted)
     Nine Months Ended September 30, 1998 and Year Ended
     December 31, 1997.................................................   F-5
  Notes to Pro Forma Financial Statements (Unaudited)..................   F-6

FINANCIAL STATEMENTS OF WENDT-BRISTOL HEALTH SERVICES
  CORPORATION AND SUBSIDIARIES
  Consolidated Balance Sheets as at September 30, 1998 (Unaudited)
     and December 31, 1997.............................................   F-7
  Consolidated Statements of Operations (Unaudited) for the
     Nine and Three Months Ended September 30, 1998 and 1997...........   F-8
  Consolidated Statements of Comprehensive Income (Unaudited) for the
     Three and Nine Months Ended September 30, 1998 and 1997...........   F-9
  Consolidated Statements of Cash Flows (Unaudited) for the
     Nine Months Ended September 30, 1998 and 1997.....................  F-10
  Notes to Consolidated Financial Statements...........................  F-11
  Report of Independent Auditors.......................................  F-15
  Consolidated Balance Sheets as at December 31, 1997 and
     1996..............................................................  F-16
  Consolidated Statements of Operations for the Years Ended
     December 31, 1997, 1996 and 1995..................................  F-17
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1997, 1996 and 1995......................  F-18
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995..................................  F-19
  Notes to Consolidated Financial Statements for the Years
     Ended December 31, 1997, 1996 and 1995............................  F-20

FINANCIAL STATEMENTS OF WENDT-BRISTOL DIAGNOSTICS COMPANY
  AND SUBSIDIARY
  Consolidated Balance Sheets as at September 30, 1998
     (Unaudited) and December 31, 1997.................................  F-41
  Consolidated Statements of Operations (Unaudited) for the
     Nine and Three Months Ended September 30, 1998 and 1997...........  F-42
  Consolidated Statements of Cash Flows (Unaudited) for the
     Nine Months Ended September 30, 1998 and 1997.....................  F-43
  Notes to Consolidated Financial Statements...........................  F-44
  Report of Independent Auditors.......................................  F-45
  Consolidated Balance Sheets as at December 31, 1997 and 1996.........  F-46
  Consolidated Statements of Operations for the Years Ended
     December 31, 1997, 1996 and 1995..................................  F-47
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1997, 1996 and 1995......................  F-48
  Consolidated Statements of Cash Flows (Unaudited) for the
     Years Ended December 31, 1997, 1996 and 1995......................  F-49
  Notes to Consolidated Financial Statements...........................  F-51

FINANCIAL STATEMENTS OF WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
  (A LIMITED PARTNERSHIP)
  Balance Sheets as at September 30, 1998 and December 31, 1997........  F-61
  Statements of Operations (Unaudited) for the Nine and Three Months
     Ended September 30, 1998 and 1997.................................  F-62
  Statements of Cash Flows (Unaudited) for the Nine Months Ended
     September 30, 1998 and 1997.......................................  F-63
  Notes to Consolidated Financial Statements...........................  F-64
  Independent Auditors' Report.........................................  F-65
  Balance Sheets as at December 31, 1997 and 1996......................  F-66
  Statements of Operations for the Years Ended December 31, 1997,
     1996 and 1995.....................................................  F-67
  Statements of Changes in Partners' Capital for the Years Ended
     December 31, 1997, 1996 and 1995..................................  F-68
  Statements of Cash Flows for the Years Ended December 31, 1997,
     1996 and 1995.....................................................  F-69
  Notes to Financial Statements........................................  F-70

                         PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma combined financial statements give effect to the Mergers using the purchase method of accounting, after giving effect to the pro forma adjustments and assumptions described in the accompanying notes. These unaudited pro forma financial statements of The Wendt-Bristol Health Services Corporation have been prepared as if the Mergers of Wendt-Bristol Diagnostics Company and Wendt-Bristol Diagnostics Co. L.P. had occurred on January 1, 1997.

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS AT SEPTEMBER 30, 1998

                                     ASSETS

                                   (UNAUDITED)

                                                                        DIAGNOSTICS  DIAGNOSTICS
                                                                           COMPANY     COMPANY      PRO FORMA
                                                                          PRO FORMA   PRO FORMA     INCLUDING
                                                                        ADJUSTMENTS  ADJUSTMENTS   DIAGNOSTICS
                                                            HISTORICAL     DEBITS      CREDITS       COMPANY
                                                            ----------  -----------  -----------   -----------
CURRENT ASSETS:
                                                                                     $   51,428 c
     Cash                                                   $ 797,980                    38,571 f  $   707,981
     Restricted Cash                                          202,018                                  202,018
     Receivables:
         Trade, net of allowance for doubtful
            accounts of $69,000                             1,248,226                                1,248,226
         Notes receivable                                     332,003                                  332,003
         Allocation due from limited partnership              697,000                                  697,000
         Miscellaneous                                        866,412                                  866,412
                                                          -----------  ----------    ----------    -----------
                                                            3,143,641          --            --      3,143,641
                                                          -----------  ----------    ----------    -----------

     Inventories                                              168,765                                  168,765
     Prepaid expenses and other                               112,058                                  112,058
                                                          -----------  ----------    ----------    -----------
            Total current assets                            4,424,462          --        89,999      4,334,463
                                                          -----------  ----------    ----------    -----------

PROPERTY, PLANT AND EQUIPMENT, AT COST                      7,040,986                                7,040,986
     Less:  Accumulated depreciation and
         amortization                                      (1,772,069)                              (1,772,069)
                                                          -----------  ----------    ----------    -----------
                                                            5,268,917          --            --      5,268,917
                                                          -----------  ----------    ----------    -----------
INVESTMENTS AND OTHER ASSETS:
     Securities available for sale                            123,750                                  123,750
     Notes and other receivables, net of current portion       87,640                                   87,640
     Notes receivable from officers, employees and
         related parties, net of amounts payable              998,022                                  998,022
     Life insurance premiums receivable                     1,060,581                                1,060,581
     Investment in and related advances, net                3,342,636                                3,342,636
     Excess of cost over assets of businesses                                            29,497  b
         and subsidiaries acquired, less amortization         344,531     442,460 a      22,123  e     735,371
     Deferred charges                                         544,780                                  544,780
     Other assets                                             334,909                                  334,909
                                                          -----------  ----------    ----------    -----------
            Total investments and other assets              6,836,849     442,460        51,620      7,227,689
                                                          -----------  ----------    ----------    -----------
                                                          $16,530,228  $  442,460    $  141,619    $16,831,069
                                                          ===========  ==========    ==========    ===========

                                                         LIABILITIES

CURRENT LIABILITIES:
     Accounts payable                                     $ 2,032,299                                2,032,299
     Accrued expenses and other liabilities
         Salaries and wages                                   166,638                                  166,638
         Taxes, other than federal income taxes               123,841                                  123,841
         Interest                                              92,758                                   92,758
         Other                                                 66,426                                   66,426
     Long-term obligations classified as current              353,132                                  353,132
                                                          -----------  ----------    ----------    -----------
            Total current liabilities                       2,835,094          --            --      2,835,094
                                                          -----------  ----------    ----------    -----------
LONG-TERM OBLIGATIONS, LESS AMOUNTS CLASSIFIED
     AS CURRENT                                             6,808,314                                6,808,314
                                                          -----------  ----------    ----------    -----------

            Total liabilities                               9,643,408          --            --      9,643,408
                                                          -----------  ----------    ----------    -----------

                                                                          542,718 a
MINORITY INTERESTS                                            578,483      35,865 d                       (100)
                                                          -----------  ----------    ----------    -----------
STOCKHOLDERS' EQUITY:
     Preferred stock                                               --                   857,140 a      857,140
     Common stock                                              82,485                                   82,485
     Capital in excess of par                              10,260,927                               10,260,927
     Net unrealized losses on securities
         available for sale, net of tax                       (36,659)                                 (36,659)
                                                                           22,123 g      35,865 g
                                                                           29,497 h     128,038 h
                                                                           51,428 c
     Retained earnings (deficit)                           (1,396,312)     38,571 f                 (1,374,028)
                                                          -----------  ----------    ----------    -----------
                                                            8,910,441     141,619     1,021,043      9,789,865
     Treasury stock, at cost                               (2,602,104)                              (2,602,104)
                                                          -----------  ----------    ----------    -----------
            Total stockholders' equity                      6,308,337     141,619     1,021,043      7,187,761
                                                          -----------  ----------    ----------    -----------

                                                           16,530,228  $  720,202    $1,021,043    $16,831,069
                                                          ===========  ==========    ==========    ===========

                                                              DIAGNOSTICS     DIAGNOSTICS       PROFORMA
                                                               CO. L.P.        CO. L.P.        INCLUDING
                                                              PRO FORMA       PRO FORMA       DIAG COMPANY
                                                             ADJUSTMENTS     ADJUSTMENTS          AND
                                                                DEBITS         CREDITS        DIAG CO. L.P.
                                                             ------------    ------------     -------------
CURRENT ASSETS:                                               $  2,793 A
                                                                 6,500 F     $ 86,305 H
     Cash                                                        1,000 I       64,729 L         $ 567,240
     Restricted Cash                                                                              202,018
     Receivables:
         Trade, net of allowance for doubtful
            accounts of $184,000                             1,378,346 A                        2,626,572
         Notes receivable                                       21,488 A                          353,491
                                                                              257,000 I
         Allocation due from limited partnership                              440,000 F                --
         Miscellaneous                                          13,349 A                          879,761
                                                          ------------    -----------         -----------
                                                             1,413,183        697,000           3,859,824
                                                          ------------    -----------         -----------

     Inventories                                                                                  168,765
     Prepaid expenses and other                                 53,252 A                          165,310
                                                          ------------    -----------         -----------
            Total current assets                             1,476,728        848,034           4,963,157
                                                          ------------    -----------         -----------

                                                             7,478,763 A
PROPERTY, PLANT AND EQUIPMENT, AT COST                         783,873 D                       15,303,622
                                                                            3,437,521 A
     Less:  Accumulated depreciation and                                       52,156 J
         amortization                                                          69,541 E        (5,331,287)
                                                          ------------    -----------         -----------
                                                             8,262,636      3,559,218           9,972,335
                                                          ------------    -----------         -----------
INVESTMENTS AND OTHER ASSETS:
     Securities available for sale                                                                123,750
     Notes and other receivables, net of current portion       147,361 A                          235,001
     Notes receivable from officers, employees and
         related parties, net of amounts payable                                                  998,022
     Life insurance premiums receivable                                                         1,060,581
                                                                            1,131,963 A
     Investment in and advances, net                                          567,870 A         1,642,803
     Excess of cost over assets of businesses                  860,829 D       57,389 E
         and subsidiaries acquired, less amortization                          43,041 J         1,495,770
     Deferred charges                                          152,765 A                          697,545
                                                               117,106 K
     Other assets                                              146,282 G                          598,297
                                                          ------------    -----------         -----------
            Total investments and other assets               1,424,343      1,800,263           6,851,769
                                                          ------------    -----------         -----------

                                                          $ 11,163,707    $ 6,207,515         $21,787,261
                                                          ============    ===========         ===========

                                                         LIABILITIES
CURRENT LIABILITIES:
     Accounts payable                                     $                 $ 591,731 A       $ 2,624,030
     Accrued expenses and other liabilities
         Salaries and wages                                                    32,852 A           199,490
         Taxes, other than federal income taxes                                10,073 A           133,914
         Interest                                                              38,081 A           130,839
         Other                                                                162,653 A           229,079
     Long-term obligations classified as current                              663,261 A         1,016,393
     Federal income taxes payable                                                                      --
                                                          ------------    -----------         -----------
            Total current liabilities                               --      1,498,651           4,333,745
                                                          ------------    -----------         -----------
LONG-TERM OBLIGATIONS, LESS AMOUNTS CLASSIFIED
     AS CURRENT                                                             2,828,003 A        9,636,317
                                                          ------------    -----------         -----------

            Total liabilities                                       --      4,326,654          13,970,062
                                                          ------------    -----------         -----------

                                                               215,891 A      251,441 I
                                                               440,000 F      455,268 F
MINORITY INTERESTS                                             257,000 F      206,282 D                --
                                                          ------------    -----------         -----------
STOCKHOLDERS' EQUITY:
     Preferred stock                                                        1,438,420 D         2,295,560
     Common stock                                                                                  82,485
     Capital in excess of par                                                                  10,260,927
     Net unrealized losses on securities
         available for sale, net of tax                                                           (36,659)
                                                             3,772,831 M    3,544,299 M
                                                             4,497,865 N    4,212,291 N
                                                                64,729 L
                                                               143,842 F
     Retained earnings (deficit)                                86,305 H                       (2,183,010)
                                                          ------------    -----------         -----------
                                                             8,565,572      9,195,010          10,419,303
     Treasury stock, at cost                                                                   (2,602,104)
                                                          ------------    -----------         -----------
            Total stockholders' equity                       8,565,572      9,195,010           7,817,199
                                                          ------------    -----------         -----------

                                                           $ 9,478,463    $14,434,655         $21,787,261
                                                          ============    ===========         ===========

                         PRO FORMA FINANCIAL INFORMATION

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                   (UNAUDITED)

                                                                              DIAGNOSTICS        DIAGNOSTICS
                                                                                COMPANY            COMPANY             PRO FORMA
                                                                               PRO FORMA          PRO FORMA            INCLUDING
                                                                              ADJUSTMENTS        ADJUSTMENTS          DIAGNOSTICS
                                                               HISTORICAL        DEBITS            CREDITS              COMPANY
                                                               ----------     -----------        -----------          -----------
Revenues:
     Net sales                                                $   819,978     $      --                                $   819,978
     Service income                                             4,595,723                                                4,595,723
                                                              -----------                                              -----------
                                                                5,415,701                                                5,415,701
                                                              -----------                                              -----------
Cost and expenses:
     Cost of sales                                                621,243                                                  621,243
     Selling, general and administrative
         expenses, net                                          4,593,502        22,123 e                                4,615,625
     Depreciation                                                 187,232                                                  187,232
                                                              -----------                                              -----------
                                                                5,401,977                                                5,424,100
Operating income (loss)                                            13,724                                                   (8,399)
Other income (expense):
     Minority interests in loss (earnings), net of tax            (35,865)                            35,865 d                  --
     Interest expense, net                                       (160,210)                                                (160,210)
     Equity in earnings of affiliates                              86,190                                                   86,190
     Other, net                                                    20,232                                                   20,232
                                                              -----------                                              -----------
                                                                  (89,653)                                                 (53,788)
                                                              -----------                                              -----------
Income (loss) before income taxes                                 (75,929)                                                 (62,187)
Income tax benefit (expense)                                       17,100                                                   17,100
                                                              -----------      --------             --------           -----------
Net income (loss)                                             $   (58,829)     $ 22,123 g           $ 35,865 g         $   (45,087)
                                                              ===========      ========             ========           ===========
Income (loss) per common share:
     Basic                                                    $     (0.01)                                             $     (0.01)
                                                              ===========                                              ===========
     Diluted                                                  $     (0.01)                                             $     (0.01)
                                                              ===========                                              ===========
Weighted average shares outstanding:
     Basic                                                      6,108,144                                                6,108,144
                                                              ===========                                              ===========
     Diluted                                                    6,108,144                                                6,108,144
                                                              ===========                                              ===========
Ratio of earnings to fixed charges                                  0.814
                                                              ===========

                                                                            DIAGNOSTICS           DIAGNOSTICS          PROFORMA
                                                          PRO FORMA           CO. L.P.             CO. L.P.           INCLUDING
                                                          INCLUDING          PRO FORMA             PRO FORMA          DIAG COMPANY
                                                         DIAGNOSTICS        ADJUSTMENTS          ADJUSTMENTS              AND
                                                           COMPANY            DEBITS               CREDITS           DIAG CO. L.P.
                                                          -----------       ------------         -----------         -------------
Revenues:
     Net sales                                           $  819,978          $     --                                  $   819,978
     Service income                                       4,595,723                                3,176,752 B           7,772,475
                                                         -----------                                                   -----------
                                                          5,415,701                                                      8,592,453
                                                         -----------                                                   -----------
Cost and expenses:
     Cost of sales                                          621,243                                                        621,243
     Selling, general and administrative                                         43,041 J
         expenses, net                                    4,615,625           2,624,235 B                                7,282,901
                                                                                 52,156 J
     Depreciation                                           187,232             377,491 B                                  616,879
                                                         -----------                                                   -----------
                                                          5,424,100                                                      8,521,023
Operating income (loss)                                     (8,399A)                                                        71,430
Other income (expense):
     Minority interests in loss (earnings), net of tax           --            250,441 I             250,441 B                  --
     Interest expense, net                                 (160,210)           304,483 B                                  (464,693)
     Equity in earnings of affiliates                        86,190            119,500 B                                   (33,310)
     Other, net                                              20,232              1,484 B                                    18,748
                                                         ----------                                                    -----------
                                                            (53,708)                                                      (479,255)
                                                         ----------                                                    -----------
Income (loss) before income taxes                           (62,187)                                                      (407,825)
Income tax benefit (expense)                                 17,100                                  117,106 K             134,206
                                                         ----------         ----------           -----------           -----------
Net income (loss)                                        $  (45,087)        $3,772,831 M         $ 3,544,299 M         $  (273,619)
                                                         ==========         ==========           ===========           ===========
Income (loss) per common share:
     Basic                                               $    (0.01)                                                   $     (0.06)
                                                         ==========                                                   ============
     Diluted                                             $    (0.01)                                                   $     (0.06)
                                                         ==========                                                   ============
Weighted average shares outstanding:
     Basic                                                6,108,144                                                      6,108,144
                                                         ==========                                                   ============
     Diluted                                              6,108,144                                                      6,108,144
                                                         ==========                                                   ============
Ratio of earnings to fixed charges                                                                                           0.349
                                                                                                                      ============

                         PRO FORMA FINANCIAL INFORMATION

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                                             DIAGNOSTICS         DIAGNOSTICS
                                                                               COMPANY             COMPANY               PRO FORMA
                                                                              PRO FORMA           PRO FORMA              INCLUDING
                                                                             ADJUSTMENTS         ADJUSTMENTS            DIAGNOSTICS
                                                              HISTORICAL       DEBITS              CREDITS                COMPANY
                                                              ----------     -----------         -----------            -----------
Revenues:
     Net sales                                                $ 2,435,334     $    --            $     --               $ 2,435,334
     Service income                                            14,694,917                                                14,694,917
                                                              -----------                                               -----------
                                                               17,130,251                                                17,130,251
                                                              -----------                                               -----------
Cost and expenses:
     Cost of sales                                              1,820,352                                                 1,820,352
     Selling, general and administrative
         expenses, net                                         14,088,614      29,497 b                                  14,118,111
     Depreciation                                                 359,636                                                   359,636
                                                              -----------                                               -----------
                                                               16,268,602                                                16,298,099
Operating income                                                  861,649                                                   832,152
Other income (expense):
     Minority interests in loss (earnings), net of tax           (128,038)                        128,038 a                      --
     Interest expense, net                                       (893,101)                                                 (893,101)
     Equity in earnings of affiliates                             348,206                                                   348,206
     Gain on sale of nursing homes assets                       1,778,007                                                 1,778,007
     Other, net                                                    12,190                                                    12,190
                                                              -----------                                               -----------
                                                                1,117,264                                                 1,245,302
                                                              -----------                                               -----------
Income before income taxes                                      1,978,913                                                 2,077,454
Income tax benefit (expense)                                     (197,300)                                                 (197,300)
                                                              -----------     -------          ----------               -----------
Net income                                                    $ 1,781,613     $29,497 h         $ 128,038 h             $ 1,880,154
                                                              ===========     =======           =========               ===========
Income per common share:
     Basic                                                    $      0.29                                                    $ 0.29
                                                              ===========                                               ===========
     Diluted                                                  $      0.26                                                    $ 0.27
                                                              ===========                                               ===========
Weighted average shares outstanding:
     Basic                                                      6,224,241                                                 6,224,241
                                                              ===========                                               ===========
     Diluted                                                    6,916,241                                                 7,201,954
                                                              ===========                                               ===========
Ratio of earnings to fixed charges                                  2.864
                                                              ===========

                                                                            DIAGNOSTICS            DIAGNOSTICS          PROFORMA
                                                           PRO FORMA         CO. L.P.              CO. L.P.            INCLUDING
                                                           INCLUDING         PRO FORMA              PRO FORMA          DIAG COMPANY
                                                          DIAGNOSTICS       ADJUSTMENTS            ADJUSTMENTS             AND
                                                            COMPANY           DEBITS                CREDITS           DIAG CO. L.P.
                                                          ----------        -----------            -----------        -------------
Revenues:
     Net sales                                            $ 2,435,334        $        --           $        --          $ 2,435,334
     Service income                                        14,694,917                                3,741,180 C         18,436,097
                                                          -----------                                                   -----------
                                                           17,130,251                                                    20,871,431
                                                          -----------                                                   -----------
Cost and expenses:
     Cost of sales                                          1,820,352                                                     1,820,352
     Selling, general and administrative                                        57,389 E
         expenses, net                                     14,118,111        3,078,779 C                                 17,254,279
                                                                                69,541 E
     Depreciation                                             359,636          463,727 C                                    892,904
                                                          -----------                                                   -----------
                                                           16,298,099                                                    19,967,535
Operating income                                              832,152                                                       903,896
Other income (expense):
     Minority interests in loss (earnings), net of tax             --          304,926 F               304,926 C                 --
     Interest expense, net                                   (893,101)         371,777 C                                 (1,264,878)
     Equity in earnings of affiliates                         348,206          149,526 C                                    198,680
     Gain on sale of nursing homes assets                   1,778,007                                                     1,778,007
     Other, net                                                12,190                                   19,903 C             32,093
                                                          -----------                                                   -----------
                                                            1,245,302                                                       743,902
                                                          -----------                                                   -----------
Income before income taxes                                  2,077,454                                                     1,647,798
Income tax benefit (expense)                                 (197,300)           2,200 C               146,282 G            (53,218)
                                                          -----------       ----------             -----------          -----------
Net income                                                $ 1,880,154       $4,497,865 N           $ 4,212,291 N        $ 1,594,580
                                                          ===========       ==========             ===========          ===========
Income per common share:
     Basic                                                     $ 0.29                                                   $      0.23
                                                          ===========                                                   ===========
     Diluted                                                   $ 0.27                                                   $      0.21
                                                            =========                                                   ===========
Weighted average shares outstanding:
     Basic                                                  6,224,241                                                     6,224,241
                                                            =========                                                   ===========
     Diluted                                                7,201,954                                                     7,681,427
                                                            =========                                                   ===========
Ratio of earnings to fixed charges                                                                                            1.859
                                                                                                                        ===========

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                               BASIC AND DILUTED
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                          PRO FORMA                                PRO FORMA
                                                         DIAGNOSTICS    WITH DIAGNOSTICS       DIAGNOSTICS          WITH ALL
BASIC EARNINGS                          HISTORICAL         COMPANY       COMPANY ONLY           CO. L.P.          TRANSACTIONS
--------------                          ----------       -----------    ----------------       -----------        ------------
Net income (loss)                       $  (58,829)      $    13,742     $  (45,087)           $  (228,532)        $  (273,619)
Less: Preferred stock dividends                 --           (38,571)       (38,571)               (64,729)           (103,300)
                                        ----------       -----------     ----------            -----------         -----------
Net income (loss) available to
  common s/h                               (58,829)          (24,829)       (83,658)              (293,261)           (376,919)
                                        ----------       -----------     ----------            -----------         -----------
DILUTED EARNINGS (loss)
----------------
Add: Effect of convertible bonds                                                 --                                         --
     Effect of options                                                           --                                         --
     Preferred stock dividends*                                                  --                                         --
                                        ==========       ===========     ==========            ===========         ===========
Income (loss) assuming conversions      $  (58,829)      $   (24,829)    $  (83,658)           $  (293,261)        $  (376,919)
                                        ==========       ===========     ==========            ===========         ===========
Weighted average shares outstanding:
      Basic                              6,108,144                        6,108,144                                  6,108,144
                                        ----------       -----------     ----------            -----------         -----------
      Effect of convertible bonds                                                --                                         --
      Effect of options                                                          --                                         --
      Effect of preferred shares*                                                --                                         --
                                        ----------       -----------     ----------            -----------         -----------
      Diluted shares                     6,108,144                --      6,108,144                     --           6,108,144
                                        ----------       -----------     ----------            -----------         -----------
Income (loss) per common share:
      Basic                             $     (.01)                      $     (.01)                               $      (.06)
                                        ==========                       ==========                                ===========
      Diluted                           $     (.01)                      $     (.01)                               $      (.06)
                                        ==========                       ==========                                ===========


                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                               BASIC AND DILUTED
                          YEAR ENDED DECEMBER 31, 1997

                                                                            PRO FORMA                                PRO FORMA
                                                         DIAGNOSTICS     WITH DIAGNOSTICS       DIAGNOSTICS          WITH ALL
BASIC EARNINGS                          HISTORICAL         COMPANY         COMPANY ONLY          CO. L.P.          TRANSACTIONS
--------------                          ----------       -----------     ----------------       -----------        ------------
Net income                              $1,781,613       $    98,541        $1,880,154         $  (285,574)        $ 1,594,580
Less:    Preferred stock dividends              --           (51,428)          (51,428)            (86,305)           (137,733)
                                        ----------       -----------        ----------         -----------         -----------
Net income available to common s/h       1,781,613            47,113         1,828,726            (371,879)          1,456,847
                                        ----------       -----------        ----------         -----------         -----------
DILUTED EARNINGS
----------------
Add:     Effect of convertible bonds        35,200                              35,200                                  35,200
         Effect of options                  15,017                              15,017                                  15,017
         Preferred stock dividends              --            51,428            51,428              86,305             137,733
                                        ----------       -----------        ----------         -----------         -----------
 Income assuming conversions            $1,831,830       $    98,541        $1,930,371         $  (285,574)        $ 1,644,797
                                        ==========       ===========        ==========         ===========         ===========
Weighted average shares outstanding:
         Basic                           6,224,241                           6,224,241                               6,224,241
                                        ----------       -----------        ----------         -----------         -----------
         Effect of convertible bonds       500,000                             500,000                                 500,000
         Effect of options                 192,000                             192,000                                 192,000
         Effect of preferred shares                          285,713           285,713             479,473             765,186
                                        ----------       -----------        ----------         -----------         -----------
         Diluted shares                  6,916,241           285,713         7,201,954             479,473           7,681,427
                                        ----------       -----------        ----------         -----------         -----------
Income per common share:
         Basic                          $      .29                          $      .29                             $       .23
                                        ==========                          ==========                             ===========
         Diluted                        $      .26                          $      .27                             $       .21
                                        ==========                          ==========                             ===========

       * The preferred shares were not included in the computation because they would be anti-dilutive.

NOTES TO PRO FORMA FINANCIAL STATEMENTS
---------------------------------------

The unaudited pro forma combined financial statements give effect to the Mergers using the purchase method of accounting, after giving effect to the pro forma adjustments and assumptions described in the accompanying notes. These unaudited pro forma financial statements of The Wendt-Bristol Health Services Corporation have been prepared as if the Mergers of Wendt-Bristol Diagnostics Company and Wendt-Bristol Diagnostics Co. L.P. had occurred on January 1, 1997.

NOTE 1 - PRO FORMA ADJUSTMENTS RELATING TO THE MERGER OF WENDT-BRISTOL DIAGNOSTICS COMPANY

The public offering of WBDC had an initial price to the public of $5.00 per share. Despite significant efforts by the Company and its representatives, the "Best Efforts" offering had disappointing sales, far less than expectations. As a result of the limited number of shares in the marketplace, trading has become especially difficult with an inability to trade at the initial price.

After consideration of the circumstances, management concluded that it would be appropriate to offer remaining shareholders (less than 15% of outstanding shares) an exchange value equivalent to the initial offering price.

The value of the Wendt-Bristol Diagnostics Company 171,429 minority common shares (approximately 14.5% of the total outstanding) was determined by converting the 171,429 shares into 42,857 shares (4:1 ratio) of Wendt-Bristol Health Services Preferred Stock with a stated value of $20 per share. The difference between the purchase price of $857,140 and the amount due to the minority shareholders of $414,680 results in an excess of cost over assets acquired (goodwill) of $442,460 being recorded on the balance sheet of Wendt-Bristol Health Services. Such amount is being amortized over fifteen years in this Pro Forma presentation.

The pro forma balance sheet includes adjustments for the issuance of preferred stock and payment of preferred dividends at the annual rate of $1.20 per share. The pro forma statements of operations include adjustments for depreciation, amortization of goodwill, and the inclusion of the minority share of earnings, historically included in the consolidated statements of Wendt-Bristol Health Services Corporation.

The following is a description of the adjustments presented in the Pro Forma financial statements:

a. To record the issuance of 42,857 shares of $20 stated value Preferred Stock of Wendt-Bristol Health Services for the 171,429 minority shares outstanding of Wendt-Bristol Diagnostics Company. Utilizing the purchase method of accounting for the purchase of these shares results in goodwill of $442,460.

b. To record the amortization of goodwill resulting from the exchange transaction for the year ended December 31, 1997.

c. To record the payment of cash dividends on the 42,857 preferred shares issued for the year ended December 31, 1997.

d. To eliminate the minority earnings of WBDC for the nine months ended September 30, 1998 due to the consolidation of its financial statements.

e. To record the amortization of goodwill resulting from the exchange transaction for the nine months ended September 30, 1998.

f. To record the payment of cash dividends on the 42,857 preferred shares issued for the nine months ended September 30, 1998.

g. To record income statement adjustments to retained earnings for the nine months ended September 30, 1998.

h. To record income statement adjustments to retained earnings for the years ended December 31, 1997.


NOTE 2 - PRO FORMA ADJUSTMENTS RELATING TO THE MERGER OF WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.

The Company determined the fair value of the Partnership Units by considering their initial price, limited marketability and the Unitholder's recovery of their initial investment. The price the initial Unitholders (limited partners) paid for their units was $10.00 per unit. As a result of the diminished marketability of the units resulting primarily from the effects of a lack of cash flow available for distribution, $10.00 per unit has been established as the fair value to ensure that the Unitholders would receive securities that matched the initial investment in the Partnership (exclusive of distributions) and that such services could be traded in an established market, conditioned upon the acceptance of the Company's application for listing on the American Stock Exchange.

The value of the Wendt-Bristol Diagnostics Company L.P. 143,842 minority units was determined by converting the 143,842 units into 71,921 shares (2:1 ratio) of Wendt-Bristol Health Services Preferred Stock with a stated value of $20 per share. The difference between the purchase price of $1,438,420 and the amount due from the minority unitholders of $206,282 results in a fair market revaluation of fixed assets of $783,873 and an excess cost over assets acquired (goodwill) of $860,829 being recorded on the balance sheet of Wendt-Bristol Health Services. The fixed assets are depreciated over 10-40 years and the goodwill is amortized over fifteen years.

The pro forma balance sheet includes adjustments for the issuance of preferred stock and payment of preferred dividends at the annual rate of $1.20 per share and for partnership distributions made in 1997. The pro forma statements of operations include adjustments for depreciation, amortization of goodwill, and the inclusion of the minority shares of losses, net of tax, historically included in the consolidated statements of Wendt-Bristol Health Services Corporation.

The following is a description of the adjustments presented in the Pro Forma financial statements:

A. To combine the balance sheet of Wendt-Bristol Diagnostics Company L.P. at September 30, 1998.

B. To combine the income statement of Wendt-Bristol Diagnostics Company L.P. for the nine months ended September 30, 1998.

C. To combine the income statement of Wendt-Bristol Diagnostics Company L.P. for the year ended December 31, 1997.

D. To record the issuance of 71,921 shares of $20 stated value Preferred Stock of The Wendt-Bristol Health Services Corporation for the 143,842 outstanding limited partnership units of Wendt-Bristol Diagnostics Company L.P.

E. To record additional depreciation and amortization relating to the merger for the year ended December 31, 1997.

F. To eliminate the minority earnings of Wendt-Bristol Diagnostics Company L.P. for the year ended December 31, 1997 due to the consolidation of its financial statements.

G. To record the income tax effect (at 34%) of the partnership units acquired for the year ended December 31, 1997.

H. To record the payment of cash dividends on the 71,921 preferred shares issued for the year ended December 31, 1997.

I. To eliminate the minority earnings of Wendt-Bristol Diagnostics Company L.P. for the nine months ended September 30, 1998 due to the consolidation of its financial statements.

J. To record depreciation and amortization relating to the merger for the nine months ended September 30, 1998.

K. To record the income tax effect (at 34%) of the partnership units acquired for the nine months ended September 30, 1998.

L. To record the payment of cash dividends on the 71,921 preferred shares issued for the nine months ended September 30, 1998.

M. To record income statement adjustments to retained earnings for the nine months ended September 30, 1998.

N. To record income statement adjustments to retained earnings for the year ended December 31, 1997.


NOTE 3 - RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges was calculated assuming the issuance of 42,857 shares of the preferred stock for the merger of Wendt-Bristol Diagnostics Company and 71,921 shares for the merger of Wendt-Bristol Diagnostics Company L.P. The issuance of such shares results in additional annual preferred stock dividends totaling approximately $138,000. On an initial pro forma basis, the earnings would be inadequate to cover fixed charges for the nine months ended September 30, 1998 by approximately $563,000. Pro forma depreciation for this same period amounts to approximately $617,000.

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 AS AT SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                                     ASSETS

                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                         1998             1997
                                                                                    --------------    ------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
     Cash ......................................................................     $   797,980      $   625,109
     Restricted Cash ...........................................................         202,018          221,120
     Receivables:
         Trade, net of allowance for doubtful
            accounts of $69,000 and $101,000 (1998 and 1997) ...................       1,248,226        1,899,967
         Notes receivable, current portion .....................................         332,003        3,216,654
         Allocation due from limited partnership (Notes 2 and 8) ...............         697,000          440,000
         Miscellaneous .........................................................         866,412        1,184,921
                                                                                     -----------      -----------
                                                                                       3,143,641        6,741,542
                                                                                     -----------      -----------

     Inventories ...............................................................         168,765          202,951
     Prepaid expenses and other current assets .................................         112,058           66,655
                                                                                     -----------      -----------
            Total current assets ...............................................       4,424,462        7,857,377
                                                                                     -----------      -----------

PROPERTY, PLANT AND EQUIPMENT AT COST ..........................................       7,040,986        5,768,148
     Less: Accumulated depreciation and
         amortization ..........................................................      (1,772,069)      (1,656,764)
                                                                                     -----------      -----------
                                                                                       5,268,917        4,111,384
                                                                                     -----------      -----------
INVESTMENTS AND OTHER ASSETS:
     Securities available for sale, at market ..................................         123,750               --
     Notes and other receivables, net of current portion .......................          87,640          257,949
     Notes receivable from officers, employees and
         related parties, net of amounts payable ...............................         998,022          902,271
     Life insurance premiums receivable ........................................       1,060,581          972,451
     Investments and related advances, net .....................................       3,342,636        2,416,998
     Excess of cost over assets of subsidiary acquired, net ....................         344,531          355,439
     Deferred charges ..........................................................         544,780          535,138
     Other assets ..............................................................         334,909          235,854
                                                                                     -----------      -----------
            Total investments and other assets .................................       6,836,849        5,676,100
                                                                                     -----------      -----------
                                                                                     $16,530,228      $17,644,861
                                                                                     ===========      ===========


                                                LIABILITIES
CURRENT LIABILITIES:
     Accounts payable ..........................................................     $ 2,032,299      $ 2,789,660
     Accrued expenses and other liabilities
         Salaries and wages ....................................................         166,638          499,571
         Taxes, other than federal income taxes ................................         123,841          192,974
         Interest ..............................................................          92,758           77,565
         Other .................................................................          66,426          678,517
     Long-term obligations classified as current ...............................         353,132          344,807
     Federal income taxes payable ..............................................              --           40,000
                                                                                     -----------      -----------
            Total current liabilities ..........................................       2,835,094        4,623,094
                                                                                     -----------      -----------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS,
     LESS CURRENT PORTION ......................................................       6,808,314        6,034,023
                                                                                     -----------      -----------

            Total liabilities ..................................................       9,643,408       10,657,117
                                                                                     -----------      -----------

MINORITY INTERESTS .............................................................         578,483          542,618

STOCKHOLDERS' EQUITY
     Preferred stock, $20 stated value, authorized 500,000
         shares, issued, none (note 17) ........................................              --               --
     Common stock, $.01 par, authorized 12,000,000 shares,
         issued, 8,248,480 shares ..............................................          82,485           82,485
     Capital in excess of par ..................................................      10,260,927       10,244,805
     Net unrealized gains (losses) on securities
         available for sale, net of tax ........................................         (36,659)              --
     Retained earnings (deficit) ...............................................      (1,396,312)      (1,337,483)
                                                                                     -----------      -----------
                                                                                       8,910,441        8,989,807
                                                                                     -----------      -----------
     Treasury stock, at cost, 2,079,901 shares (September)
         and 2,067,254 shares (December) .......................................      (2,602,104)      (2,544,681)
                                                                                     -----------      -----------
            Total stockholders' equity .........................................       6,308,337        6,445,126
                                                                                     -----------      -----------
                                                                                     $16,530,228      $17,644,861
                                                                                     ===========      ===========

The accompanying notes are an integral part of the financial statements.

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

                                                                      NINE MONTHS ENDED              THREE MONTHS ENDED
                                                                         SEPTEMBER 30,                  SEPTEMBER 30,
                                                                ---------------------------      --------------------------
                                                                    1998            1997             1998           1997
Revenues:
     Net sales ............................................     $  819,978      $ 1,924,713      $  271,546      $  504,305
     Service income .......................................      4,595,723       10,945,140       1,641,009       3,764,955
                                                                ----------      -----------      ----------      ----------
                                                                 5,415,701       12,869,853       1,912,555       4,269,260

Cost and expenses:
     Cost of sales ........................................        621,243        1,479,636         205,575         416,363
     Selling, general and administrative ..................      4,593,502       10,480,568       1,765,667       3,567,894
     Depreciation .........................................        187,232          385,080          66,232         128,922
                                                                ----------      -----------      ----------      ----------
                                                                 5,401,977       12,345,284       2,037,474       4,113,179

Operating income (loss) ...................................         13,724          524,569        (124,919)        156,081

Other income (expense):
     Equity in earnings of affiliates, net of minority
       interests in affiliates (Note 6)....................         50,325          330,295          15,817         105,451
     Interest expense, net ................................       (160,210)        (677,649)        (83,199)       (217,662)
     Other, net ...........................................         20,232           56,690           5,483          24,111
                                                                ----------      -----------      ----------      ----------
                                                                   (89,653)        (290,664)        (61,899)        (88,100)

Income (loss) before income taxes .........................        (75,929)         233,905        (186,818)         67,981

Income tax benefit (expense) ..............................         17,100          (14,300)         20,600          (5,100)
                                                                ----------      -----------      ----------      ----------

Net income (loss) .........................................     $  (58,829)     $   219,605      $ (166,218)     $   62,881
                                                                ==========      ===========      ==========      ==========
Income (loss) per common share:
     Basic ................................................     $    (0.01)     $      0.04      $    (0.03)     $     0.01
                                                                ==========      ===========      ==========      ==========
     Diluted ..............................................     $    (0.01)     $      0.03      $    (0.03)     $     0.01
                                                                ==========      ===========      ==========      ==========
Weighted average shares outstanding:
     Basic ................................................      6,108,144        6,237,303       6,139,889       6,228,326
                                                                ==========      ===========      ==========      ==========
     Diluted ..............................................      6,108,144        6,290,097       6,139,889       6,263,526
                                                                ==========      ===========      ==========      ==========

     The accompanying notes are an integral part of these financial statements

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                  (UNAUDITED)

                                                    NINE MONTHS ENDED             THREE MONTHS ENDED
                                                       SEPTEMBER 30                  SEPTEMBER 30
                                                  ----------------------        ----------------------
                                                     1998         1997            1998            1997
                                                     -----        ----            ----            ----
Net income (loss)                                 $(58,829)     $219,605        $(166,218)      $62,881

Unrealized loss on securities available
  for sale, net of tax benefit of $18,900          (36,659)           --          (36,659)           --
                                                  --------      --------        ---------       -------
Comprehensive income (loss)                       $(95,488)     $219,605        $(202,877)      $62,881
                                                  ========      ========        =========       =======

The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                            -------------------------------
                                                                 1998             1997
                                                            --------------    -------------
Cash flows from operating activities:
  Net income (loss).........................................  $   (58,829)   $   219,605
                                                              -----------    -----------
  Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
    Amortization, depreciation and other, net...............      198,140        431,341
    Provision for losses on notes and accounts receivable...       25,124         31,116
    Loss on disposition of assets...........................        3,391             --
    Minority interest in earnings (losses) of
     affiliates.............................................       35,865        148,496
    Equity in net earnings of affiliates....................      (86,190)      (478,791)
    Changes in assets and liabilities:
      Receivables
         Purchase of receivables............................           --       (250,358)
         Other changes......................................      945,815       (366,512)
      Merchandise inventories...............................       34,186        140,350
      Prepaid expenses and other current assets.............      (33,587)        24,151
      Accounts payable......................................     (757,361)       378,609
      Accrued expenses and other liabilities................     (998,964)    (1,426,417)
      Federal income taxes payable..........................      (40,000)            --
      Deferred charges and other............................      (89,780)       (35,035)
                                                              -----------    -----------
  Total adjustments.........................................     (763,361)    (1,403,050)
                                                              -----------    -----------
Net cash used in operating activities.......................     (822,190)    (1,183,445)
                                                              -----------    -----------
Cash flows from investing activities:
  (Increase) decrease in notes receivable...................    3,054,960       (178,549)
  Investment and related advances...........................   (1,400,100)    (1,433,804)
  Purchase of marketable securities.........................     (179,309)
  Disbursements to related parties and former affiliates,
    net.....................................................     (183,881)       (33,298)
  Utilization of or (deposit to) restricted cash............       19,102       (143,804)
  Capital expenditures......................................     (176,012)      (231,092)
                                                              -----------    -----------
Net cash provided by (used in) investing activities.........    1,134,760     (2,020,547)
                                                              -----------    -----------
Cash flows from financing activities:
  Distributions from limited partnership....................           --        143,842
  Treasury stock purchased..................................     (318,108)       (69,414)
  Proceeds from the sale of Treasury stock..................      264,991
  Purchase of common stock/partnership units of affiliates..           --         (3,600)
  Proceeds from officer obligation..........................       50,000         90,000
  Principal payments of officer obligation..................      (50,000)      (145,000)
  Proceeds from stock options...............................           --          4,375
  Principal payments of long-term obligations...............      (86,582)      (553,106)
  Proceeds from long-term obligations.......................           --      3,554,934
  Net payments to securitization program....................           --       (392,287)
                                                              -----------    -----------
Net cash provided by (used in) financing activities.........     (139,699)     2,629,744
                                                              -----------    -----------
Net increase (decrease) in cash.............................      172,871       (574,248)
Cash at beginning of period.................................      625,109        890,128
                                                              -----------    -----------
Cash at end of period.......................................  $   797,980    $   315,880
                                                              ===========    ===========
Cash paid during the nine months for:
  Interest, net of interest income..........................  $   145,017    $   635,461
  Income taxes..............................................  $    95,037    $    10,550
Supplemental disclosures of noncash investing and financing
  activity:
  A subsidiary purchased equipment which was financed
    by entering into installment finance agreements.
    Increase in equipment cost, net.........................  $   869,198    $        --
    Increase in long-term obligations.......................     (869,198)            --
  The company purchased marketable securities and in
    accordance with the provisions of SFAS No. 115, has
    recognized an unrealized loss on the balance sheet as
    a component of stockholders' equity.
      Increase in unrealized (gains) losses on securities
        available for sale, net of tax......................  $    36,659
      Increase in other assets..............................       18,900
      Decrease in securities available for sale.............      (55,559)
  A subsidiary of the Company is a general partner in a
    limited partnership. Capital was reallocated from
    the general partner to the limited partners resulting
    in a receivable from the limited partners.
      Increase in miscellaneous receivables.................  $   257,000
      Decrease in investment and related advances...........     (257,000)

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly The Wendt-Bristol Health Services Corporation ("Wendt-Bristol" or "Company") and subsidiaries consolidated financial position as at September 30, 1998 and December 31, 1997 and the consolidated results of its operations for the three and nine months ended September 30, 1998 and 1997 as well as the cash flows for the respective nine months. The results of operations for any interim period are not necessarily indicative of results for the full year.

 2. RECLASSIFICATIONS

     Certain amounts on the balance sheet at December 31, 1997 have been reclassified to conform with the presentation at September 30, 1998.

 3. INCOME TAXES

     Federal, state and local taxes are summarized as follows:

                                                NINE MONTHS ENDED     THREE MONTHS ENDED
                                                  SEPTEMBER 30,         SEPTEMBER 30,
                                                ------------------    ------------------
                                                 1998       1997        1998      1997
                                               --------    -------    --------   ------
Federal taxes:
  Current expense (benefit)................... $ 16,000    $    --    $ 19,000   $   --
  Deferred expense (benefit)..................  (41,300)        --     (41,300)      --
State and local taxes:
  Current expense.............................    8,200     14,300       1,700    5,100
                                               --------    -------    --------   ------
          Total expense (benefit)............. $(17,100)   $14,300    $(20,600)  $5,100
                                               ========    =======    ========   ======

 4. STOCKHOLDERS' EQUITY

     At September 30, 1998 there were 414,538 Common Stock purchase warrants outstanding, exercisable at $3.75 per warrant. Each warrant, upon exercise, provides two and three quarters (2-3/4) shares of the Company's common stock and a Series II warrant (issuable upon completion of appropriate Securities and Exchange Commission filings) exercisable for two shares at $3.00/share. The Warrants' expiration dates, as amended by the Board of Directors in April 1998, are May 1, 1999 for the initial Warrant and May 1, 2000 for the Series II Warrants. There were no warrants exercised during the nine or three months ended September 30, 1998.

 5. EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standard Board issued statement of Financial Accounting Standards No. 128, "Earnings per Share," which changed the method used to calculate earnings per share. Basic earnings per share has been calculated as income available to common stockholders divided by the weighted average number of common shares outstanding. Diluted earnings per share has been calculated as diluted income available to common stockholders divided by the diluted weighted average number of common shares. Diluted weighted average number of common shares has been calculated using the treasury stock

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

method for Common Stock equivalents, which includes Common Stock issuable pursuant to stock options and Common Stock warrants. The following is provided to reconcile the earnings per share calculations:

                                                NINE MONTHS ENDED          THREE MONTHS ENDED
                                                  SEPTEMBER 30,               SEPTEMBER 30,
                                            ------------------------    ------------------------
                                               1998          1997          1998          1997
                                            ----------    ----------    ----------    ----------
Income (loss) available to common
  stockholders............................  $  (58,829)   $  219,605    $ (166,218)   $   62,881
  Effect of dilutive 5.5% convertible bond
     (net of tax).........................          --            --            --            --
                                            ----------    ----------    ----------    ----------
Income (loss) available to common
  stockholders and assumed conversions....  $  (58,829)   $  219,605    $ (166,218)   $   62,881
                                            ==========    ==========    ==========    ==========
Shares:
Weighted average shares (basic)...........   6,108,144     6,237,303     6,139,889     6,228,326
  Effect of dilutive securities
     Options..............................          --(A)     52,794            --(A)     35,200
     Warrants.............................          --(B)         --(B)         --(B)         --(B)
     Convertible Debt.....................          --(C)         --(C)         --(C)         --(C)
                                            ----------    ----------    ----------    ----------
Diluted weighted average shares...........   6,108,144     6,290,097     6,139,889     6,263,526
                                            ==========    ==========    ==========    ==========
Income (loss) per common share:
  Basic...................................  $    (0.01)   $     0.04    $    (0.03)   $     0.01
                                            ==========    ==========    ==========    ==========
  Diluted.................................  $    (0.01)   $     0.03    $    (0.03)   $     0.01
                                            ==========    ==========    ==========    ==========

---------------
(A) Excluded from the computation because their exercise would be anti-dilutive.

(B) 414,538 warrants were excluded from the computation of diluted EPS because the exercise price was greater than the average market price of the common shares.

(C) 500,000 shares of common stock associated with the possible conversion of convertible debt were excluded because the conversion would be anti-dilutive.

 6. AFFILIATES/MINORITY INTEREST

     The following table reflects the Company's proportionate share of the earnings of affiliates accounted for under the equity method of accounting, less the proportionate share of Minority interest attributable to the minority investors in the (earnings) losses of consolidated affiliates.

                                            NINE MONTHS ENDED      THREE MONTHS ENDED
                                              SEPTEMBER 30,           SEPTEMBER 30,
                                           --------------------    -------------------
                                             1998       1997         1998       1997
                                           --------   ---------    --------   --------
Equity in earnings (losses) of
  affiliates.............................  $ 86,190   $ 478,791    $ 39,937   $157,708
Minority interest in earnings of
  affiliates, net of tax.................   (35,865)   (148,496)    (24,120)   (52,257)
                                           --------   ---------    --------   --------
                                           $ 50,325   $ 330,295    $ 15,817   $105,451
                                           ========   =========    ========   ========

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Unaudited financial information of the affiliates which are accounted for by the equity method is summarized below:

Combined Balance Sheets

                                                             SEPTEMBER 30,    SEPTEMBER 30,
                                                                 1998              1997
                                                             -------------    -------------
Current assets.............................................   $ 2,550,974       $1,632,879
Property, plant and equipment net of accumulated
  depreciation.............................................    12,672,505        5,212,519
Other non-current assets...................................       751,777          815,063
                                                              -----------       ----------
          Total assets.....................................   $15,975,256       $7,660,461
                                                              ===========       ==========
Liabilities................................................   $14,256,137       $5,027,500
Equity.....................................................     1,719,119        2,632,961
                                                              -----------       ----------
          Total liabilities and equity.....................   $15,975,256       $7,660,461
                                                              ===========       ==========

Combined Statements of Operations

                                          NINE MONTHS ENDED       THREE MONTHS ENDED
                                             SEPTEMBER 30,           SEPTEMBER 30,
                                       ----------------------   -----------------------
                                          1998        1997         1998         1997
                                       ----------  ----------   ----------   ----------
Service revenues.....................  $5,283,712  $4,144,769   $1,900,834   $1,386,228
Operating income (loss)..............  $   45,057  $  674,876   $  (38,949)  $  161,565
Net income (loss)....................  $ (535,877) $  560,947   $ (290,827)  $  170,538

     As a result of the limited liability companies and limited partnership being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings. See Note 2. Income Taxes.

 7. MARKETABLE SECURITIES

     The Company determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. Marketable securities have been classified as available-for-sale and are carried at fair value, with unrealized holding gains and losses reported as a separate component of stockholders' equity.

 8. ALLOCATION DUE FROM LIMITED PARTNERSHIP

     A subsidiary of the Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate that all income reallocated will be restored as a result of the priorities established in the partnership agreement.

 9. NEW ACCOUNTING PRONOUNCEMENTS

     On April 3, 1998 the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Costs of Start-up Activities" which states that the costs of start-up activities, including organization costs, should be expensed as incurred. Implementation of SOP 98-5 is required for financial statements issued for fiscal years beginning after December 15, 1998 with the initial application of this SOP being reported as a cumulative effect of a change in accounting principle. Currently, the Company has an asset of approximately $171,000 included in the caption "Deferred charges" on the balance sheet at September 30, 1998, of which $123,000 was capitalized during the first nine months of 1998. If the SOP was adopted early, there would be a cumulative charge to earnings at this time of approximately $147,000 for the consolidated entities.

     In addition, entities accounted for by the equity method have deferred start-up charges on their balance sheets totaling $429,000 at September 30, 1998 of which $114,000 was capitalized during the first nine months of 1998. If SOP 98-5 was adopted early, there would be a cumulative charge to earnings of the Company relating to affiliates at this time of approximately $102,000.

     Other than the above indicated effects of the asset write-off and respective charge to earnings, there would be no further impact to the Company as a result of the adoption of this standard.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. PLANS TO ACQUIRE MINORITY INTERESTS/ISSUANCE OF PREFERRED STOCK

     On June 23, 1998 the Company announced its plans to acquire all of the limited partner interests in Wendt-Bristol Diagnostics Co. L.P., its ten year old, initial Diagnostic and Radiology Center located in Columbus, Ohio. Additionally, the Company intends to acquire the approximate 15% of the outstanding shares that it doesn't already own in the partnership's sole general partner: Wendt-Bristol Diagnostics Company.

     The Board of Directors has approved the issuance of the Company's authorized, but unissued convertible Series 1 $20.00 Preferred Stock, with cumulative dividends at 6% per annum (payable quarterly) with the express intent to accomplish the acquisition of all of the minority interests in each of the two aforementioned affiliates.

     The Company has filed registration statements of Preferred Shares with the Securities and Exchange Commission (SEC) and a listing application with the American Stock Exchange. Such filings have had an initial review by the SEC and the Company is preparing amended registration statements responding to the comments and utilizing the updated financial information contained herein along with the Annual Report for the twelve months ended December 31, 1997. It is anticipated that the issuance of the Preferred Shares and acquisition of the minority interests will be completed subject to the approval of the limited partners, the shareholders of Wendt-Bristol Diagnostics Company, the effectiveness of the amended registration statements to be filed by the Company with the Securities and Exchange Commission regarding the Preferred Shares, and any necessary third party consents.

     In conjunction with the above and in response to foreign investor interest, the Company had also filed a registration statement for the possible issuance of up to 325,000 shares of Preferred Stock for a cash price of $20.00 per share. An amended registration statement will be filed similarly and concurrently with the above.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The Wendt-Bristol Health Services Corporation
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of The Wendt-Bristol Health Services Corporation and Subsidiaries for the years ended December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wendt-Bristol Health Services Corporation and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 17 as to which the date is June 23, 1998 and
Note 18 as to which the date is January 27, 1999.

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        AS AT DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 DECEMBER 31,     DECEMBER 31,
                                                                     1997             1996
                                                                 ------------     ------------
CURRENT ASSETS:
     Cash ..................................................     $   625,109      $   890,128
     Restricted Cash .......................................         221,120          381,025
     Receivables:
         Trade, net of allowance for doubtful
            accounts of $101,000 and $90,000
            (1997 and 1996).................................       1,899,967        1,641,103
         Notes receivable, current portion .................       3,216,654           97,707
         Miscellaneous .....................................       1,624,921          722,937
                                                                 -----------      -----------
                                                                   6,741,542        2,461,747
                                                                 -----------      -----------

     Inventories ...........................................         202,951          482,930
     Prepaid expenses and other current assets .............          66,655          172,404
                                                                 -----------      -----------
            Total current assets ...........................       7,857,377        4,388,234
                                                                 -----------      -----------

PROPERTY, PLANT AND EQUIPMENT AT COST ......................       5,768,148       14,168,601
     Less: Accumulated depreciation and
         amortization ......................................      (1,656,764)      (3,216,920)
                                                                 -----------      -----------
                                                                   4,111,384       10,951,681
                                                                 -----------      -----------
INVESTMENTS AND OTHER ASSETS:
     Notes and other receivables, net of current portion ...         257,949          177,191
     Notes receivable from officers, employees and
         related parties, net of amounts payable ...........         902,271          993,580
     Life insurance premiums receivable ....................         972,451          865,299
     Investments and related advances, net .................       2,416,998          759,852
     Excess of cost over assets of subsidiary
         acquired, net......................................         355,439          621,629
     Deferred charges ......................................         535,138          823,867
     Other assets ..........................................         235,854          328,631
                                                                 -----------      -----------
            Total investments and other assets .............       5,676,100        4,570,049
                                                                 -----------      -----------

                                                                 $17,644,861      $19,909,964
                                                                 ===========      ===========
CURRENT LIABILITIES:
     Notes payable - officer ...............................     $        --      $    55,000
     Securitization program advances .......................              --          392,287
     Accounts payable ......................................       2,789,660        2,297,666
     Accrued expenses and other liabilities
         Salaries and wages ................................         499,571          458,709
         Workers' compensation .............................          50,197          380,502
         Taxes, other than federal income taxes ............         192,974          674,985
         Interest ..........................................          77,565           77,250
         Stock purchase agreement payable ..................              --          325,000
         Other .............................................         628,320          630,192
     Long-term obligations classified as current ...........         344,807          291,300
     Federal income taxes payable ..........................          40,000               --
                                                                 -----------      -----------
            Total current liabilities ......................       4,623,094        5,582,891
                                                                 -----------      -----------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS,
     LESS CURRENT PORTION ..................................       6,034,023        9,084,733
                                                                 -----------      -----------

            Total liabilities ..............................      10,657,117       14,667,624
                                                                 -----------      -----------

MINORITY INTERESTS .........................................         542,618          500,310

STOCKHOLDERS' EQUITY
     Preferred stock, $20 stated value, authorized 500,000
         shares, issued, none (note 17) ....................              --               --
     Common stock, $.01 par, authorized 12,000,000 shares,
         issued, 8,248,480 shares (1997) and 8,243,480
         shares (1996) .....................................          82,485           82,435
     Capital in excess of par ..............................      10,244,805       10,238,750
     Retained earnings (deficit) ...........................      (1,337,483)      (3,119,096)
                                                                 -----------      -----------
                                                                   8,989,807        7,202,089
                                                                 -----------      -----------
     Treasury stock, at cost, 2,067,254 shares (1997)
         and 2,007,460 shares (1996) .......................      (2,544,681)      (2,460,059)
                                                                 -----------      -----------
            Total stockholders' equity .....................       6,445,126        4,742,030
                                                                 -----------      -----------
                                                                 $17,644,861      $19,909,964
                                                                 ===========      ===========

The accompanying notes are an integral part of the financial statements.

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                        YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                               1997             1996            1995
Revenues:
     Net sales .......................................     $ 2,435,334      $ 2,816,386      $ 2,708,955
     Service income ..................................      14,694,917       14,717,744       14,483,606
                                                           -----------      -----------      -----------
                                                            17,130,251       17,534,130       17,192,561

Cost and expenses:
     Cost of sales ...................................       1,820,352        2,071,596        1,920,118
     Selling, general and administrative .............      14,088,614       14,814,307       14,165,023
     Depreciation ....................................         359,636          509,996          513,019
                                                           -----------      -----------      -----------
                                                            16,268,602       17,395,899       16,598,160

Operating income .....................................         861,649          138,231          594,401


Other income (expense):
     Equity in earnings of affiliates, net of
       minority interests in affiliates (Note 6)......         220,168          327,868          450,131
     Interest expense, net ...........................        (893,101)        (861,211)        (896,867)
     Gain on sale of nursing home assets .............       1,778,007               --
     Other, net ......................................          12,190          102,425            5,726
                                                           -----------      -----------      -----------
                                                             1,117,264         (430,918)        (441,010)

Income (loss) before income taxes ....................       1,978,913         (292,687)         153,391

Income tax benefit (expense) .........................        (197,300)          46,409           63,334
                                                           -----------      -----------      -----------

Net income (loss) ....................................     $ 1,781,613      $  (246,278)     $   216,725
                                                           ===========      ===========      ===========
Income (loss) per common share:
     Basic ...........................................     $      0.29      $     (0.04)     $      0.04
                                                           ===========      ===========      ===========
     Diluted .........................................     $      0.26      $     (0.04)     $      0.04
                                                           ===========      ===========      ===========
Weighted average shares outstanding:
     Basic ...........................................       6,224,241        5,825,686        6,131,770
                                                           ===========      ===========      ===========
     Diluted .........................................       6,916,241        5,825,686        6,131,770
                                                           ===========      ===========      ===========

The accompanying notes are an integral part of these financial statements

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             COMMON      CAPITAL IN       RETAINED       TREASURY
                              STOCK     EXCESS OF PAR     EARNINGS         STOCK          TOTAL
                             -------    -------------    -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1994.....................  $82,407     $10,311,509     $(3,089,543)   $  (104,826)   $ 7,199,547
  Shares contributed to
     Retirement Plan
     (21,764 shares).......                  (40,257)                        50,157          9,900
  Warrants exercised for
     common stock..........       28           3,722                                         3,750
  Treasury stock acquired
     (2,500,000 shares)
     (Note 2 ).............                                              (2,887,347)    (2,887,347)
  Net income...............                                  216,725                       216,725
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1995.....................   82,435      10,274,974      (2,872,818)    (2,942,016)     4,542,575
  Shares contributed to
     Retirement Plan
     (16,262 shares).......                  (10,224)                        18,957          8,733
  Sale of treasury shares
     (500,000 shares) (Note
     10)...................                  (26,000)                       463,000        437,000
  Net loss.................                                 (246,278)                     (246,278)
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1996.....................   82,435      10,238,750      (3,119,096)    (2,460,059)     4,742,030
  Shares contributed to
     Retirement Plan (6,306
     shares)...............                    1,730                          7,728          9,458
  Treasury stock acquired
     (66,100 shares).......                                                 (92,350)       (92,350)
  Stock options exercised
     (5,000 shares)........       50           4,325                                         4,375
  Net income...............                                1,781,613                     1,781,613
                             -------     -----------     -----------    -----------    -----------
BALANCE AT DECEMBER 31,
  1997.....................  $82,485     $10,244,805     $(1,337,483)   $(2,544,681)   $ 6,445,126
                             =======     ===========     ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $ 1,781,613    $  (246,278)   $   216,725
                                                              -----------    -----------    -----------
  Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
    Amortization, depreciation and other, net...............      350,093        530,481        530,933
    Provision for losses on notes and accounts receivable...       59,958         65,480        105,528
    Gain on sale of nursing home assets.....................   (1,778,007)          --            --
    Gain on sale of other assets............................      (98,548)          --            --
    Life insurance premium reserve..........................        --              --         (376,000)
    Costs associated with acquisition of minority interest
     in limited partnership.................................        --              --          151,950
    Minority interest in earnings (losses) of consolidated
     subsidiaries...........................................      128,038         97,308         51,725
    Equity in earnings of unconsolidated affiliates.........     (348,206)      (425,176)      (501,856)
    Changes in assets and liabilities:
      Receivables:
        Sale (purchase) of receivables......................     (269,176)       494,188     (1,354,048)
        Other changes.......................................      (68,328)       (69,178)       225,534
      Inventories...........................................      279,979          6,112        (29,350)
      Prepaid expenses and other current assets.............      103,672        324,052        110,705
      Accounts payable......................................      491,994        282,693       (297,946)
      Accrued expenses and other liabilities................   (1,550,552)    (1,520,547)       508,462
      Federal income taxes payable..........................       40,000       (100,000)      (220,000)
      Deferred charges and other............................      (32,310)      (180,083)         9,468
                                                              -----------    -----------    -----------
        Total adjustments...................................   (2,691,393)      (494,670)    (1,084,895)
                                                              -----------    -----------    -----------
        Net cash provided by (used in) operations...........     (914,902)      (740,948)      (868,170)
                                                              -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of minority interest from limited partners.......           --             --       (250,000)
  Collection of miscellaneous receivable....................           --             --      1,700,000
  Investments and advances to affiliates, net...............   (1,443,982)       311,802        553,018
  Collection on sale of nursing homes assets................      750,000             --             --
  Proceeds from sale of other property, plant and equipment
    and investments.........................................      115,500             --             --
  Investment in unconsolidated affiliates...................     (170,911)            --             --
  Decrease (increase) in notes receivable...................     (448,800)       (57,701)       243,986
  Disbursements to related parties and former affiliates,
    net.....................................................      (62,669)      (236,575)      (184,390)
  Utilization of (deposit to) restricted cash...............     (104,882)      (217,063)       243,654
  Capital expenditures......................................     (446,027)      (219,040)      (331,726)
                                                              -----------    -----------    -----------
        Net cash provided by (used in) investing
        activities..........................................   (1,811,771)      (418,577)     1,974,542
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to limited partners, net....................      143,842             --        143,842
  Purchase of common stock of subsidiary....................      (85,730)        (8,000)        (2,000)
  Proceeds from sale of treasury stock......................           --        500,000             --
  Treasury stock purchased..................................      (92,350)            --             --
  Proceeds from officer obligation..........................       90,000       (305,000)            --
  Principal payments of officer obligation..................     (145,000)       360,000             --
  Proceeds from warrants and options exercised..............        4,375             --          3,750
  Principal payments on long-term obligations...............     (666,130)      (508,349)      (807,049)
  Proceeds from borrowing on long-term obligations..........    3,604,934      1,583,390          4,520
  Net advances from (payments to) securitization program....     (392,287)       392,287       (478,500)
                                                              -----------    -----------    -----------
        Net cash provided by (used in) financing
        activities..........................................    2,461,654      2,014,328     (1,135,437)
                                                              -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.............................     (265,019)       854,803        (29,065)
CASH -- BEGINNING OF PERIOD.................................      890,128         35,325         64,390
                                                              -----------    -----------    -----------
CASH -- END OF PERIOD.......................................  $   625,109    $   890,128    $    35,325
                                                              ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. PRINCIPLES OF CONSOLIDATION

     The primary business of The Wendt-Bristol Health Services Corporation and its Subsidiaries (the "Company") is to provide health care services. Through subsidiaries, The Wendt-Bristol Company ("W-B"), itself a subsidiary, operates three nursing homes (two disposed of at December 31, 1997) and a home health care delivery service (ceased operations during 1997). Additionally, the Company operates a retail pharmacy in Ohio and is the landlord of a non-related manufacturing building (see Note 12A).




     A subsidiary of W-B is a member in three limited liability companies (LLC) and general partner of a limited partnership. One LLC operates a diagnostic center that features an open-field magnetic resonance imaging device. The second LLC operates a radiation therapy practice. The third LLC has acquired land for which it has commenced construction (in 1998) of a medical complex, a significant portion of which Company affiliates will rent and operate. The limited partnership operates a diagnostic center featuring fixed site magnetic resonance imaging ("MRI"), CT Scan, Sonography and other modalities. Investments in affiliated companies and limited partnership, owned 22 1/2% to 50% inclusive are stated at cost of investment plus the Company's equity in undistributed net income since acquisition. The change in the equity in net income of these companies is included in equity in earnings of affiliates in the Consolidated Statements of Operations.


     The consolidated financial statements include the accounts of all companies of which The Wendt-Bristol Health Services Corporation or a wholly-owned subsidiary has majority ownership. All material intercompany transactions have been eliminated in consolidation.

B. ACQUISITIONS AND DISPOSITIONS OF SUBSIDIARIES, SIGNIFICANT ASSETS, PARTNERSHIP INTERESTS OR OWNERSHIP INTERESTS

     Effective at the close of business on December 31, 1997, the Company sold all of the operating assets of two of its three nursing homes for a total purchase price of approximately $9.9 million. This was financed with cash of $750,000; assumption of mortgage debt of approximately $6.2 million and a note receivable of approximately $2.9 million. The entire note is expected to be paid in full on April 21, 1998. The following summarizes the operations of the two nursing homes for the years ended December 31, 1997, 1996 and 1995:

                                                          1997 (A)     1996      1995
                                                          --------    ------    ------
                                                                   (IN 000'S)
Revenues................................................   $9,123     $9,254    $8,508
Operating income........................................    1,091      1,049       479
Net income..............................................      495        110      (110)

---------------

(A) Excludes gain on sale of nursing home assets. During December 1996, the Wendt-Bristol Diagnostics Company ("Diagnostics") formed Wendt-Bristol Crosswoods, Ltd. During January 1997, Diagnostics invested $325,000 for a 50% interest in this new entity. Such funds were used to acquire operating assets, including an open field magnetic resonance imaging device. Operations of this new diagnostics center began in January 1997 and has expanded to include helical CT and additional modalities during 1997.

     During 1997, Diagnostics acquired a 22.5% interest in Wendt-Bristol at Park Oncology Center, Ltd., a venture that was formed to own and operate a radiation therapy center. Operations began during the fourth quarter 1997.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     During 1997, Diagnostics acquired a 50% interest in Jasonway, Ltd., a venture that was formed to construct and rent a medical and office complex. Construction is anticipated to be completed by third quarter 1998.

     During 1997, the Company ceased to operate its home health care delivery services. Loss from operations approximated $91,000, $124,000, and $47,000 for the years ended December 31, 1997, 1996, 1995, respectively, which is included in the Consolidated Statements of Operations.

     During March 1995, the Company acquired 345,000 common shares in a subsidiary of the Company, Diagnostics, for approximately $744,000 (see Note 2). The purchase of these common shares in addition to nominal subsequent activity has increased the Company's ownership to approximately 86%. The acquisition cost exceeded the underlying equity in net assets ("goodwill") by $146,700. See Note 1H for further discussion with respect to amortization.

     In 1995, the Company purchased the limited partnership interests for cash of $250,000. The purchase price in excess of the limited partnership's book basis approximating $151,000 has been expensed in the Consolidated Statement of Operations and included in the caption "Other, net".

C. STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997, 1996 or 1995.

D. CONCENTRATIONS OF CREDIT RISK

     Credit risk associated with cash balances in excess of federally-insured amounts is minimized by using several accounts at major financial institutions.

E. ACCOUNTS RECEIVABLE

     In May, 1996 the Company and certain of its subsidiaries entered into a financing arrangement involving the sale of their trade accounts receivable. This financing arrangement terminated through payment in March, 1997 (see Note
4).

     The agreement provided for the Company's sale of its health care trade accounts receivable, subject to various terms and conditions, with limited recourse, with the Company continuing to service the accounts. A sale was recorded when the health care accounts receivable were transferred to the purchaser, net of contractual allowances. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arises in the transaction.

     Certain receivables from the Company's medical services segment are due from third party payors, including Medicare, Medicaid and commercial insurance carriers, under contractual arrangements by which payment may be at a discount from billed charges, as is customary within the health care industry. The Company estimates and records allowances for such discounts to billed charges to recognize revenues when the service income is earned based on amounts expected to be recovered.

     A significant portion of the income earned by the nursing homes is related to services provided to Medicaid patients. The income reported for the nursing homes is based on cost reports filed with the State of Ohio and such reports are subject to audit and adjustment by Medicaid auditors. Management monitors and evaluates changes in regulations which would impact income earned on cost report filings and records adjustments to these estimates accordingly.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F. INVENTORIES

     Inventories are stated at the lower of cost or market, determined on the first-in, first-out basis. Inventories at December 31, 1997 and 1996 were $202,951 and $482,930, respectively. These inventories consist of retail pharmaceuticals, durable medical equipment and supplies.

G. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is computed using principally the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the primary lease term or the life of the related improvement, whichever period is shorter. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

     Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an assets may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows. There were no such impairment adjustments at December 31, 1997, 1996 or 1995.


H. EXCESS OF COST OVER ASSETS OF BUSINESSES AND SUBSIDIARIES ACQUIRED

     Costs of acquired businesses in excess of the value of net assets (i.e., goodwill) are amortized over periods ranging from 20 to 40 years, except for goodwill associated with the manufacturing real estate, which is being amortized over the estimated remaining life of the building. During the fourth quarter of 1997, the Company deducted the remaining goodwill of approximately $189,000 associated to its interest in Health America against the gain on the sale of the nursing homes. Amortization expense excluding this one-time adjustment for the years ended December 31, 1997, 1996, and 1995, approximated $28,400, $20,500 and $17,900, respectively. Accumulated amortization at December 31, 1997, 1996 and 1995, was $141,900, $163,000, and $141,200, respectively. Goodwill consists of an amount applicable to the manufacturing real estate and the purchase of common shares of Diagnostics Company (see Note 1B).

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. There were no such impairment adjustments at December 31, 1997, 1996 and 1995.

I. DEFERRED CHARGES

     The Company has included in deferred charges costs that are being amortized over future periods ranging from 5 to 11 years. Deferred charges are predominantly costs associated with financing, costs incurred for staff training, opening new facilities and a rent adjustment to properly recognize rental income on the leased manufacturing facility. (See Note 1O)

J. ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

K. INCOME (LOSS) PER SHARE

     Per share amounts were computed using the weighted average number of shares outstanding during each period for basic which was adjusted for the effect of dilutive potential common shares in the computation of diluted EPS. (See
Note 10)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes, and are measured using the enacted tax rates and laws that will be in effect or expected to continue in effect when the differences are expected to reverse. (See Note 9).

M. FINANCIAL INSTRUMENTS AND FAIR VALUE

     The estimated fair value of amounts reported in the financial statements have been determined using available market information and valuation methodologies, as applicable (see Note 16).

     The Company enters into foreign currency contracts in order to reduce the impact of certain foreign currency fluctuations. The Company does not enter into financial instruments for trading or speculative purposes. Gains and losses related to qualifying hedges, measured by quoted market prices, termination values or other methods of firm commitments are deferred and are recognized as income or as adjustments of carrying amounts when the hedged transaction occurs, except that losses not expected to be recovered upon the completion of the hedged transactions are expensed. On the balance sheet, deferred gains and losses are included in long-term assets and liabilities. (See Note 16)

N. STOCK BASED COMPENSATION

     The Company utilizes the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees" which utilizes the intrinsic value based method. The Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation", which utilizes a fair value based method is effective for the Company's year beginning January 1, 1996. The FASB requires disclosure for new employee stock options of the impact to the financial statements of utilizing the intrinsic value versus the fair value based method (see Note 10).

O. ACCOUNTING PRONOUNCEMENTS FOR 1998

     The FASB has issued three pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 -- "Reporting of Comprehensive Income"; SFAS No. 131 -- "Disclosures about Segments of an Enterprise and Related Information", and SFAS No. 132 -- "Employers' Disclosures about Pensions and Other Postretirement Benefits". The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.


     On April 3, 1998 the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Costs of Start-up Activities" which states that the costs of start-up activities, including organization costs, should be expensed as incurred. Implementation of SOP 98-5 is required for financial statements issued for fiscal years beginning after December 15, 1998 with the initial application of this SOP being reported as a cumulative effect of a change in accounting principle. Currently, the Company has an asset of approximately $48,000 included in the caption "Deferred charges" on the balance sheet at December 31, 1997 and has incurred additional startup of $123,000 during the first nine months of 1998. If the SOP was adopted early, there would be a cumulative charge to earnings at this time of approximately $147,000 for the consolidated entities.

     In addition, entities accounted for by the equity method have deferred start-up charges on their balance sheets totaling $314,000 at December 31, 1997. If SOP 98-5 was adopted early, there would be a cumulative charge to earnings of the Company relating to these affiliates at this time of approximately $102,000.


NOTE 2. PRIVATE COMMON STOCK TRANSACTIONS

     On February 27, 1995, the Company, pursuant to a certain Stock Exchange Agreement (the "Agreement") by and between the Company and the Insurance Commissioner of the Commonwealth of Pennsylvania, as Statutory Liquidator (the "Statutory Liquidator") for Corporate Life Insurance Company ("CLIC") and successor to CLIC, agreed to sell to the Statutory Liquidator thirty thousand (30,000) preferred shares (par value $100 per share or a total of $3,000,000) owned by the Company in Life Holdings, Inc., in exchange for two million (2,000,000) shares of the Company's common stock and three hundred thousand (300,000) shares of common stock of Wendt-Bristol Diagnostics Company ("Diagnostics"), a majority-owned consolidated subsidiary of the Company, owned by CLIC. The closing of the transaction contemplated by the Agreement occurred on March 2, 1995. The value assigned to (i) the Company's 2,000,000 common shares of $2,481,091 ($1.24 per share) and (ii) the Diagnostics 300,000 common shares of $518,909 ($1.73 per share) equal $3,000,000. The Company's common shares have been included in Treasury Stock on the accompanying balance sheet for 1997, 1996 and 1995; while Diagnostic's common shares are recorded as an additional investment in a consolidated subsidiary, which is eliminated in consolidation except for goodwill.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In addition, as part of the transaction contemplated by the Agreement, the Company or its designee agreed to purchase from the Statutory Liquidator, within ninety (90) days, subject to extension, five hundred thousand (500,000) additional shares of common stock of the Company for a price of $.80 per share, and forty-five thousand (45,000) additional shares of common stock of Diagnostics for a price of $5.00 per share. This resulted in increases in Treasury Stock of the Company of $400,000 (see Note 10 for sale of treasury stock) and $225,000 recorded as a further increase in the investment in a consolidated subsidiary which is eliminated in consolidation except for goodwill. The remaining amount payable at December 31, 1996 of $325,000 along with additional costs was subsequently paid in its entirety during the first quarter of 1997.

     Upon the March 2, 1995 closing and acquisition of the additional 500,000 common shares of Company and 45,000 common shares of Diagnostics, the Company has reacquired all shares previously issued and/or sold in transactions with CLIC.

     At December 31, 1997, 1996 and 1995, the Company owns, through its wholly owned subsidiary, approximately 86%, 83%, and 83%, respectively, in Diagnostics. See above and Note 1B concerning Wendt-Bristol Company's acquisition of approximately 29% additional shares of Diagnostics in 1995 and other subsequent activity.

NOTE 3. RESTRICTED CASH

     The Company has restricted cash of $221,120 and $381,025 at December 31, 1997 and 1996, respectively. The amounts in a bank trust account were $179,934 and $171,654 at December 31, 1997 and 1996, respectively. These restricted assets were set aside to satisfy the New Jersey Department of Environmental Protection and Energy in connection with the reimbursement of clean-up expenses at the leased manufacturing facility located in Passaic, New Jersey. (See Item
1. Business and Note 12A.) The remainder of the cash in 1997 represents amounts in a brokerage margin account that is maintained in conjunction with foreign exchange futures contracts. The remainder of the restricted cash in 1996 represents amounts placed in escrow for "replacement" reserves at the mortgage agent for the Department of Housing and Urban Development ("HUD") for HUD insured financed skilled nursing facilities. See Note 1B concerning the sale of the two HUD facilities.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. RECEIVABLES

     The following schedule states current receivables by specific groups as indicated at December 31:

                                                                 1997          1996
                                                              ----------    ----------
Receivables:
  Trade (net of allowance for doubtful accounts) -- (a).....  $1,899,967    $1,641,103
                                                              ----------    ----------
Notes receivable -- current:
  Nursing homes sales(b)....................................   2,923,794
  Related parties(c)........................................      60,760        67,822
  Unconsolidated affiliates(d)..............................     180,000
  Others....................................................      52,100        29,885
                                                              ----------    ----------
          Total.............................................   3,216,654        97,707
                                                              ----------    ----------
  Allocation due from limited partnership(f)................     440,000

Miscellaneous receivables:
  Nursing homes sale(b).....................................     326,990
  Securitization program reserves(e)........................                    65,763
  Medicare settlements......................................     259,202       215,561
  Others -- (g).............................................     598,729       441,613
                                                              ----------    ----------
          Total.............................................   1,184,921       722,937
                                                              ----------    ----------
          Total current receivables.........................  $6,741,542    $2,461,747
                                                              ==========    ==========

---------------
(a) During May, 1996, the Company and certain of its subsidiaries entered into an agreement with a finance company to secure additional working capital funds. This agreement was terminated amicably through a pay-off in March, 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $2,938,000 in 1996. Uncollected sold receivable balances approximated $252,000 at December 31, 1996. Program fees and costs are included in "interest expense, net" and "selling, general and administrative" approximating 16% for the years ended December 31, 1997 and 1996, respectively, in the Consolidated Statement of Operations. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arise from these transactions.

    Additionally, the purchaser advanced funds that were in excess of purchased receivables of which $392,287 was outstanding at December 31, 1996 and was subsequently paid in 1997.

(b) At December 31, 1997, the Company sold two of its nursing homes assets. The current note receivable was expected to be received in full on April 21, 1998. (See Note 1B) The miscellaneous receivables represent escrow balances related to HUD financing for which the Company is anticipating reimbursement in 1998.

(c) The balance consists of the current portion of notes receivable for the sale of assets to a related party (See Notes 11B and 11C).

(d) The balance consists of notes receivable from unconsolidated affiliates. (See Notes 1A and 6).

(e) In connection with the securitization program above, the third party purchasing the receivables held reserves as additional collateral for the receivables purchased from the Company. These cash reserves were released in full upon termination of the securitization program.

(f) A subsidiary of the Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    that all income reallocated during the current year totaling $440,000 will be restored in 1998 as a result of the priorities established in the partnership agreement.

(g) The balance consists mostly (approximately $400,000 and $367,000 in 1997 and 1996, respectively) of a receivable due from the former owner of two of the nursing homes regarding final collection of the purchase price of the transaction. (See Note 12B).

     Total interest income for the years ended December 31, 1997, 1996 and 1995, amounted to approximately $175,000, $104,000, and $88,000, respectively, and is netted against interest expense in the accompanying Consolidated Statements of Operations.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996 and the estimated useful lives used in computing depreciation are as follows:

                                                      DECEMBER 31,            ESTIMATED
                                               --------------------------    USEFUL LIVES
                                                  1997           1996         (IN YEARS)
                                               -----------    -----------    ------------
Land and improvements........................  $ 1,209,773    $ 1,490,349          30
Buildings and improvements...................    3,748,139     10,804,958        3-40
Machinery and equipment......................      810,236      1,873,294        3-14
                                               -----------    -----------
                                                 5,768,148     14,168,601
  Accumulated depreciation and
     amortization............................   (1,656,764)    (3,216,920)
                                               -----------    -----------
                                               $ 4,111,384    $10,951,681
                                               ===========    ===========

     Included in property, plant and equipment at December 31, 1997 and 1996 are land, buildings and improvements of $4,517,834 and $4,453,608 with accumulated depreciation and amortization of $1,176,265 and $1,061,488, respectively, leased to the purchaser of its former manufacturing division (see Note 12A).

     Depreciation and amortization expense for the years ended December 31, 1997, 1996 and 1995 was $359,636, $509,996, $513,019.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6. EQUITY IN AFFILIATES

     Audited financial information of the affiliates which are accounted for by the equity method (See Note 1A) is summarized below:

                                                              DECEMBER 31, 1997      DECEMBER 31, 1996        DECEMBER 31, 1995
                                                              -----------------      -----------------        -----------------
                      COMBINED BALANCE SHEETS
Current assets..............................................     $ 2,153,000             $  643,000              $  798,000
Property, plant and equipment, net of accumulated
  depreciation..............................................       9,568,000              3,793,000               3,013,000
Other non-current assets....................................         722,000              1,268,000                 874,000
                                                                 -----------             ----------              ----------
          Total assets......................................     $12,443,000             $5,704,000              $4,685,000
                                                                 ===========             ==========              ==========
Liabilities.................................................     $10,213,000             $4,214,000              $3,599,000
Equity......................................................       2,230,000              1,490,000               1,086,000
                                                                 -----------             ----------              ----------
          Total liabilities and equity......................     $12,443,000             $5,704,000              $4,685,000
                                                                 ===========             ==========              ==========

                       COMBINED STATEMENTS OF OPERATIONS
Service revenues............................................     $ 5,667,000             $4,218,000              $4,087,000
Operating income............................................         580,000                648,000                 771,000
Net income..................................................         208,000                405,000                 622,000

     A limited liability company in which the Company has a 50% interest with assets of $875,000, liabilities of $840,000 and equity of $35,000 is unaudited as of December 31, 1997. The limited liability company has acquired land for which a medical facility is under construction, therefore, it has no operations.

     As a result of the limited liability companies and limited partnership being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. LONG-TERM OBLIGATIONS

     At December 31, 1997 and 1996, long-term obligations are as follows:

                                                               1997           1996
                                                            -----------    -----------
5.5% subordinated convertible bond, interest only payable
  in quarterly installments, principal due December,
  2001....................................................  $ 1,000,000    $ 1,000,000
5.0% bonds, denominated in Swiss francs, interest only
  payable in quarterly installments, principal due
  February, 2002..........................................    3,416,934             --
8.875% mortgage, payable in monthly installments including
  interest through December, 2034. Paid off as real estate
  was sold on December 31, 1997...........................           --      3,166,432
9% mortgage, payable in monthly installments including
  interest through June, 2027. Paid off as real estate was
  sold on December 31, 1997...............................           --      2,931,243
Variable rate mortgage -- interest at 11.50% and 11.25% at
  December 31, 1997 and 1996, respectively, payable in
  monthly installments including interest through April,
  2001, with any remaining balance due May 1, 2001........    1,546,509      1,646,649
Variable rate mortgage -- interest at 10.5% at December
  31, 1996, payable in monthly installments through
  December, 1997..........................................           --         34,992
7.7% to 13% notes payable in monthly installments
  including interest, through October, 2002,
  collateralized by equipment.............................      415,387        444,188
12% notes payable in monthly installments including
  interest................................................           --        128,578
Capitalized lease obligations.............................           --         23,951
                                                            -----------    -----------
                                                              6,378,830      9,376,033
Less: current installments................................      344,807        291,300
                                                            -----------    -----------
Long-term portion.........................................  $ 6,034,023    $ 9,084,733
                                                            ===========    ===========

  Subordinated Convertible Bond

     Beginning February 2, 1997 through December 30, 2001, the subordinated convertible bond may be converted in units of not less than $100,000 into fully paid shares of the Company's common stock at a conversion ratio of $2.00 of principle for one share of common stock for the beneficial ownership of a non United States person, pursuant to Regulation S of the Securities Act of 1933.

  Other

     Aggregate future principal maturities of long-term debt and capital lease obligations are as follows: 1998 -- $344,807, 1999 -- $177,526,
2000 -- $208,228, 2001 -- $1,198,486, and thereafter -- $4,449,784.

     All land and real estate is collateralized by the mortgages payable.

     The Company incurred interest expense in the amount of $1,063,017, $965,525, and $984,112 in 1997, 1996 and 1995, respectively.

  Commitments

     The Company and its subsidiaries have committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships, vendor

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

programs or newly available resources. The cost of such equipment currently on order is approximately $2,400,000.

     In April 1998, the Company secured with a finance company an equipment lease line of credit for $1,000,000. The entire lease line is available.

     See Commitments and Contingencies Note 12D for debt guarantees made by the Company for entities which the Company has equity ownership interests.

NOTE 8. LEASE COMMITMENTS

     The Company leases all of the locations used in its businesses under leases expiring on dates ranging through July 2015.

     As of December 31, 1997, minimum annual rental commitments under noncancelable leases amount to:

                    OPERATING LEASES
1998.....................................................  $  536,189
1999.....................................................     499,344
2000.....................................................     438,984
2001.....................................................     349,695
2002.....................................................     343,006
Thereafter...............................................   4,120,816
                                                           ----------
                                                           $6,288,034
                                                           ==========

     In addition, the Company remains contingently liable for certain leases on locations that have been sold. These contingent leases include payments aggregating $104,000 over the next three years.

     Rental expense included in the Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995, was approximately $543,000, $541,000, and $548,000, respectively, net of annual sublease income of $870, $1,740, and $20,180, respectively. Amortization of assets recorded under capital leases is included in depreciation expense.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9. INCOME TAXES

     The Company has recognized a deferred tax liability, a deferred tax asset and a valuation allowance against the deferred tax assets. The components of these consolidated deferred tax items at December 31, 1997 and 1996 are as follows:

                                                                1997        1996
                                                              --------   ----------
Assets:
  Net operating loss carryforwards..........................  $781,700   $1,874,000
  Investment tax credit carryforwards.......................    25,900       28,400
  Bad debt allowance........................................    51,300       47,600
  Other.....................................................     3,000        3,000
                                                              --------   ----------
                                                               861,900    1,953,000
  Less: valuation allowance.................................                200,000
                                                              --------   ----------
                                                               861,900    1,753,000
                                                              --------   ----------
Liabilities:
  Depreciation and amortization.............................   109,300      604,500
  Costs capitalized in connection with acquisitions.........   605,000      884,600
  Other.....................................................    10,200       10,200
                                                              --------   ----------
                                                               724,500    1,499,300
                                                              --------   ----------
Net deferred tax asset......................................  $137,400   $  253,700
                                                              ========   ==========

     These deferred tax assets and liabilities have been offset for balance sheet presentation except for the "net deferred tax asset" which is included in the balance sheet caption "Other Assets". Management has utilized approximately $3.2 million of net operating loss carryforwards through the sale of two nursing home assets in 1997. Additionally, the valuation allowance was reduced by $200,000. These two factors combined to result in a deferred tax expense of $116,300 in 1997. Management has recognized a deferred tax benefit of $84,300 in 1996 by a reduction in the valuation allowance for the expected utilization of net operating losses during the carryforward period. Management has considered the provisions of SFAS No. 109 that allows for utilization of tax planning strategies associated with real estate. These strategies, if necessary, could consider a possible sale and/or sale/leaseback of such real estate to preclude the expiration of net operating losses without realization of a tax benefit. Realization of the deferred tax asset is dependent on generating sufficient taxable income including use of management's tax planning strategies prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that a significant amount of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if either the current estimates of future taxable income are reduced or management would be unable to effect an expected sale and/or sale/leaseback of real estate. Both of these conditions are currently necessary for consideration in the evaluation of the realizability of the deferred tax assets and estimated valuation allowance.

     Consolidated net operating losses available for tax purposes at December 31, 1997 are approximately $2,300,000, expiring $645,000 in 2004, $935,000 in
2006, $335,000 in 2008 and $383,000 in 2009. Investment tax credits available for tax purposes at December 31, 1997 are approximately $25,900 expiring at various dates from 1998 to 2000. In 1997 and 1996 as a result of consolidated taxable income the Company was able to utilize net operating losses of $3,160,000 and $27,000, respectively, of which $730,000 and $27,000, respectively, was pre-operating losses of an acquired subsidiary which was only to be used to offset taxable income by that subsidiary.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     As discussed in Note 2, the Company had previously sold a portion of its interest in Diagnostics and, as a result, Diagnostics began to file its income tax returns on a separate company basis. Diagnostics has no significant temporary differences that give rise to deferred tax assets or liabilities at December 31, 1997, 1996 and 1995.

     During 1995, see Note 2, the Company acquired additional common shares in Diagnostics, thereby allowing for its inclusion in the consolidated tax return of the Company.

     For the years ended December 31, 1997, 1996 and 1995 a reconciliation of the statutory rate and effective rate for the provision for income taxes consists of the following based on amounts that do not include minority interests:

                                                              NOT INCLUDING
                                                               DIAGNOSTICS
                                                              (PERCENTAGE)
                                                              -------------
DECEMBER 31, 1997
Federal statutory rate......................................       34.0
Minority interests..........................................       (3.7)
Equity in unconsolidated affiliates.........................       (4.2)
State and local income taxes, net of federal tax benefit....        1.1
Alternative minimum tax.....................................        2.5
Tax effect of permanent differences.........................       (5.0)
Valuation allowance.........................................      (12.4)
                                                                  -----
Effective rate..............................................       12.3
                                                                  =====
DECEMBER 31, 1996
Federal statutory rate......................................      (34.0)
Minority interests..........................................       13.6
State and local income taxes, net of federal tax benefit....        6.3
Tax effect of permanent differences.........................       44.0
Valuation allowance.........................................      (49.1)
                                                                  -----
Effective rate..............................................      (19.2)
                                                                  =====

                                                               DIAGNOSTICS
                                                              (PERCENTAGE)
                                                              -------------
DECEMBER 31, 1995
Federal statutory rate......................................   34.0    34.0
Minority interests..........................................   (8.1)   (8.2)
State and local income taxes, net of federal tax benefit....    1.3     1.1
Tax effect of permanent differences.........................  (26.0)    2.0
Valuation allowance.........................................  (43.6)     --
                                                              -----    ----
Effective rate..............................................  (42.4)   28.9
                                                              =====    ====

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The expense (benefit) for income taxes consists of the following:

                                                       1997        1996        1995
                                                     --------    --------    --------
Federal:
  Consolidated
     Current expense...............................  $ 40,000    $           $
     Deferred expense (benefit)....................   116,300     (84,300)
  Without Diagnostics
     Current expense...............................
     Deferred benefit..............................                           (74,540)
State:
  Consolidated
     Current expense...............................    43,200      45,191
  Without Diagnostics
     Current expense...............................                             7,006
  Diagnostics
     Current expense...............................                            15,555
                                                     --------    --------    --------
Total tax expense (benefit)........................  $199,500    $(39,109)   $(51,979)
                                                     ========    ========    ========

     The principal differences between the income or loss reported for financial reporting purposes and the income or loss reported for federal income tax purposes results from (i) accelerated depreciation methods being utilized for tax purposes, (ii) inventory capitalization methods required for tax purposes,
(iii) reserving for doubtful accounts receivable and certain other reserves, and
(iv) costs capitalized in connection with certain acquisitions for financial reporting purposes and not for tax purposes.

NOTE 10. STOCKHOLDERS' EQUITY

COMMON STOCK

     See Note 2 for reacquisition of 2,500,000 shares of Common Stock into treasury in 1995.

     In October 1996, the Company sold at $1.00 per share 500,000 shares of common stock held in treasury, pursuant to Regulation S of the Securities Act of 1933. The total cost of such shares sold totaled $463,000.

WARRANTS

     A. At December 31, 1997, there were 414,538 warrants outstanding. Each warrant, as a result of a November 1990 amendment, is exercisable for two and three quarters (2 3/4) shares of The Wendt-Bristol Health Services Corporation common stock. The Company has reserved 1,139,980 shares for such issue. The exercise price of $3.75 per warrant is the equivalent of $1.36 per share. Other terms of the warrants remain the same as when originally issued in 1986, including the anti-dilution provisions, except that the expiration date has been extended to May 1, 1999, and the redemption feature has been removed.

        Also, as a result of the November 1990 amendment, upon exercise of existing warrants, in addition to the common shares to be received upon such exercise, each warrant holder will receive, upon registration under the Securities Act of 1933, a newly-created Series II warrant which has been extended to May 2000, which enables the warrant holder upon exercise of the Series II warrant to purchase 2 shares of common stock at $3.00 per share.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     B. In conjunction with the issuance, pursuant to Regulation S of the Securities Act of 1933, of Series No. 1 bonds issued on February 14, 1997, the Company issued thirty-three (33) Series No. 1 warrants exercisable into a total of 300,000 shares of the common stock of the Company for $2.00 per share for the beneficial ownership of non U.S. persons.

STOCK OPTIONS

     The Company has previously adopted a qualified employee incentive stock option plan (the "Plan"). The Plan provides for 250,000 common shares to be made available for options granted to eligible officers, directors and employees. The options may be granted for a term not to exceed ten years (five years with respect to a 10% shareholder) and are not transferable or assignable. The exercise price of all options must be at least equal to the fair market value of the common stock at the date of grant, or 110% of such fair market value with respect to any optionee who is a 10% shareholder of the Company.

     The Board of Directors granted options for 10,000 shares to each outside Director upon their election. All such options have expired except for one block of options to purchase 10,000 shares at a price of $.375 with an expiration date of February 1, 2000. Beginning in 1992, 1,000 options were granted annually to each outside Director upon his anniversary month as an outside Director. As of December 31, 1997, 17,000 options were issued to outside directors. The annual expense for these outside directors using the fair value based method (SFAS No.
123) approximated $300.

     In June, 1993 the Board of Directors granted 80,000 options to purchase shares at a price of $1.25 to certain officers and key employees of which 65,000 are outstanding at December 31, 1997. These options will expire on June 3, 1998.

     In May, 1996 the Board granted options totaling 130,000 shares to certain officers and key employees of which 110,000 are outstanding at December 31, 1997. Such options are exercisable at a price of $.875 per share and expire on May 23, 2001.

     In 1997, 5,000 options were exercised at $.875 per share for total proceeds of $4,375. Additionally, 30,000 options with exercise prices of $.875 to $1.25 were terminated as the employees are no longer employed by the Company.

     No options were exercised in 1996 or 1995. There were 192,000 stock options outstanding at December 31, 1997 at prices ranging from $.375 to $1.4375 per share. At December 31, 1997 and 1996, options available for grant were 53,000 and 19,000, respectively.

     The Company utilizes the intrinsic value method under APB No. 25 to account for employee stock options. The Company has utilized the Black Scholes option pricing model for proforma footnote purposes with the following assumptions used for grants in all years. Dividend yield of 0%, risk-free interest rate of 6%, and expected option life of 5 years. Expected volatility was 74.6%. If the Company had utilized the fair value based method under FASB No. 123, the impact would not be significant to the financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

EARNINGS PER SHARE

     The following is a reconciliation of the basic and diluted EPS for December 31, 1997. As noted below, basic and diluted EPS are the same for the years ended December 31, 1996 and 1995.

                                                   INCOME          SHARES        PER SHARE
                                                 (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                 -----------    -------------    ---------
BASIC EPS
  Income available to common stockholders......  $1,781,613       6,224,241        $.29
                                                                                   ====
  Effect of dilutive securities (net of tax)
     5.5% convertible bond.....................      35,200         500,000
  Options......................................      15,017         192,000
                                                 ----------       ---------
DILUTED EPS
  Income available to common stockholders and
     assumed conversions.......................  $1,831,830       6,916,241        $.26
                                                 ==========       =========        ====

     At December 31, 1997 and 1995, 1,440,980 and 1,248,980 stock options and warrants not associated with convertible debt were excluded from the computation of diluted EPS because the exercise price was greater than the average market price of the common shares. At December 31, 1996, all potential common stock would be anti-dilutive due to the net loss. At December 31, 1995, all outstanding stock options and warrants were excluded from diluted EPS because the exercise price was greater than the average market price of the common shares.

NOTE 11. RELATED PARTY TRANSACTIONS

A. PARTNERSHIP OWNERSHIP

     Certain officers and directors own, in the aggregate, less than 6% of the outstanding limited partnership interests of a limited partnership of which a subsidiary of the Company is the managing general partner.

B. SALE OF ASSETS TO A RELATED PARTY

     Effective January 1, 1995, the Company sold the operating assets of a subsidiary's retail liquor store and two lounges in Florida to MHK Corp., a company owned by certain of the Company's officers and directors. The purchase price was equivalent to the net book value of the net assets, with no gain or loss recognized, totaling $574,949, as adjusted for certain 1995 transactions.

     The purchase price is evidenced by a promissory note bearing interest at 9%. The note accrued interest from the effective date of the sale through June 30, 1996 at which time the total accrued interest of $77,618 was added to the original sale price for a total amended principal sum of $652,567. The note is payable in monthly installments of $8,266 including interest, from July 1, 1996 through June 1, 2006 with the balance fully amortized.

     At April 15, 1996, the Company combined all advances to MHK Corp. into a promissory note totaling $156,868 earning interest of 9% which accrues from July 1, 1996 until paid. The note will be payable in monthly installments, including interest, of $1,987 from July 1, 1996 through June 1, 2006 with the balance fully amortized.

     The notes receivable due from MHK Corp. are collateralized by the assets of a lounge and a retail liquor store. The Company has received additional collateral in the form of a security interest on real estate in Ohio, an assignment of the lease and rents associated to that property as well as the leasehold interest in a Florida property leased by MHK Corp. and subleased to a third party, and a pledge of the common stock of MHK Corp.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Management's current estimate of the business activities of these Florida operations combined with the rental operations is that they will earn sufficient cash flow to amortize the notes. No further advances or support is expected by the Company. If the notes are not being amortized, an allowance for non-collectibility will be considered absent other remedies not considered at this time.

C. NOTES RECEIVABLE FROM OFFICERS AND RELATED PARTIES

     At December 31, 1997 and 1996, the notes receivable amounts due from MHK Corp. approximate $730,000 and $800,000, respectively. Interest income totaling $68,328 and $76,668 for the year ended December 31, 1997 and 1996, respectively is included in "interest expense, net". Refer to Note 11B for the related party transactions and applicable collateral for 1995 activity.
     At December 31, 1997 and 1996, the President and CEO of the Company had outstanding advances totaling approximately $213,000 and $243,000, respectively. The President/CEO has granted a security interest in certain collateral to enhance the realization of the indebtedness, which is evidenced by a non-interest bearing promissory note. A representation has been made that the amount will not further increase and the existing balance will be reduced by $15,000 annually in 1998 and subsequent years.

     In addition, pursuant to a ten year lease entered into in 1985, the Company leased a warehouse facility from two of the officers and directors of MHK Corp. Effective May 1, 1992, a renewal option was exercised on the lease, extending its term to 2005. In January 1996, the officers sold a portion of the property and terminated the lease with the Company. The remaining parcel is pledged as additional collateral toward a note due the Company from the sale of the liquor operations (see Note 11B).

D. LIFE INSURANCE PREMIUMS RECEIVABLE
     The balance sheet includes $972,471 and $865,299 at December 31, 1997 and 1996, respectively, for policies with death benefits totaling $2,750,000 under the caption "Life insurance premiums receivable". The Company, pursuant to agreements, has purchased life insurance on the lives of certain officers and key employees on a "split-dollar" basis. The program is designed so that payments the Company makes on behalf of each officer are collateralized by assignments of the related life insurance policies (i.e., the accumulated policy cash value, the policy death benefit, or a combination thereof). The life insurance premiums receivables are noninterest-bearing. The insured parties own the policies and, with the consent of the Company, are permitted to borrow from the cash surrender values of the policies. Under the "split-dollar" agreements, the Company advances the premium payments and upon the death of the insured would receive the return of such advances from the death benefits or from cash value (without termination of the policy) at such other times (i.e. termination of employment) prior to the death of the insured.

     Annual premiums for these policies total $107,000, $107,000, and $87,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Net cash surrender value on these policies approximated $375,000 and $282,000 at December 31, 1997 and 1996 respectively.
     By Amendment No. 1 to the "split-dollar" agreement, the applicable officers of the Company recognize the premiums receivable not collateralized by the policy cash surrender values of $375,500 at December 31, 1997, are their personal responsibility if not collected through the respective policies as long as the Company continues to maintain the policies. The Company has represented its intention and obligation to maintain the policies. The individuals have agreed to provide additional collateral, to the Company, by pledging common shares they own in the Company to enhance the realization of these receivables.

     During 1995, the Company restored a $376,000 reserve that had been recorded in 1991 to reduce life insurance premiums receivable. Management believed the reserve was no longer necessary due to the improvement in operations and increased cash values over the last four years.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E. NOTES PAYABLE TO OFFICER

     In January 1996, the Company borrowed the sum of $300,000 from Marvin D. Kantor, a director and the Chairman of the Board of the Company. In September 1996, the Company borrowed an additional $60,000 (the "Loans"). The Loans were obtained to meet certain short-term working capital needs of the Company. The Loans bear interest at 8.5% per annum. The Loans are payable in monthly installments and are collateralized by a pledge of the Company's common stock held in Wendt-Bristol Diagnostics Company. The balance outstanding at December 31, 1996 was $55,000 and was repaid in full in 1997.

F. MANAGEMENT FEES FROM AFFILIATES

     A subsidiary of the Company, Diagnostics, which owns equity interests in a limited partnership and limited liability companies (See Note 1B), is the management agent for two of the companies. Management fees totaling $491,000, $360,000 and $402,000 were included in the Consolidated Statements of Operations for the year ended December 31, 1997, 1996 and 1995, respectively.

NOTE 12. COMMITMENTS AND CONTINGENCIES

A. REAL ESTATE RELATED TO PREVIOUSLY SOLD DIVISION

     In October 1991, the Company sold substantially all of the assets (other than real estate) of its manufacturing division located in New Jersey.

     As part of that transaction, the buyer entered into a lease on the physical facilities which initially included a purchase option. The buyer is responsible for taxes, maintenance, and insurance costs. Rental income has been recorded on a straight-line basis over the term of the lease.

     During September 1994, the buyer/tenant instituted arbitration proceedings against the Company. The Company and the tenant settled in June 1995. The settlement agreement provides (a) a revised term of ten years for the lease commencing January 1, 1995, (b) monthly rental of $28,000 for the first five years and $30,000 for the remaining five years, (c) identification of approximately $200,000 in repairs, of which the tenant has paid $40,000; such repairs were subsequently completed, (d) tenant's option to renew for an additional two years at $10,000 per month; if option not exercised, the tenant is obligated to pay $10,000 per month in the eleventh year despite the fact that premises are vacated and (e) tenant abandoned its option to purchase the premises as well as any role in the Company's compliance with the environmental laws of the State of New Jersey.

     As a result of compliance with the State of New Jersey environmental laws and in connection with the sale of the division, the Company is in the process of a clean-up of contamination caused by prior ownership whereby the property had been contaminated by leaking underground storage tanks and the discharge of certain industrial fluids into the sewage system. The Company spent approximately $56,000, $50,000, and $61,000 related to the clean-up during the years ended December 31, 1997, 1996 and 1995, respectively. Costs attributable to the project, incurred or accrued, have been capitalized. The Company's consulting engineers have completed a study of the contamination and have submitted a clean-up plan to the appropriate State of New Jersey department. In December 1995, the State of New Jersey granted a conditional approval of the plan with a two year monitoring period. The remaining estimated costs to complete the plan are approximately $100,000. Refer to Note 3 regarding restricted cash set aside to satisfy the New Jersey Department of Environmental Protection and Energy.

B. RENTAL AGREEMENT ON A NURSING HOME

     The landlord of a nursing home facility filed a complaint for Declaratory Judgment against a subsidiary of the Company seeking a judgment that the subsidiary is in default of the lease agreement and seeks the right to

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

purchase the license of the nursing home. The landlord had filed a Motion for Summary Judgment and was denied by the court. The subsidiary is presently current on its rent obligation but is disputing the calculation of the late rent charges imposed under the lease. Although not directly subject to this complaint, the Company is seeking payment of a receivable related to a Share Transfer Agreement with the subsidiary of the Company. Such amounts became due in February 1996, one year after final settlement of certain State of Ohio Medicaid receivables, as provided in the Agreement. See Item 3. Legal Proceedings for additional discussion.

     In the opinion of management, the ultimate costs and liability to the Company and its subsidiaries as a result of this legal proceeding will not be material. It is further believed that the receivable at December 31, 1997 totaling $400,000 (see Note 4(e)) will be realized through the ultimate settlement of the entire dispute in the near term.

C. INSURANCE COMMISSIONER OF THE COMMONWEALTH OF PENNSYLVANIA, AS THE STATUTORY LIQUIDATOR FOR CORPORATE LIFE INSURANCE COMPANY (UNAFFILIATED THIRD PARTY)

     On February 20, 1995, the Company entered into a Stock-Exchange Agreement with the Insurance Commissioner of the Commonwealth of Pennsylvania, as the Statutory Liquidator of Corporate Life Insurance Company (CLIC) (see Note 2). The Statutory Liquidator caused a Writ of Summons in the Commonwealth Court of Pennsylvania (Case No. 509-MD-1995) to be served on the Company indicating in its entirety that Statutory Liquidator has commenced an unspecified action against the Company which counsel for the Statutory Liquidator advised the Company that the Statutory Liquidator intends to seek performance in the action for the amounts due it from the Company. During 1996, the Company paid $300,000 toward the purchase of the shares, leaving a balance of $325,000 at December 31, 1996. The Company subsequently paid the balance during the first quarter of 1997.

     On March 19, 1997, the Insurance Commissioner of the Commonwealth of Pennsylvania, as the Statutory Liquidator of CLIC dismissed with prejudice the action it had commenced against the Company in the Commonwealth Court of Pennsylvania.

     Additionally, as a result of a Federal investigation of the activities of CLIC, the Company had been requested to furnish documents and information in its files related to transactions with CLIC and Life Holdings, Inc. The Company complied with this request and is cooperating fully with this on-going investigation.

D. DEBT GUARANTEES

     The Company or its subsidiaries is contingently liable as a guarantor of long-term debt and capital lease obligations totaling $1,850,000 for medical equipment that is currently in or will be placed in service by entities that a subsidiary, Wendt-Bristol Diagnostics Company ("Diagnostics"), has ownership interests varying from 22.5% to 50%. In addition, the Company is contingently liable for $3,500,000 as guarantor of debt on the construction of a medical and office complex that Diagnostics has a 50% ownership interest in.

     Additionally, the Company and Diagnostics are contingently liable for a two year lease agreement and the purchase price ($1,400,000) of a building used by an entity in which Diagnostics has a 22.5% ownership interest. The Company and Diagnostic are currently 100% contingently liable for the two year lease and purchase price.

NOTE 13. INDUSTRY SEGMENT DATA

     Industry segment data for years ended December 31, 1997, 1996 and 1995 included in Item 1 ("Industry Segments") of this report is an integral part of these financial statements.

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14. RETIREMENT PLAN

     The Company adopted, effective July 1, 1989, a retirement plan, under
Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company and its affiliates accounted for on the equity method to contribute, on an annual basis, 10% of the employees' eligible deferred compensation; such employer contribution is in the form of Company common stock. The Company values the actual shares transferred to the Plan from the treasury at the respective December 31 market value. During 1997, 1996 and 1995, the Company contributed 6,306, 16,262, and 21,764 shares, and recorded an expense of $9,458, $8,733, and $9,900, respectively.

NOTE 15. SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITY

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITY Note receivable from officers
  and related parties was reduced by assigning a
  non-related party note receivable
  Increase in notes receivable.......................  $   105,000
  Decrease in notes receivable from officers and
     related parties.................................      (46,826)
  Decrease in accrued interest payable...............      (58,174)
A subsidiary of the Company is a general partner in a
  limited partnership. Capital was reallocated from
  the general partner to the limited partners
  resulting in a receivable from the limited partners
  Increase in miscellaneous receivables..............  $   440,000
  Increase in minority interests.....................     (440,000)
Two subsidiaries of the Company sold nursing home
  assets. Additionally, HUD replacement reserves are
  to be returned as part of the sale
  Increase in notes receivable, current..............  $ 2,923,794
  Increase in miscellaneous receivables..............      261,327
  Decrease in restricted cash........................     (264,287)
  Decrease in prepaid expenses.......................      (11,535)
  Decrease in property, plant and equipment, net.....   (7,064,636)
  Decrease in excess of cost over assets of
     businesses and subsidiaries acquired............     (189,096)
  Decrease in deferred charges and other assets......     (317,120)
  Increase in accrued expenses.......................     (394,367)
  Decrease in debt...................................    6,083,927
  Gain on sale of nursing home assets, net of cash
     proceeds ($750,000).............................   (1,028,007)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
A subsidiary and a partnership, of which the company
  is the managing general partner, purchased
  equipment which was financed by entering into an
  installment finance agreement
  Increase in equipment cost, net....................  $   147,921
  Increase in long-term obligations..................     (147,921)
Subsidiaries of the Company sold trade accounts
  receivable, a portion of which was used for certain
  related fees
  Increase in deferred costs.........................                 $   27,500
  Increase in miscellaneous accounts receivable
     reserves........................................                    185,507
  Decrease in notes payable..........................                     53,155
  Decrease in accounts receivable -- sold............                   (266,162)
Common stock of the Company (2,000,000 shares) and
  common stock of a subsidiary (300,000 shares) were
  exchanged for 30,000 shares of preferred stock, par
  value $100 per share, owned by the Company in Life
  Holdings, Inc.
  Decrease in investment in preferred stock, at
     cost............................................                               $(3,000,000)
  Decrease in minority interest......................                                   512,653
  Increase in treasury stock.........................                                 2,487,347
The Company purchased common stock (500,000 shares)
  of the Company for a price of $.80 per share and
  common stock of a subsidiary (45,000 shares) for a
  price of $5.00 per share
  Increase in accrued expenses and other
     liabilities.....................................                               $  (625,000)
  Increase in treasury stock.........................                                   400,000
  Increase in excess of cost of assets of businesses
     and subsidiaries acquired, less amortization....                               $   148,103
  Decrease in minority interest......................                                    76,897
A subsidiary of the Company sold the operating
  assets, net of associated liabilities to a related
  party in exchange for an interest bearing note
  (Note 11B)
  Increase in notes receivable from officers,
     employees and related parties, net of amounts
     payable:
     Note arising in transaction.....................                               $   574,949
     Other...........................................                                   (55,936)
  Decrease in accounts payable.......................                                    48,624
  Decrease in accrued expenses and other
     liabilities.....................................                                    83,006
  Decrease in trade and miscellaneous receivables....                                    (4,668)
  Decrease in inventories............................                                  (126,703)
  Decrease in prepaid expenses and other current
     assets..........................................                                   (38,409)
  Decrease in property, plant and equipment, net.....                                  (240,079)
  Decrease in deferred charges.......................                                      (500)
  Decrease in other assets...........................                                  (240,284)

                 THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                          1997           1996          1995
                                                       -----------    ----------    -----------
A subsidiary of the Company incurred costs for the
  construction of an Alzheimer's and related
  syndromes facility with draws against a HUD-insured
  financing agreement
  Increase in property, plant and equipment..........                               $
  Increase in long-term obligations..................                                  (166,826)
  Increase in prepaid expenses and other current
     assets..........................................                                    45,116
  Decrease in accounts payable.......................                                   121,710

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standard Board ("FASB") Statement No. 107, "Disclosure about Fair Value of Financial Instruments", is effective for the Company's year ended December 31, 1995 and thereafter. The statement requires disclosure of fair value information about financial instruments. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities the carrying amounts approximate fair value due to their short maturities. For long-term notes receivable and notes payable, the Company believes the carrying value will approximate their fair value. For the subordinated note, the Company believes the carrying amount approximates fair value with the conversion feature to the Company's common stock available.

     At December 31, 1997 and 1996, management believes the carrying amount of these long-term receivables are not impaired and will be realized in the normal course of business in accordance with their contract terms. The fair value of debt is believed to be approximately equal to their current carrying value based on current market prices.

     At December 31, 1997, the Company had outstanding multiples of three month foreign exchange futures contracts that were to expire March, 1998. Management's intent is to continue to repurchase these contracts (currently holding June 1998 expirations) as a hedge against the Swiss Franc on 5,000,000 Swiss Franc 5% bonds payable in February, 2002. The contract amount of foreign currency forwards at December 31, 1997 is $3,449,000. As these futures contracts are not for trading or speculative purposes, the Company has deferred the current loss of approximately $104,000 at December 31, 1997 until 2002 when the bond becomes due and a determination of the cumulative gain or loss is known. The net cash outlay at December 31, 1997 totaled $144,000. Future cash requirements will be determined by future foreign currency exchange rates.

NOTE 17. PROPOSED PURCHASE OF MINORITY INTEREST STOCKHOLDER'S COMMON STOCK AND LIMITED PARTNERSHIP INTEREST

     The Wendt-Bristol Health Services Corporation ("WBHSC") announced on June 23, 1998 that it is proceeding with plans to acquire the approximate 15% of the outstanding shares of Wendt-Bristol Diagnostics Company that it does not already own through a subsidiary (Wendt-Bristol Company).

     Additionally, the Company announced plans to acquire all of the limited partnership interests in Wendt-Bristol Diagnostics Company L.P. Wendt-Bristol Diagnostics Company, a subsidiary of the Company, is the general partner.

     WBHSC has approved (subject to the satisfactory completion of the appropriate filings with the Securities and Exchange Commission and any other required approvals) the issuance of authorized but unissued convertible Preferred Stock with a stated value of $20 per share with cumulative dividends at $1.20 per share, payable quarterly to accomplish the acquisition of the common stock that is not held by Wendt-Bristol Company. A special meeting of the common stockholders is expected in the first quarter of 1999 for purposes of approving the transaction.

NOTE 18. FINANCIAL STATEMENTS RESTATEMENT

     Pursuant to a review of its previously filed Registration Statement (Form S-4) the Company has changed its use of the "Consolidation Method" of accounting related to its interest as sole General Partner of Wendt-Bristol Diagnostics Co. L.P. and will now reflect the investment utilizing the "equity method" of accounting. Such method does not effect the Company's previously determined net earnings or stockholders' equity. The "equity method", however, does change the individual components of the Consolidated Balance Sheets, Statements of Operations and related financial information. All financial statements included herein have been restated to conform to this change.

     The audited financial information of Wendt-Bristol Diagnostics Co. L.P. that is subject to this restatement is as follows at December 31:

Balance Sheet                    1997             1996           1995
-------------                    ----             ----           ----
Current assets                $1,107,418      $  643,009     $  797,823
Property plant and
 equipment net of
 accumulated depreciation      4,227,612       3,792,908      3,012,923
Other non-current assets         341,536       1,268,503        873,823
                              ----------      ----------     ----------
     Total assets             $5,676,566      $5,704,420     $4,684,569
                              ==========      ==========     ==========

Liabilities                   $4,629,552      $4,214,322     $3,599,199
Equity                         1,047,014       1,490,098      1,085,370
                              ----------      ----------     ----------
     Total liabilities
      and equity              $5,676,566      $5,704,420     $4,684,569
                              ==========      ==========     ==========

Statement of Operations
-----------------------
Service revenues              $4,142,908      $4,217,924     $4,086,993
Operating income              $  198,674      $  648,266     $  771,264
Net income                    $ (155,400)     $  404,728     $  621,832

              THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                 AS AT SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                               ASSETS


                                                                         SEPTEMBER 30,    DECEMBER 31,
                                                                             1998            1997
                                                                          ----------      ----------
                                                                          (Unaudited)
Current assets:
     Cash ...........................................................     $    1,105      $  155,789
     Receivables: (Notes 1, 3 and 4)
         Trade, net of allowance for doubtful
            accounts of $14,000 and $1,000 (1998 and 1997) ..........        434,894         355,063
         Notes receivable, current portion ..........................        155,000         580,141
         Miscellaneous ..............................................        792,081         688,140
                                                                          ----------      ----------
                                                                           1,381,975       1,623,344
                                                                          ----------      ----------

     Prepaid expenses and other current assets ......................         48,527           1,587
                                                                          ----------      ----------
            Total current assets ....................................      1,431,607       1,780,720
                                                                          ----------      ----------

Property, plant and equipment at cost ...............................      1,679,499         397,709
     Less:  Accumulated depreciation and
         amortization ...............................................        (64,372)         (7,396)
                                                                          ----------      ----------
                                                                           1,615,127         390,313
                                                                          ----------      ----------
Investments and other assets:
     Investments and related advances,  net .........................      2,086,686       1,885,773
     Advances to affiliates, net ....................................        343,225         752,477
     Excess of cost over assets of subsidiary acquired, net
     Deferred charges ...............................................        186,343         109,188
     Other assets ...................................................         70,152          31,304
                                                                          ----------      ----------
            Total investments and other assets ......................      2,686,406       2,778,742
                                                                          ----------      ----------

                                                                          $5,733,140      $4,949,775
                                                                          ==========      ==========

                                             LIABILITIES
Current liabilities:
     Long-term obligations classified as current ....................     $  199,440      $  120,785
     Accounts payable ...............................................        444,958         567,441
     Accrued expenses and other liabilities
         Salaries and wages .........................................         18,779         123,932
         Taxes, other than federal income taxes .....................         48,838          54,023
         Interest ...................................................         15,135           2,401
         Other ......................................................          1,197         213,663
                                                                          ----------      ----------
            Total current liabilities ...............................        728,347       1,082,245
                                                                          ----------      ----------
Long-term debt and capital lease obligations,
     less current portion ...........................................      1,006,293         116,888
                                                                          ----------      ----------

            Total liabilities .......................................      1,734,640       1,199,133
                                                                          ----------      ----------
Stockholders' Equity
     Common stock, $.01 par, authorized 2,000,000 shares,
         issued and outstanding, 1,184,991 shares ...................         11,850          11,850
     Capital in excess of par .......................................        812,700         812,700
     Retained earnings ..............................................      3,173,950       2,926,092
                                                                          ----------      ----------
                                                                           3,998,500       3,750,642
                                                                          ----------      ----------

                                                                          $5,733,140      $4,949,775
                                                                          ==========      ==========

              THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

                                                     NINE MONTHS ENDED              THREE MONTHS ENDED
                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                --------------------------      --------------------------
                                                  1998             1997            1998           1997
Revenues:
     Service income .......................     $1,324,639      $3,138,590      $  555,209      $1,073,691

Cost and expenses:
     Selling, general and administrative ..      1,064,378       2,371,310         390,729         804,819
     Depreciation .........................         56,976         109,458          21,614          35,664
                                                ----------      ----------      ----------      ----------
                                                 1,121,354       2,480,768         412,343         840,483

Operating income ..........................        203,285         657,822         142,866         233,208

Other income (expense):
     Interest expense, net ................        (42,231)       (234,398)        (14,221)        (73,429)
     Equity in earnings of affiliates .....         86,190         478,791          39,937         157,708
     Other, net ...........................            114           3,248            (488)          3,103
                                                ----------      ----------      ----------      ----------
                                                    44,073         247,641          25,228          87,382

Income before income taxes ................        247,358         905,463         168,094         320,590

Income tax benefit (expense) ..............            500         (12,600)         (1,400)         (4,700)
                                                ----------      ----------      ----------      ----------

Net income ................................     $  247,858      $  892,863      $  166,694      $  315,890
                                                ==========      ==========      ==========      ==========

Income per common share - basic and diluted     $     0.21      $     0.75      $     0.14      $     0.27
                                                ==========      ==========      ==========      ==========

Weighted average shares outstanding .......      1,184,991       1,184,991       1,184,991       1,184,991
                                                ==========      ==========      ==========      ==========

The accompanying notes are an integral part of these financial statements

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                            NINE MONTHS ENDED SEPTEMBER 30
                                                            ------------------------------
                                                                 1998            1997
                                                            -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   247,858    $  892,863
                                                              -----------    ----------
  Adjustments required to reconcile net income to net cash
     used by operating activities:
     Depreciation and amortization..........................       56,976       113,400
     Equity in net earnings of affiliates...................      (86,190)     (478,791)
     Changes in assets and liabilities:
       Accounts Receivable:.................................       73,917      (135,550)
       Prepaid expenses and other current assets............      (46,940)       16,401
       Accounts payable.....................................     (122,483)       80,109
       Accrued expenses and other liabilities...............     (310,070)     (215,037)
       Deferred charges and other...........................     (116,003)      (55,776)
                                                              -----------    ----------
          Total adjustments.................................     (550,793)     (675,244)
                                                              -----------    ----------
            Net cash provided by (used in) operating
              activities....................................     (302,935)      217,619
                                                              -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments and advances, net.............................       (6,689)     (468,800)
  (Increase) decrease in notes receivable...................      425,141      (155,000)
  Deposit to restricted cash................................           --       (30,580)
  Capital expenditures......................................     (109,629)      (20,381)
                                                              -----------    ----------
          Net cash provided by (used in) investing
            activities......................................      308,823      (674,761)
                                                              -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to limited partners.........................           --       143,842
  Principal payments of long-term obligations...............     (189,634)      (58,884)
  Proceeds from officer obligation..........................       50,000
  Principal payments of officer obligation..................      (50,000)
  Advances payments on note payable.........................           --      (125,493)
  Receipts from (advances to) affiliates, net...............      381,824     1,091,166
  Advances to equity affiliates, net........................     (352,762)     (591,103)
                                                              -----------    ----------
          Net cash provided by (used in) financing
            activities......................................     (160,572)      459,528
                                                              -----------    ----------
Net increase (decrease) in cash.............................     (154,684)        2,386
Cash at beginning of period.................................      155,789         1,796
                                                              -----------    ----------
Cash at end of period.......................................  $     1,105    $    4,182
                                                              ===========    ==========
CASH PAID DURING THE THREE MONTHS FOR:
  Interest, net of interest income..........................  $    29,497    $  237,614
  Income taxes..............................................  $        --    $       --
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITY:
  The Company has purchased equipment which was financed
  by entering into installment finance agreements.
     Increase in equipment cost, net........................  $   869,198    $       --
     Increase in long-term obligations......................     (869,198)           --
  The Company is a general partner in a limited partnership.
  Capital was reallocated from the general partner to
  the limited partners resulting in an increase of the
  receivable from the limited partners.
     Increase in miscellaneous receivables..................  $   257,000    $       --
     Decrease in investment in unconsolidated affiliates....     (257,000)           --
  A partnership, which the Company is the general partner,
  transferred equipment and the debt related to this
  equipment at net book value to the Company.
     Increase in property, plant and equipment, net.........  $   302,963    $       --
     Increase in long-term obligations......................     (288,496)           --
     Decrease in advances to unconsolidated affiliates, net.       14,467            --

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly the Wendt-Bristol Diagnostics Company and subsidiaries consolidated financial position as at September 30, 1998 and December 31, 1997 and the consolidated results of its operations for the three and nine months ended September 30, 1998 and 1997 as well as the cash flows for the respective nine months. The results of operations for any interim period are not necessarily indicative of results for the full year.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Wendt-Bristol Diagnostics Company
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of Wendt-Bristol Diagnostics Company and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wendt-Bristol Diagnostics Company and Subsidiary at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 15 as
to which the date is June 23, 1998 and
Note 16 as to which the date is
January 27, 1999

              THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                        AS AT DECEMBER 31, 1997 AND 1996

                                                                                1997                 1996
                                                                             -----------         -----------

                                    ASSETS
Current assets:
     Cash .............................................................      $   155,789         $     1,796

     Restricted Cash ..................................................               --              81,546

     Receivables:
         Trade, net of allowance for doubtful
             accounts of $1,000 .......................................          355,063             327,485
         Notes receivable, current portion ............................          580,141                  --
         Miscellaneous receivables ....................................          688,140                  --
                                                                             -----------         -----------

                                                                               1,623,344             327,485
                                                                             -----------         -----------

     Prepaid expenses and other .......................................            1,587              27,338
     Escrow accounts ..................................................               --              35,674
                                                                             -----------         -----------
             Total current assets .....................................        1,780,720             473,839
                                                                             -----------         -----------

Property, plant and equipment, at cost ................................          397,709           3,948,006
     Less:  Accumulated depreciation and
         amortization .................................................           (7,396)           (319,060)
                                                                             -----------         -----------
                                                                                 390,313           3,628,946
                                                                             -----------         -----------
Investments and other assets:
     Notes and other receivables, net of current portion
     Investments and related advances, net ............................        1,885,773           1,099,501
     Advances to affiliates, net ......................................          752,477           1,614,633
     Excess of cost over assets of subsidiary acquired, net ...........               --             194,352
     Deferred charges .................................................          109,188             314,812
     Other assets .....................................................           31,304               1,100
                                                                             -----------         -----------
             Total investments and other assets .......................        2,778,742           3,224,398
                                                                             -----------         -----------

                                                                             $ 4,949,775         $ 7,327,183
                                                                             ===========         ===========

                                   LIABILITIES
Current liabilities:
     Notes payable ....................................................      $        --         $   125,493
     Long-term obligations classified as current ......................          120,785              78,284
     Accounts payable .................................................          567,441             318,311
     Accrued expenses and other liabilities
         Salaries and wages ...........................................          123,932              97,663
         Taxes, other than federal income taxes .......................           54,023             159,668
         Interest .....................................................            2,401              26,729
         Other ........................................................          213,663             162,827
     Deferred income ..................................................             --                91,698
                                                                             -----------         -----------
             Total current liabilities ................................        1,082,245           1,060,673
                                                                             -----------         -----------

Long-term debt and capital lease obligations,
     less current portion .............................................          116,888           3,266,453
                                                                             -----------         -----------

             Total liabilities ........................................        1,199,133           4,327,126
                                                                             -----------         -----------
Stockholders' Equity
     Common stock, $.01 par, authorized 2,000,000 shares,
         issued and outstanding, 1,184,991 shares .....................           11,850              11,850
     Capital in excess of par .........................................          812,700             812,700
     Retained earnings ................................................        2,926,092           2,175,507
                                                                             -----------         -----------
                                                                               3,750,642           3,000,057
                                                                             -----------         -----------

                                                                             $ 4,949,775         $ 7,327,183
                                                                             ===========         ===========

   The accompanying notes are an integral part of these financial statements.

              THE WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                       1997                    1996                     1995
                                                    -----------             -----------             -----------
Revenues:
     Service income ..........................      $ 4,243,718             $ 3,881,963             $ 3,247,430

Cost and expenses:
     Selling, general and administrative              3,173,014               3,249,821               2,920,892
     Depreciation ............................           86,307                 147,037                 145,272
                                                    -----------             -----------             -----------
                                                      3,259,321               3,396,858               3,066,164

Operating income .............................          984,397                 485,105                 181,266

Other income (expense):
     Interest expense, net ...................         (306,271)               (320,553)               (322,399)
     Equity in earnings of affiliates ........          348,206                 425,176                 501,856
     Loss on sale of nursing home assets......         (264,739)                     --                      --
     Other, net ..............................            4,892                   5,907                   4,713
                                                    -----------             -----------             -----------
                                                       (217,912)                110,530                 184,170
                                                    -----------             -----------             -----------

Income before income taxes ...................          766,485                 595,635                 365,436

Income tax expense ...........................           15,900                   7,091                   3,595
                                                    -----------             -----------             -----------

Net income ...................................      $   750,585             $   588,544             $   361,841
                                                    ===========             ===========             ===========

Income per common share ......................      $      0.63             $      0.50             $      0.31
                                                    ===========             ===========             ===========

Weighted average shares outstanding ..........        1,184,991               1,184,991               1,184,991
                                                    ===========             ===========             ===========

   The accompanying notes are an integral part of these financial statements.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                CAPITAL IN
                                                                 COMMON          EXCESS OF         RETAINED
                                                                 STOCK              PAR            EARNINGS            TOTAL
                                                                ----------------------------------------------------------------
BALANCE---DECEMBER 31, 1994                                     $ 11,850         $ 812,700       $ 1,225,122        $ 2,049,672
     Net income                                                                                      361,841            361,841
                                                                ----------------------------------------------------------------

BALANCE---DECEMBER 31, 1995                                       11,850           812,700         1,586,963          2,411,513
     Net income                                                                                      588,544            588,544
                                                                ----------------------------------------------------------------

BALANCE---DECEMBER 31, 1996                                       11,850           812,700         2,175,507          3,000,057
     Net income                                                                                      750,585            750,585
                                                                ----------------------------------------------------------------

BALANCE---DECEMBER 31, 1997                                     $ 11,850         $ 812,700       $ 2,926,092        $ 3,750,642
                                                                ================================================================

   The accompanying notes are an integral part of these financial statements.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                  (UNAUDITED)

                                                              -------------------------------------
                                                                 1997         1996          1995
                                                              ----------    ---------     ---------
Cash flows from operating activities:
  Net income................................................  $  750,585    $ 588,544     $ 361,841
                                                              ----------    ---------     ---------
  Adjustments required to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization........................     137,603      152,293       154,141
       Equity in net earnings of unconsolidated affiliates..    (348,206)    (425,176)     (501,856)
       Loss on sale of nursing home assets..................     264,739           --            --
       Changes in assets and liabilities:
        Receivables
          Other changes.....................................    (544,668)     (18,840)     (223,087)
        Prepaid expenses and other current assets...........      14,072       41,840        66,053
        Accounts payable....................................     249,130       34,638       (18,391)
        Accrued expenses and other liabilities..............    (274,931)    (189,718)      492,540)
        Federal income taxes payable........................          --     (100,000)     (220,000)
        Deferred charges and other..........................    (124,432)      19,111        36,316
                                                              ----------    ---------     ---------
  Total adjustments.........................................    (625,693)    (485,852)     (214,284)
                                                              ----------    ---------     ---------
Net cash provided by operating activities...................     124,892      102,692       147,557
                                                              ----------    ---------     ---------
Cash flows from investing activities:
  Note receivable due from unconsolidated affiliates........    (155,000)          --            --
  Repurchase of limited partner units.......................      (6,500)          --            --
  Utilization of or (deposit to) restricted cash............     (43,631)     (81,546)      257,616
  Capital expenditures......................................    (139,952)     (27,584)      (35,414)
                                                              ----------    ---------     ---------
Net cash provided by (used in) investing activities.........    (345,083)    (109,130)      222,202
                                                              ----------    ---------     ---------
Cash flows from financing activities:
  Distributions from limited partnership....................     143,842           --       143,842
  Principal payments of long-term obligations...............    (133,213)     (67,457)      (48,612)
  Proceeds from long-term obligations.......................      50,000      136,000            --
  Proceeds (payments) from officer obligation, net..........          --           --       (25,000)
  Advances (payments) on note payable.......................    (125,493)     125,493    (1,133,225)
  Receipts from (advances to) affiliates, net...............     862,156     (662,403)      677,183
  Investments and advances, net.............................    (573,108)     463,095            --
  Partial collection on sale of nursing home assets.........     150,000           --            --
                                                              ----------    ---------     ---------
Net cash provided by (used in) financing
  activities................................................     374,184       (5,272)     (385,812)
                                                              ----------    ---------     ---------

NET INCREASE (DECREASE) IN CASH.............................     153,993      (11,710)      (16,053)
Cash at beginning of period.................................       1,796       13,506        29,559
                                                              ----------    ---------     ---------
Cash at end of period.......................................  $  155,789    $   1,796     $  13,506
                                                              ==========    =========     =========

                                  (Continued)

    The accompanying notes are an integral part of the financial statements.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                  1997          1996        1995
                                                              -----------    ---------   ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:
     Interest...............................................  $   518,580    $ 287,807    $ 321,695
     Income taxes...........................................           --       99,744      220,000

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITY
  The Company is a general partner in a limited partnership.
     Capital was reallocated from the general partner to the
     limited partners resulting in a receivable from the
     limited partners
     Increase in miscellaneous receivables..................  $   440,000
     Increase in minority interests.........................     (440,000)
  A subsidiary of the Company sold nursing home assets.
     Additionally, HUD replacement reserves are to be
     returned as part of the sale.
     Increase in notes receivable, current..................  $   425,141
     Increase in miscellaneous receivables..................      171,050
     Decrease in restricted cash............................     (125,177)
     Decrease in prepaid expenses and escrow accounts.......      (47,353)
     Decrease in property, plant and equipment, net.........   (3,440,197)
     Decrease in excess cost over assets of businesses and
      subsidiaries acquired.................................     (189,096)
     Decrease in deferred charges and other assets..........     (250,513)
     Increase in accrued expenses...........................     (130,365)
     Decrease in debt.......................................    3,171,771
     Loss on sale of nursing home assets, net of cash
      proceeds ($150,000)...................................     (414,739)
  Purchase of equipment with notes payable:
     Increase in property, plant and equipment..............  $   147,920
     Increase in long-term obligations......................     (147,920)
     Sale of equipment to a related party for advance from
      affiliate:
     Increase in property, plant and equipment..............                 $   9,079
     Decrease in advances to affiliates, net................                    (9,079)
Construction of Alzheimer's facility with a HUD insured
 financing agreement:
 Increase in long-term obligations                                                        $(166,826)
 Increase in prepaid expenses and other current assets                                       45,116
 Decrease in accounts payable                                                               121,710

   The accompanying notes are an integral part of these financial statements.

               WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. PRINCIPALS OF CONSOLIDATION
     The primary business of Wendt-Bristol Diagnostics Company, an Ohio corporation, and its subsidiary (the "Company") is to provide health care services. Health America, Inc. ("Wendt-Bristol Center"), a wholly owned subsidiary, operated a nursing home specializing in the care of persons with Alzheimer's and related syndromes (sold at December 31, 1997) (Note 1B).

     The Company is the general partner in Wendt-Bristol Diagnostics Company L.P., a limited partnership, ("Diagnostics L.P."), which owns and operates an outpatient medical diagnostics imaging and radiology center.

     Additionally, the Company is a member in three limited liability companies. One company operates a diagnostic center that features an open-field magnetic resonance imaging device. The second company operates a radiation therapy practice. The third company has acquired land for which it has commenced construction (in 1998) of a medical complex, a significant portion of which Company affiliates will rent and operate. Investments in the limited partnership and affiliated companies, owned 22 1/2% to 50% inclusive, are stated at cost of investment plus the Company's equity in undistributed net income since acquisition. The change in the equity in net income of these companies is included in equity in earnings of unconsolidated affiliates in the Consolidated Statements of Operations.

     The consolidated financial statements include the accounts of Wendt-Bristol Diagnostics Company and wholly-owned subsidiary. All material intercompany transactions have been eliminated in consolidation.

     The Company is a majority-owned subsidiary of The Wendt-Bristol Company ("W-B Company"), a Delaware Corporation, which is wholly-owned by The Wendt Bristol Health Services Corporation, a Delaware Corporation that trades on the American Stock Exchange ("WMD"). At December 31, 1997 and 1996, W-B company owns approximately 86% and 83%, respectively, of the outstanding common stock.

B. ACQUISITIONS AND DISPOSITIONS OF OWNERSHIP INTERESTS AND SIGNIFICANT ASSETS

     Effective at the close of business on December 31, 1997, the Company sold all of the operating assets of its nursing home for a total purchase price of approximately $3.8 million. This was financed with cash of $150,000; assumption of mortgage debt of approximately $3.2 million and a note receivable of approximately $425,000. The entire note is expected to be paid in full on April 21, 1998. The following summarizes the operations of the nursing home for the years ended December 31, 1997, 1996 and 1995.

                                                              1997(A)     1996       1995
                                                              -------    ------     ------
                                                                       (IN 000'S)
Revenues....................................................  $3,712     $3,471    $ 2,824
Operating income (loss).....................................     728        289        (38)
Net income (loss)...........................................     422        (24)      (335)

---------------
(A) Excludes loss on sale of nursing home assets

     During December 1996, the Company formed Wendt-Bristol Crosswood Ltd. During January 1997, the Company invested $325,000 for a 50% interest in this new entity. Such funds were used to acquire operating assets, including an open field magnetic resonance imaging device. Operations of this new diagnostics center began in January 1997 and has expanded to include helical CT and additional modalities during 1997.

     During 1997, the Company acquired a 22.5% interest in Wendt-Bristol at Park Oncology Center, Ltd., a venture that was formed to own and operate a radiation therapy center. Operations began during the fourth quarter 1997.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

     During 1997, the Company acquired a 50% interest in Jasonway, Ltd., a venture that was formed to construct a medical facility for long-term leasing to operators, including affiliates. Construction is anticipated to be completed by third quarter 1998.

C. STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997 or 1996.

D. CONCENTRATIONS OF CREDIT RISK

     Credit risk associated with cash balances in excess of federally insured amounts is minimized by using several accounts at major financial institutions.

E. ACCOUNTS RECEIVABLE

     Certain receivables from the Company's medical services segment are due from third party payors, including Medicare, Medicaid and commercial insurance carriers under contractual arrangements by which payment may be at a discount from billed charges, as is customary within the health care industry. The Company estimates and records allowances for such discounts to billed charges to recognize revenues when the service income is earned based on amounts expected to be recovered.
     A significant portion of the income earned by the nursing home is related to services provided to Medicaid patients. The income reported for the nursing home is based on cost reports filed with the State of Ohio and such reports are subject to audit and adjustment by Medicaid auditors. Management monitors and evaluates changes in regulations which would impact income earned on cost report filings and records adjustments to these estimates accordingly.

F. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is computed using principally the straight-line method over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.


     Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an assets may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows. There were no such impairment adjustments at December 31, 1997, 1996 and 1995.

G. EXCESS OF COST OVER ASSETS OF SUBSIDIARY ACQUIRED

     Costs of the acquired subsidiary in excess of the value of net assets (i.e. goodwill) are amortized over a forty year period. At December 31, 1997, the Company included the remaining goodwill of approximately $189,000 associated to its interest in Health America in the loss on the sale of the nursing home assets. Amortization expense excluding this one-time adjustment for the years ended December 31, 1997 and 1996 was $5,256. Accumulated amortization at December 31, 1997 and 1996 was $-0- and $15,768, respectively.

     The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. There were no such impairment adjustments at December 31, 1997, 1996 and 1995.
H. DEFERRED CHARGES

     The Company has included in deferred charges costs that are being amortized over future periods of up to 40 years related to mortgage financing. They are predominantly costs associated with financing; costs incurred for staff training and other pre-opening items prior to admittance of patients at the new Wendt-Bristol Center.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

     Deferred charges associated with the Wendt-Bristol Center for mortgage financing and pre-opening costs approximating $250,000 were included as cost of the sale of nursing home assets.

I. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes, and are measured using the enacted tax rates and laws that will be in effect or expected to continue in effect when the differences are expected to reverse (see Note 11).

J. DEFERRED INCOME

     Deferred income represents patient service income (related to the nursing home sold December 31, 1997) and received before the service has been completed and earned.

K. ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

L. INCOME PER SHARE

     Per share amounts were computed using the weighted average number of shares outstanding during each period. The Company has no common stock equivalents outstanding at December 31, 1997, 1996 and 1995, therefore, basic and diluted earnings per share are equal.

M. FAIR VALUE

     The Company utilizes SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," which requires the disclosure of the fair market value of all financial instruments for which it deems practicable to estimate fair value. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. For non-current notes receivable and notes payable, the Company believes the carrying value will approximate their fair value based on the Company's incremental borrowing rates for similar types of borrowings. Advances due affiliates, net, does not accrue interest as the Company has typically incurred charges for various services of the affiliates.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

N. ACCOUNTING PRONOUNCEMENTS FOR 1998

     The FASB has issued three pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 "Reporting of Comprehensive Income;" SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information", and SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.
     On April 3, 1998 the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Costs of Start-up Activities" which states that the costs of start-up activities, including organization costs, should be expensed as incurred. Implementation of SOP 98-5 is required for financial statements issued for fiscal years beginning after December 15, 1998 with the initial application of this SOP being reported as a cumulative effect of a change in accounting principle. Currently, the Company has an asset of approximately $48,000 included in the caption "Deferred charges" on the balance sheet at December 31, 1997 and has incurred additional start-up of $123,000 during the first nine months of 1998. If the SOP was adopted early, there would be a cumulative charge to earnings at this time of approximately $171,000 for the consolidated entities.

     In addition, entities accounted for by the equity method have deferred start-up charges on their balance sheets totaling $314,000 at December 31, 1997. If SOP 98-5 was adopted early, there would be a cumulative charge to earnings of the Company relating to these affiliates at this time of approximately $119,000.

NOTE 2. RESTRICTED CASH

     The Company had restricted cash of $-0- and $81,546 at December 31, 1997 and 1996, respectively, representing an escrow for "replacement" reserves maintained at the mortgage agent for the U.S. Department of Housing and Urban Development ("HUD") for HUD insured financed skilled nursing facilities (see
Note 9). These deposits are included in Miscellaneous Receivables due to the sale of the nursing home assets on December 31, 1997 (see Note 3).

NOTE 3. RECEIVABLES

     The following schedule summarizes current receivables by specific groups as indicated at December 31:

                                                                 1997         1996
                                                              ----------    --------
Receivables:
  Trade (net of allowances for doubtful accounts) (A).......  $  355,063    $327,485
Miscellaneous receivables:
  Nursing home sales (B)....................................     163,479          --
  Due from limited partners (D).............................     440,000          --
  Medicare settlements......................................      30,012          --
  Others....................................................      54,649          --
                                                              ----------    --------
          Total.............................................     688,140         -0-
                                                              ----------    --------
Notes receivable -- current:
  Nursing home sales (B)....................................     425,141          --
  Unconsolidated affiliates (C).............................     155,000          --
  Others....................................................          --          --
                                                              ----------    --------
          Total.............................................     580,141         -0-
                                                              ----------    --------
          Total current receivables.........................  $1,623,344    $327,485
                                                              ==========    ========

---------------
A. During May, 1996, the Company and its subsidiary entered into an agreement with a finance company to secure additional working capital funds. This agreement was terminated amicably through a pay-off in March, 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $2,540,000 in 1996. Uncollected sold receivable balances approximated $484,000 at December 31, 1996.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

    Program fees and costs are included in "interest expense, net" and "selling, general and administrative" approximating 16% for the years ended December 31, 1997 and 1996, respectively, in the Consolidated Statement of Operations. Such sales are not included in the Consolidated Statement of Operations and no gain or loss arise from these transactions.

     Additionally, the purchaser advanced funds that were in excess of purchased receivables of which $125,493 was outstanding at December 31, 1996 and was subsequently paid in 1997.

B. At December 31, 1997, the Company sold its nursing home assets. The current note receivable is anticipated to be collected in full on April 21, 1998. (See Note 1B) The miscellaneous receivables represent escrow balances related to HUD financing for which the Company is anticipating reimbursement in 1998.

C. The balance consists of notes receivable from affiliates. (See Notes 1A, 7 and 12).

D. The Company is the general partner in a limited partnership. Based on the allocation of income in accordance with the partnership agreement, the balance is due from the limited partners for excess income allocated to the limited partners' from the general partner. It is management's estimate that all income reallocated during the current year totaling $440,000 will be restored in 1998 as a result of the priorities established in the partnership agreement.

    Total interest income including related party (see Note 12) for the years ended December 31, 1997, 1996 and 1995, amounted to approximately $9,000, $0 and $2,000, respectively, and is netted against interest expense in the accompanying Consolidated Statements of Operations.

NOTE 4. NOTES RECEIVABLE

     Notes receivable (all due in monthly installments) at December 31, 1997 and 1996 are as follows:

                                                                1997        1996
                                                              --------    --------
Notes receivable............................................  $580,141    $     --
Less current installments...................................   580,141          --
                                                              --------    --------
          Long-term portion.................................  $    -0-    $    -0-
                                                              ========    ========

     Approximately $425,000 of the note receivable is due from the sale of the nursing home assets (see Note 3).

NOTE 5. ESCROW ACCOUNTS

     Escrow accounts represent funded reserves maintained under the terms of an agreement with the Federal Housing Administration ("FHA"). The escrow balances at December 31, 1997 and 1996 were $-0- and $35,674, respectively. The balances consist of escrows for real estate taxes, property insurance and mortgage insurance protection. These deposits are included in Miscellaneous Receivables at December 31, 1997 due to the sale of the nursing home assets on December 31, 1997 (see Notes 1B and 3).

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996 and the estimated useful lives used in computing depreciation are as follows:

                                                                              ESTIMATED
                                                                             USEFUL LIVES
                                                   1997          1996         (IN YEARS)
                                                ----------    -----------    ------------
Land and improvements.........................  $  137,009    $   298,085          30
Buildings and improvements....................      94,333      3,112,764      3 - 40
Machinery and equipment.......................     166,367        537,157      3 - 14
                                                ----------    -----------
                                                   397,709      3,948,006
Accumulated depreciation and amortization.....       7,396        319,060
                                                ----------    -----------
                                                $  390,313    $ 3,628,946
                                                ==========    ===========

     Depreciation and amortization expense for property, plant and equipment for the year ended December 31, 1997, 1996 and 1995 was $86,307, $147,037 and
$145,272, respectively, see Note 1F.


NOTE 7. EQUITY IN AFFILIATES

     Audited financial information of the affiliates which are accounted for by the equity method (See Note 1A) is summarized below:

                                                              DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                                  1997            1996           1995
                                                              ------------    ------------   ------------
COMBINED BALANCE SHEETS
Current assets..............................................  $ 2,153,000      $  643,000     $  798,000
Property, plant and equipment, net of accumulated
  depreciation..............................................    9,568,000       3,793,000      3,013,000
Other non-current assets....................................      722,000       1,268,000        874,000
                                                              -----------      ----------     ----------
          Total assets......................................  $12,443,000      $5,704,000     $4,685,000
                                                              ===========      ==========     ==========
Liabilities.................................................  $10,213,000      $4,214,000     $3,599,000
Equity......................................................    2,230,000       1,490,000      1,086,000
                                                              -----------      ----------     ----------
          Total liabilities and equity......................  $12,443,000      $5,704,000     $4,685,000
                                                              ===========      ==========     ==========

COMBINED STATEMENTS OF OPERATIONS
Service revenues............................................  $ 5,667,000      $4,218,000     $4,087,000
Operating income............................................      580,000         648,000        771,000
Net income..................................................      208,000         405,000        622,000

     A limited liability company in which the Company has a 50% interest with assets of $875,000, liabilities of $840,000 and equity of $35,000 is unaudited as of December 31, 1997. The limited liability company has acquired land for which a medical facility is under construction; therefore, it has no operations.

     As a result of the limited liability companies and the limited partnership being taxed as partnerships for Federal income tax purposes, there is no tax provided for earnings.

NOTE 8. NOTE PAYABLE

     Advances, in the form of an unsecured note payable, bear interest at 12% per annum with an additional servicing fee approximating 4% per annum, were outstanding at December 31, 1996 totaling $125,493. The note payable was paid in full subsequent to year end (see Note 3).

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

NOTE 9. LONG-TERM OBLIGATIONS

     At December 31, 1997 and 1996, long-term obligations are as follows:

                                                                 1997          1996
                                                              ----------    ----------
8.875% mortgage, payable in monthly installments of $24,261, including interest, through December, 2034. Paid off as
  real estate was sold on December 31, 1997.................  $             $3,166,432
Variable rate mortgage, interest at 10.5% payable in monthly
  installments through December 31, 1997....................                    34,995
Equipment notes payable -- interest varying from 10.55% to
  10.76%, payable in monthly installments totaling $3,163,
  including interest, through October, 2002, collateralized
  by equipment..............................................     140,972
Note payable -- interest at 12.59% payable in monthly
  installments of $3,034, including interest, through
  February, 2002, collateralized by equipment...............      96,701       119,361
Capitalized lease obligations...............................                    23,951
                                                              ----------    ----------
                                                                 237,673     3,344,737
Less current installments...................................     120,785        78,284
                                                              ----------    ----------
                                                              $  116,888    $3,266,453
                                                              ==========    ==========

     All land and real estate serve as collateral to the mortgages payable.

     Aggregate future principal payments of long-term debt at December 31, 1997 are as follows:

                                                             TOTAL
                                                           ----------
1998.....................................................  $  120,785
1999.....................................................      21,778
2000.....................................................      34,773
2001.....................................................      33,106
2002.....................................................      27,232
                                                           ----------
                                                           $  237,674
                                                           ==========

     Interest expense for 1997, 1996 and 1995 for long-term debt and capital lease obligations was $350,079, $320,553 and $324,760, respectively.

  Commitments

     The Company, its subsidiaries, and a limited partnership have committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships, vendor programs or newly available resources. The cost of such equipment currently on order is approximately

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

$2,500,000. The Wendt-Bristol Health Services Corporation has guaranteed $263,000 of these commitments at December 31, 1997.

     See Commitments and Contingencies Note 14 for debt guarantees made by the Company for entities which the Company has equity ownership interests.

NOTE 10. LEASE COMMITMENTS

     The Company and its two Diagnostic Centers have several noncancelable lease agreements, accounted for as operating leases, expiring through 2007. As of December 31, 1997, the minimum rental payments due under such leases are as follows:


1998......................................................  $ 67,233
1999......................................................    70,236
2000......................................................    70,236
2001......................................................    65,451
2002......................................................    58,762
Thereafter................................................   280,835
                                                            --------
                                                            $612,753
                                                            ========


     Rent expense for 1997, 1996 and 1995 was $6,257, $5,321 and $2,775,
respectively.

NOTE 11. INCOME TAXES

     The Company has recorded a deferred tax liability and a deferred tax asset. The components of these deferred tax items, at 34%, at December 31, 1997, 1996 and 1995 are as follows:

                                                               1997       1996      1995
                                                              -------    -------   -------
Assets:
  Net operating loss carryforwards..........................  $    --    $21,000   $38,000
  Bad debt allowance........................................   34,000     34,000     1,000
                                                              -------    -------   -------
                                                               34,000     55,000    39,000
  Less: valuation allowance.................................   29,000         --        --
                                                              -------    -------   -------
                                                              $ 5,000    $55,000   $39,000
                                                              =======    =======   =======
Liabilities:
  Property and equipment basis..............................  $ 5,000    $55,000   $39,000
                                                              =======    =======   =======

     The deferred tax assets and liabilities have been offset for balance sheet presentation. Net operating losses of the consolidated group have been allocated to the Company to eliminate any deferred taxes otherwise required.

     Consolidated net operating losses available for tax purposes at December 31, 1997 are approximately $2,300,000, expiring $645,000 in 2004, $935,000 in
2006, $335,000 in 2008 and $383,000 in 2009. Investment tax credits available for tax purposes at December 31, 1997 are approximately $25,900 expiring at various dates from 1998 to 2000. In 1997 and 1996 as a result of consolidated taxable income the Company was able to utilize net operating losses of $3,160,000 and $27,000, respectively, of which $730,000 and $27,000, respectively was pre-operating losses of an acquired subsidiary, which was only able to be used to offset taxable income of that subsidiary.

     The principal differences between the income reported for financial reporting purposes and the income or loss reported for federal income tax purposes and direct write-off method for bad debts for tax purposes versus the reserve method for accounting purposes.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

     The effective rate for the provision for income taxes is less than the federal statutory rate primarily due to the utilization of available current-year net operating losses of other members of its consolidated tax group.

     The components of income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                                1997         1996        1995
                                                              ---------    ---------   ---------
Federal:
  Current...................................................  $ 257,000    $ 220,000   $ 185,000
  Benefit of net operating losses...........................   (257,000)    (220,000)   (185,000)
                                                              ---------    ---------   ---------
State and Local:
  Current...................................................     15,900        7,091       3,595
                                                              ---------    ---------   ---------
          Total tax expense.................................  $  15,900    $   7,091   $   3,595
                                                              =========    =========   =========

     For the years ended December 31, 1997, 1996 and 1995 a reconciliation of the statutory rate and effective rate for the provision for income taxes consists of the following:

                                                              1997     1996    1995
                                                              -----    -----   -----
Federal statutory rate......................................   34.0%    34.0%   34.0%
Equity interests in affiliated companies....................   22.5      1.4    (8.2)
State and local income taxes, net of federal tax benefit....    1.3      0.8     1.1
Tax effect of permanent differences.........................   14.1      4.1     2.0
Tax credits and other.......................................  (47.8)   (37.8)     --
Change in valuation allowance...............................  (20.2)      --      --
                                                              -----    -----   -----
                                                                3.9%     2.5%   28.9%
                                                              =====    =====   =====

NOTE 12. RELATED PARTY TRANSACTIONS

A. PARTNERSHIP OWNERSHIP

     Certain officers and directors of The Wendt-Bristol Health Services Corporation own, in the aggregate, approximately 6% of the outstanding limited partnership interests of Diagnostics L.P.

B. MANAGEMENT FEES

     A subsidiary of The Wendt-Bristol Health Services Corporation provided various management services related to the Wendt-Bristol Center for a contractual fee that amounted to $72,544 for the years ending December 31, 1997, 1996, and 1995.

     The Company, which owns equity interest in limited liability companies (see
Note 1A), is the management agent for one of the companies. Management fees totaling $67,600 were included in the Consolidated Statements of Operations for the year ended December 31, 1997.

C. ADVANCES

     During the years ended December 1997 and 1996, Diagnostics L.P. advanced funds to various entities controlled by W-B Company in excess of defined management fees and permitted distributions. At December 31, 1996, the related party receivable balance including interest due to the Partnership was $936,427. At December 31, 1997, there was a related party payable balance totaling $27,428. The related party balance was reduced through a combination of payments, credits for management fees and permitted distributions to the partners.

                WENDT-BRISTOL DIAGNOSTICS COMPANY AND SUBSIDIARY

D. OTHER

     The Company advanced funds to an affiliate (Wendt-Bristol at Park Oncology Center, Ltd.) through a note receivable accruing interest at 8% for $155,000. The entire balance outstanding at December 31, 1997 approximated $161,000. It is anticipated that the principle and interest will be received in 1998 when the affiliate obtains a permanent loan.

     The Company advanced funds to an affiliate (Wendt-Bristol at Crosswoods, Ltd.) through a non-interest bearing note receivable for $20,000. It is anticipated that the balance will be received in 1998.

NOTE 13. RETIREMENT PLAN

     Wendt-Bristol Health Services Corporation adopted, effective July 1, 1989, a retirement plan, under Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company to contribute, on an annual basis, 10% of the employees' eligible deferred compensation; such employer contribution is in the form of Wendt-Bristol Health Services Corporation common stock. During 1997, 1996, and 1995 the Company contributed 775 and 1,678 and 2,506 shares of Wendt-Bristol Health Services Corporation common stock, respectively, and recorded an expense of $1,161, $902 and $1,140 respectively for the transfer of these shares to the plan.

NOTE 14. COMMITMENTS AND CONTINGENCIES

     The Company or The Wendt-Bristol Health Services Corporation ("WBHSC") is contingently liable as a guarantor of long-term debt and capital lease obligations totaling $1,775,000 for medical equipment that will be placed in service by entities the Company has ownership interests varying from 22.5% to 50%. In addition, the Company is contingently liable for $3,500,000 as guarantor of debt on the construction of a medical facility that the Company has a 50% ownership interest.

     Additionally, the Company and WBHSC are contingently liable for a two year lease agreement and the purchase price ($1,400,000) of a building used by an entity in which the Company has a 22.5% ownership interest. The Company and WBHSC are currently 100% contingently liable for the two year lease and purchase price.

NOTE 15. PROPOSED PURCHASE OF MINORITY INTEREST STOCKHOLDER'S COMMON STOCK

     The Wendt-Bristol Health Services Corporation ("WBHSC") announced on June 23, 1998 that it is proceeding with plans to acquire the approximate 15% of the outstanding shares of Wendt-Bristol Diagnostics Company that it does not already own through a subsidiary (Wendt-Bristol Company). WBHSC has approved (subject to the satisfactory completion of the appropriate filings with the Securities and Exchange Commission and any other required approvals) the issuance of authorized but unissued convertible Preferred Stock with a stated value of $20 per share with cumulative dividends at $1.20 per share, payable quarterly to accomplish the acquisition of the common stock that is not held by Wendt-Bristol Company. A special meeting of the common stockholders is expected in the fourth quarter of 1998 for purposes of approving the transaction.

NOTE 16. FINANCIAL STATEMENTS RESTATEMENT

     Pursuant to a review of its previously filed Registration Statement (Form S-4) the Company has changed its use of the "Consolidation Method" of accounting related to its interest as sole General Partner of Wendt-Bristol Diagnostics Co. L.P. and will now reflect the investment utilizing the "equity method" of accounting. Such method does not effect the Company's previously determined net earnings or stockholders equity. The "equity method," however, does change the individual components of the Consolidated Balance Sheets, Statements of Operations and related financial information. All financial statements included herein have been restated to conform to this change.

     The audited financial information of Wendt-Bristol Diagnostics Co. L.P. that is subject to this restatement is as follows at December 31:

Balance Sheet                          1997             1996           1995
-------------                          ----             ----           ----
Current Assets                      $1,107,418      $  643,009     $  797,823
Property, plant and equipment net
  of accumulated depreciation        4,227,612       3,792,908      3,012,923
Other non-current assets               341,536       1,268,503        873,823
                                    ----------      ----------     ----------
     Total assets                   $5,676,566      $5,704,420     $4,684,569
                                    ==========      ==========     ==========

Liabilities                         $4,629,552      $4,214,322     $3,599,199
Equity                               1,047,014       1,490,098      1,085,370
                                    ----------      ----------     ----------
    Total liabilities and equity    $5,676,566      $5,704,420     $4,684,569
                                    ==========      ==========     ==========
Statement of Operations
-----------------------
  Service revenues                  $4,142,908      $4,217,924     $4,086,993
  Operating income                  $  198,674      $  648,266     $  771,264
  Net income                        $ (155,400)     $  404,728     $  621,832

                   THE WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.


                                 BALANCE SHEETS

                 AS AT SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                     ASSETS


                                                                                             SEPTEMBER 30,          DECEMBER 31,
                                                                                                  1998                  1997
                                                                                           -------------------    ------------------
                                                                                              (Unaudited)
Current assets:
     Cash ........................................................................             $     2,793              $       500

     Receivables:
         Trade, net of allowance for doubtful accounts of
             $115,000 and $100,000 (1998 and 1997) ...............................               1,378,346                  978,759
         Notes receivable, current portion .......................................                  21,488                   20,246
         Miscellaneous receivables ...............................................                  13,349                   25,743
                                                                                               -----------              -----------
                                                                                                 1,413,183                1,024,748
                                                                                               -----------              -----------

     Prepaid expenses and other ..................................................                  53,252                   82,170
                                                                                               -----------              -----------
             Total current assets ................................................               1,469,228                1,107,418
                                                                                               -----------              -----------

Property, plant and equipment, at cost ...........................................               7,478,763                7,313,435
     Less: Accumulated depreciation and
         amortization ............................................................              (3,437,521)              (3,085,823)
                                                                                               -----------              -----------
                                                                                                 4,041,242                4,227,612
                                                                                               -----------              -----------

Investments and other assets:
     Notes and other receivables, net of current portion .........................                 147,361                  162,702
     Deferred charges and other costs ............................................                 152,765                  178,834
                                                                                               -----------              -----------
             Total investments and other assets ..................................                 300,126                  341,536
                                                                                               -----------              -----------

                                                                                               $ 5,810,596              $ 5,676,566
                                                                                               ===========              ===========


Current liabilities:
     Current portion of long-term debt and capital lease obligations..............             $   663,261              $   641,341
     Accounts payable ............................................................                 591,731                  517,421
     Advances from affiliates, net ...............................................                 567,810                   56,445
     Accrued expenses and other liabilities ......................................                 243,659                  296,731
                                                                                               -----------              -----------
             Total current liabilities ...........................................               2,066,521                1,511,938
                                                                                               -----------              -----------

Long-term debt and capital lease obligations,
     less current portion ........................................................               2,828,003                3,117,614
                                                                                               -----------              -----------

             Total liabilities ...................................................               4,894,524                4,629,552
                                                                                               -----------              -----------


Partners' Capital
     General Partner (1 share issued and outstanding) ............................               1,130,335                1,261,277
     Limited partners' deficit (150,000 units authorized;
         143,842 issued and outstanding) .........................................                (214,263)                (214,263)
                                                                                               -----------              -----------
             Total partners' capital .............................................                 916,072                1,047,014
                                                                                               -----------              -----------

                                                                                               $ 5,810,596              $ 5,676,566
                                                                                               ===========              ===========

   The accompanying notes are an integral part of these financial statements.

                   THE WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.


                             STATEMENT OF OPERATIONS

         FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                   (UNAUDITED)


                                                                      NINE MONTHS ENDED                    THREE MONTHS ENDED
                                                                        SEPTEMBER 30,                         SEPTEMBER 30,
                                                               ------------------------------        -------------------------------
                                                                   1998               1997               1998               1997
Revenues:
     Service income ....................................       $ 3,480,738        $ 3,125,597        $ 1,321,256        $ 1,042,603

Cost and expenses:
     Selling, general and administrative ...............         2,928,221          2,437,811          1,093,660            870,092
     Depreciation ......................................           377,491            404,729            126,072            147,834
                                                               -----------        -----------        -----------        -----------
                                                                 3,305,712          2,842,540          1,219,732          1,017,926

                                                               -----------        -----------        -----------        -----------
Operating income .......................................           175,026            283,057            101,524             24,677
                                                               -----------        -----------        -----------        -----------

Other income (expense):
     Interest expense, net .............................          (304,483)          (248,831)          (116,777)           (95,477)
     Other, net ........................................            (1,484)           120,047                323            100,370
                                                               -----------        -----------        -----------        -----------
                                                                  (305,967)          (128,784)          (116,454)             4,893
                                                               -----------        -----------        -----------        -----------

Income before income taxes .............................          (130,941)           154,273            (14,930)            29,570

Income tax expense .....................................                --              3,100                 --                600
                                                               -----------        -----------        -----------        -----------

Net income (loss) ......................................       $  (130,941)       $   151,173        $   (14,930)       $    28,970
                                                               ===========        ===========        ===========        ===========

Income (loss) per limited partners' unit ...............       $     (1.74)       $     (0.48)       $     (0.85)       $     (0.40)
                                                               ===========        ===========        ===========        ===========

Income per general partners' share .....................       $119,500.00        $ 54,310.00        $273,904.00        $ 86,294.00
                                                               ===========        ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
Cash flows from operating activities:
  Net income (loss).........................................  $(130,941)    $ 151,173
                                                              ---------     ---------
  Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization..........................    377,491       404,729
     Loss on disposal of property and equipment.............      1,483        11,465
     Changes in operating assets and liabilities:
       (Increase) decrease in assets:
          Trade receivables:
            Sale (purchase) of accounts receivable..........         --      (356,871)
            Other changes...................................   (399,587)     (240,798)
          Miscellaneous receivables.........................     12,394       122,830
          Prepaid expenses and other current assets.........     28,918        21,312
          Deferred charges and other costs..................     26,756       (51,260)
       Increase (decrease) in liabilities:
          Accounts payable..................................     74,310      (155,053)
          Accrued expenses and other liabilities............    (53,072)     (177,327)
                                                              ---------     ---------
            Total adjustments...............................     68,693      (420,973)
                                                              ---------     ---------
            Net cash (used in) provided by
              operating activities..........................    (62,248)     (269,800)
                                                              ---------     ---------
Cash flows from investing activities:
  Proceeds from sale of assets..............................         --        40,000
  Purchases of property and equipment.......................    (55,046)      (43,489)
  Collections on notes receivable...........................     14,099        17,206
                                                              ---------     ---------
            Net cash (used in) provided by investing
              activities....................................    (40,947)       13,717
                                                              ---------     ---------
Cash flows from financing activities:
  Principal payments of long-term obligations...............   (420,404)     (352,404)
  Capital distributions to general partner..................         --      (143,842)
  Capital distributions to limited partners.................         --      (143,842)
  Advances from (to) affiliates and equity
     affiliates, net........................................    525,892       896,129
                                                              ---------     ---------
            Net cash provided by financing activities.......    105,488       256,041
                                                              ---------     ---------
Net increase (decrease) in cash.............................      2,293           (42)
Cash at beginning of period.................................        500           542
                                                              ---------     ---------
Cash at end of period.......................................  $   2,793     $     500
                                                              =========     =========
Cash paid during the nine months for:
  Interest, net of interest income..........................  $ 306,150     $ 248,967
  Income taxes..............................................  $      --     $   6,225
Supplemental disclosures of noncash investing and financing
  activity:
  Purchase of equipment with notes payable
     Increase in property, plant and equipment..............  $ 441,209     $ 761,568
     Increase in long-term debt.............................   (441,209)      761,568
  Transfer of fixed assets to affiliated company through
     advances from affiliates:
     Decrease in property, plant and equipment..............  $(302,963)    $      --
     Decrease in advances from affiliates...................    302,963            --

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  MANAGEMENT'S REPRESENTATION

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal adjustments and recurring accruals) necessary to present fairly the Wendt-Bristol Diagnostics Company L.P. financial position as at September 30, 1998 and December 31, 1997 and the results of its operations for the three and nine months ended September 30, 1998 and 1997 as well as the cash flows for the respective nine months. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Wendt-Bristol Diagnostics Company L.P. 1997 audit report.

To the General and Limited partners
Wendt-Bristol Diagnostics Company L.P.
(A Limited Partnership)
Columbus, Ohio

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheets of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are freed of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 8, as to which the date is June 23, 1998

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS
  Cash......................................................  $      500    $      542
  Receivables: (Note 2)
     Trade (net of allowances for contractual adjustments
      and doubtful accounts)................................     978,759       373,300
     Notes receivable, current portion......................      20,246        22,906
     Miscellaneous receivables..............................      25,743       167,718
  Prepaid expenses and other current assets.................      82,170        78,543
                                                              ----------    ----------
          Total current assets..............................   1,107,418       643,009
                                                              ----------    ----------
PROPERTY, PLANT AND EQUIPMENT (Note 3)......................   7,313,435     6,711,692
  Less accumulated depreciation.............................   3,085,823     2,918,784
                                                              ----------    ----------
                                                               4,227,612     3,792,908
                                                              ----------    ----------
OTHER ASSETS
  Notes receivable, net of current portion (Note 2).........     162,702       181,816
  Deferred charges and other costs..........................     178,834       150,260
  Advances to affiliates (Note 6)...........................          --       936,427
                                                              ----------    ----------
          Total other assets................................     341,536     1,268,503
                                                              ----------    ----------
                                                              $5,676,566    $5,704,420
                                                              ==========    ==========

                          LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Current portion of long-term debt and capital lease
     obligations (Note 4)...................................  $  641,341    $  459,458
  Accounts payable..........................................     517,421       431,354
  Advances from affiliates, net.............................      56,445            --
  Accrued expenses and other liabilities....................     296,731       327,387
                                                              ----------    ----------
          Total current liabilities.........................   1,511,938     1,218,199
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, LESS CURRENT
  PORTION (Note 4)..........................................   3,117,614     2,996,123
                                                              ----------    ----------
          Total liabilities.................................   4,629,552     4,214,322
                                                              ----------    ----------
COMMITMENTS (Notes 2, 3 and 5)
PARTNERS' CAPITAL (Note 6)
  General partner (1 share issued and outstanding)..........   1,261,277     1,696,281
  Limited partners' deficit (150,000 units authorized;
     143,842 issued and outstanding.........................    (214,263)     (206,183)
                                                              ----------    ----------
          Total partners' capital...........................   1,047,014     1,490,098
                                                              ----------    ----------
                                                              $5,676,566..  $5,704,420
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                   THE WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.


                             STATEMENT OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                             YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------------------------
                                                                              1997                   1996                   1995
Revenues:
     Service income ...........................................             4,142,908            $ 4,217,924            $ 4,086,993

Cost and expenses:
     Selling, general and administrative ......................             3,480,507              3,114,939              2,926,056
     Depreciation .............................................               463,727                454,719                389,673
                                                                          -----------            -----------            -----------
                                                                            3,944,234              3,569,658              3,315,729

                                                                          -----------            -----------            -----------
Operating income ..............................................               198,674                648,266                771,264
                                                                          -----------            -----------            -----------

Other income (expense):
     Interest expense, net ....................................              (371,777)              (243,067)              (153,359)
     Other, net ...............................................                19,903                  6,829                 15,282
                                                                          -----------            -----------            -----------
                                                                             (351,874)              (236,238)              (138,077)
                                                                          -----------            -----------            -----------

Income before income taxes ....................................              (153,200)               412,028                633,187

Income tax expense ............................................                 2,200                  7,300                 11,355
                                                                          -----------            -----------            -----------

Net income (loss) .............................................           $  (155,400)           $   404,728            $   621,832
                                                                          ===========            ===========            ===========

Income (loss) per limited partners' unit ......................           $     (2.12)           $     (0.14)           $      0.83
                                                                          ===========            ===========            ===========

Income per general partners' share ............................           $149,527.00            $425,177.00            $501,856.00
                                                                          ===========            ===========            ===========

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                             (A LIMITED PARTNERSHIP)

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                          GENERAL                 LIMITED
                                                                         PARTNER'S               PARTNERS'
                                                                          CAPITAL                 CAPITAL                  TOTAL
                                                                        -----------              ---------              -----------
BALANCES -- DECEMBER 31, 1994 .............................             $   913,090              $(161,868)             $   751,222
ADDITIONS (DEDUCTIONS)
     Net income ...........................................                 501,856                119,976                  621,832
     Capital distributions ................................                (143,842)              (143,842)                (287,684)
                                                                        -----------              ---------              -----------

BALANCES -- DECEMBER 31, 1995 .............................               1,271,104               (185,734)               1,085,370
ADDITIONS (DEDUCTIONS)
     Net income (loss) ....................................                 425,177                (20,449)                 404,728
                                                                        -----------              ---------              -----------

BALANCES -- DECEMBER 31, 1996 .............................               1,696,281               (206,183)               1,490,098
ADDITIONS (DEDUCTIONS)
     Net income (loss) ....................................                 149,527               (304,927)                (155,400)
     Reallocated income (note 1B) .........................                (440,689)               440,689                       --
     Distributions ........................................                (143,842)              (143,842)                (287,684)
                                                                        -----------              ---------              -----------

BALANCES -- DECEMBER 31, 1997 .............................             $ 1,261,277              $(214,263)             $ 1,047,014
                                                                        ===========              =========              ===========


     The accompanying notes are an integral part of these financial statements

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 1997         1996          1995
                                                              ----------    ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $ (155,400)   $ 404,728    $   621,832
                                                              ----------    ---------    -----------
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................     500,718      486,181        389,673
     Gain on disposal of property and equipment.............     (18,621)          --             --
     Change in operating assets and liabilities:
       (Increase) decrease in assets:
          Trade receivables:
            Sale (purchase) of receivables..................    (338,053)     476,372             --
            Other changes...................................    (267,406)    (258,036)        87,008
          Miscellaneous receivables.........................     141,975      (78,801)            --
          Prepaid expenses and other current assets.........      (3,627)     (14,991)        13,185
          Deferred charges and other costs..................     (65,565)    (115,334)        14,139
       Increase (decrease) in liabilities:
          Accounts payable..................................      86,067     (390,146)       301,639
          Distribution payable..............................          --     (143,842)       143,842
          Accrued expenses and other liabilities............     (30,656)       8,034         72,042
                                                              ----------    ---------    -----------
            Total adjustments...............................       4,832      (30,563)     1,021,528
                                                              ----------    ---------    -----------
            Net cash provided by (used in) operating
               activities...................................    (150,568)     374,165      1,643,360
                                                              ----------    ---------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment........................    (125,316)    (325,826)      (172,595)
  Collections on notes receivable...........................      21,774       23,913         34,976
                                                              ----------    ---------    -----------
            Net cash used in investing activities...........    (103,542)    (301,913)      (137,619)
                                                              ----------    ---------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt..............................          --      591,910             --
  Principal payments on long-term debt and capital lease
     obligations............................................    (491,120)    (352,318)      (782,191)
  Capital distributions to general partner..................    (143,842)          --       (143,842)
  Capital distributions to limited partners.................    (143,842)          --       (143,842)
  Advances from (to) affiliates and non-consolidated
     affiliates, net........................................   1,032,872     (311,802)      (553,018)
                                                              ----------    ---------    -----------
            Net cash provided by (used in) financing
               activities...................................     254,068      (72,210)    (1,622,893)
                                                              ----------    ---------    -----------
NET INCREASE (DECREASE) IN CASH.............................         (42)          42       (117,152)
Cash -- Beginning of year...................................         542          500        117,652
                                                              ----------    ---------    -----------
Cash -- End of year.........................................  $      500    $     542    $       500
                                                              ==========    =========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:
     Interest...............................................  $  349,100    $ 220,696    $   159,468
     Income taxes...........................................  $       --    $  12,650          7,005
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING
  ACTIVITIES
  Purchase of equipment with notes payable:
     Increase in property, plant and equipment..............  $  794,494    $ 875,626    $   642,692
     Increase in long-term debt.............................    (794,494)    (875,626)      (642,692)
  Sale of trade accounts receivable, a portion of which was
     used for certain related fees:
     Increase in deferred costs.............................  $       --    $  11,825    $        --
     Increase in advances to affiliates.....................          --       15,675             --
     Increase in miscellaneous accounts receivable..........          --       88,917             --
     Decrease in accounts receivable -- sold................          --     (116,417)            --
  Transfer of fixed asset and related debt from an
     affiliated company through advances to affiliates:
     Increase in property, plant and equipment..............  $       --    $  33,252             --
     Increase in notes payable..............................          --      (25,859)            --
     Decrease in advances to affiliates.....................          --       (7,393)            --

   The accompanying notes are an integral part of these financial statements.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BUSINESS ORGANIZATION AND ACCOUNTING POLICIES

     The Wendt-Bristol Diagnostics Company L.P. (Diagnostics L.P.) is a limited partnership which owns and operates an outpatient medical diagnostics and imaging center in Columbus, Ohio (the Center). The partnership was formed May 28, 1987 and shall continue in existence until the close of business on December 31, 2017, or until the earlier termination of the partnership in accordance with the partnership agreement. The general partner, who has a 50% ownership interest, is Wendt-Bristol Diagnostics Company, an Ohio corporation, which is a majority-owned subsidiary of The Wendt-Bristol Company, a Delaware corporation, which is wholly-owned by The Wendt-Bristol Health Services Corporation, a Delaware corporation.

     Ownership of Diagnostics L.P. consists of depository unitholders representing limited partner interests. Each depository unit represents an original capital contribution of $10. The limited partners own 50% of Diagnostics L.P. A depository unitholder's capital account is subsequently adjusted for earnings, losses, distributions and any reallocation required under the Limited Partnership Agreement ("Agreement") as discussed in "Allocation of Profits and Losses". (See Note 1B.)

     Diagnostics L.P. has contracted under a management agreement with the general partner for general management services. The agreement, which is renewed annually, provides for a basic management fee payable at 10% of collections as well as reimbursement of out-of-pocket expenses incurred in providing certain services.

     The accounting policies that affect significant elements of the financial statements are summarized below:

     A. Distributions and Allocations -- Diagnostics L.P. makes cash distributions after payment of all expenses and partnership obligations, including the general partner's management fee and appropriate reserves established by the general partner. Effective January 1992, the general partner's distributive share of cash flow available for distribution (as defined) is 50%, with the remaining 50% allocated to the depository unitholders. At all times, distributions to the general partner will be subject to the depository unitholders' receipt of an amount equal to an eight percent annual preferred return on their original capital contributions.

     B. Allocation of Profits and Losses -- Items of revenue and expenses (excluding depreciation) were allocated 25% to the general partner and 75% to the depository unitholders through December 1991. As a result of the cumulative return of 100% of the unitholders' original investment, beginning January 1, 1992, items of revenues and expenses (excluding depreciation) are allocated 50% to the general partner and 50% to the depository unitholders. Depreciation expense is allocated 99% to the depository unitholders.

         If the limited partners' tax basis capital accounts become negative, the income and loss allocation methodology changes in accordance with the agreement to allow for additional income to be allocated to the limited partners to eliminate the negative tax basis capital accounts. To the extent there is an allocation of additional income by the general partner to the limited partners, this allocation can be restored to the general partner's capital account from operations or upon dissolution of the partnership. All other allocation methods are ceased until the general partner has restored its capital account to its original balance before the required income allocation. The most significant difference between the financial statement and tax basis limited partners' capital accounts is the reduction of the limited partners' capital accounts for financial statements for the cost of the public offering. (See Note 1G.)

     C. Third-Party Reimbursement -- Diagnostics L.P. is a provider of services under contractual arrangements with Medicare, Medicaid and various commercial insurance carriers. Service income includes

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         amounts estimated by management to be reimbursable by these programs under the provisions of various payment formulas. Amounts collected by Diagnostics L.P. for services related to patients covered by such programs are generally less than the established billing rates. The differences between established billing rates and amounts received is recorded as a reduction in service income when the service income is earned. See Note 2 related to allowance for contractual adjustments.

     D. Property and Equipment -- Property, equipment and capital leases are recorded at cost and depreciated on a straight-line basis over the expected useful lives of the assets. The carrying amounts of assets sold, retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts. Any resulting gain or loss is included in other income.

         Depreciation and amortization are computed on a straight-line basis using estimated useful lives of 31.5 to 40 years on the building and improvements, 7 to 17 years on furniture, fixtures and equipment and 5 years on computer equipment.
         Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows. There were no such impairment adjustments at December 31, 1997, 1996, or 1995.

     E.  Deferred Charges and Other Costs -- Deferred charges consist of costs
         (a) incurred to secure mortgage and other financing, (b) fees paid to the general partner for reimbursement of expenses incurred for the development of the Center, and (c) preopening costs associated with a remodeled suite to accommodate an angiography/flouroscopy unit at Diagnostics L.P. These costs are being amortized on a straight-line basis over lives ranging from five to ten years. (See Note 1L.)

     F. Income Taxes -- Diagnostics L.P. is organized as a partnership and therefore is not subject to federal income taxes. Each partner reports on their federal income tax return their distributive share of the income, gains, losses, deductions and credits of the partnership, whether or not any actual distribution is made to him during the taxable year. Taxable income or loss of the partnership will be allocated to the depository unitholders for inclusion in their respective federal income tax returns for all applicable years.

         As a result of the passage of the Revenue Act of 1987 on December 22, 1987, the partnership could be treated as a corporation for federal tax purposes upon the earlier of (a) the addition of a substantial new line of business, or (b) for years beginning after December 31, 1997 once the partnership meets the criteria to qualify as a publicly traded partnership as defined under the Internal Revenue Code. Diagnostics L.P. would not have met the applicable criteria to be treated as a publicly traded partnership which would cause it to be taxed as a corporation for the year ended December 31, 1997. However, the regulations require that the criteria be tested monthly. Therefore, at the end of any month, Diagnostics L.P. could become taxable as a corporation instead of a partnership.

         If the partnership qualifies as a publicly traded partnership, Diagnostics L.P. will then be required to pay taxes on its taxable income, partnership distributions will be taxable as dividends to the depository unitholders, and the taxable income or loss of the partnership will not be allocated to the depository unitholders for inclusion in their respective tax returns.
          The Partnership is, however, subject to city income taxes. The current income tax expense of $2,200 for 1997, $7,300 for 1996, and $11,355 for 1995 is based on local income taxes for the reported amounts of pre-tax income for the periods.
     G. Cost of Public Offering -- The cost of the original public offering of $214,263 is reflected as a reduction in the limited partners' capital on the balance sheet.

     H. Statement of Cash Flows -- For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash. No such investments were purchased during 1997, 1996 and 1995.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     I. Concentrations of Credit Risk -- Concentrations of credit risk associated with cash balances in excess of federally-insured amounts is minimized by continuous monitoring of available balances.

     J. Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     K. Fair Value of Financial Instruments -- On January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments", which requires the disclosure of the fair market of all financial instruments for which it deems practicable to estimate fair value. For certain of the Company's financial instruments including cash, receivables, accounts and notes payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. For long-term notes payable, the Company believes the carrying value will approximate their fair value, based on the Company's incremental borrowing rates for similar types of borrowings. At December 31, 1997, management believes the carrying amount of long-term receivables are not impaired and will be realized in the normal course of business in accordance with their contract terms.

     L. Accounting Pronouncements for 1998 and 1999 -- The Financial Accounting Standards Board ("FASB") has issued pronouncements for fiscal years beginning after December 15, 1997 -- SFAS No. 130 -- "Reporting of Comprehensive Income", and SFAS No. 132 -- "Employers' Disclosures About Pensions and Other Postretirement Benefits". The Company believes that the effect of the adoption of the above will not be material to its financial position or results of operations.

         The American Institute of Certified Public Accountants has issued a pronouncement for fiscal years beginning after December 15, 1998, with early application permitted, entitled "Reporting on the Costs of Start-Up Activities". Effective January 1, 1999, Diagnostics L.P. will record a change in accounting principle for all start-up costs recorded on the balance sheet at December 31, 1998. At December 31, 1997, start-up costs totaling approximately $97,000 have been capitalized net of accumulated amortization of approximately $11,000. Effective January 1, 1999, the unamortized balance of approximately $86,000 will be recorded as an expense in the Statements of Operations entitled "Change in Accounting Principle".

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2.  RECEIVABLES

     The following schedule summarizes current and noncurrent receivables at December 31, 1997 and 1996:

                                                                 1997         1996
                                                              ----------    ---------
Current receivables:
  Trade(a)..................................................  $1,478,759    $ 763,300
  Less allowance for doubtful accounts......................    (100,000)    (100,000)
  Less allowance for contractual adjustments................    (400,000)    (290,000)
                                                              ----------    ---------
                                                              $  978,759    $ 373,300
                                                              ==========    =========
Miscellaneous receivables:
  Securitization program reserves(b)........................  $       --    $ 166,368
  Others....................................................      25,743        1,350
                                                              ----------    ---------
                                                              $   25,743    $ 167,718
                                                              ==========    =========
Notes receivable (all due in monthly installments):
  Notes receivable(c).......................................  $  182,948    $ 204,722
  Less current installments.................................     (20,246)     (22,906)
                                                              ----------    ---------
     Long-term portion......................................  $  162,702    $ 181,816
                                                              ==========    =========

---------------
(a) During May 1996, the Partnership entered into an agreement with a finance company to secure additional working capital funds. The agreement provided for the Partnership's sale of its health care trade receivables, subject to various terms and conditions, with limited recourse, with the Partnership continuing to service accounts. A sale was recorded when the health care accounts receivable were transferred to the purchaser, net of contractual allowances. Such sales are not included in the Statements of Operations and no gain or loss arises in the transaction. This agreement ended in March 1997. Trade receivables at December 31, 1996 are shown net of receivables purchased by the finance company. Total cash proceeds from the sale of these receivables amounted to approximately $2,540,000 in 1996. Uncollected sold receivable balances approximated $484,000 at December 31, 1996. Program fees and costs, included in "interest expense net", approximated 16% for the years ended December 31, 1997 and 1996.

(b) In connection with the securitization program above, the third party purchasing the receivables held reserves as additional collateral for the receivables purchased from the Partnership. These cash reserves were released in full upon termination of the securitization program in March 1997.

(c) Notes receivable due from third parties originated with the sale of assets by related entities of the general partner. The notes are collateralized by the assets sold. If the notes receivable are not timely paid to the Partnership, the related company the Wendt-Bristol Health Services Corporation, as parent, guarantees payment.

    The notes receivable are due between 1998 through 2007, with interest rates ranging from 8% to 10%.

(d) Interest income including related party interest (see Note 6) for 1997, 1996 and 1995 was $28,776, $89,038 and $46,474, respectively.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1997 and 1996, at cost, are as follows:

                                                         1997          1996
                                                      ----------    ----------
Land and improvements...............................  $  175,756    $  175,756
Building and improvements...........................   1,162,361     1,136,608
Medical equipment...................................   5,975,318     5,399,328
                                                      ----------    ----------
                                                       7,313,435     6,711,692
Accumulated depreciation............................   3,085,823     2,918,784
                                                      ----------    ----------
                                                      $4,227,612    $3,792,908
                                                      ==========    ==========

     Depreciation expense for 1997, 1996 and 1995 amounted to $463,727, $454,719 and $389,673, respectively.

     The Partnership has committed to certain equipment acquisitions that will be financed through a combination of current equipment financing relationships or vendor programs. The cost of such equipment currently on order is approximately $72,000.

NOTE. 4.  LONG-TERM DEBT

     Long-term debt as of December 31, 1997 and 1996 is summarized as follows:

                                                                 1997          1996
                                                              ----------    ----------
Equipment notes payable -- interest varying from 10.25% to
  12.90%, payable in monthly installments totaling $14,817
  including interest, through April 2003, collateralized by
  equipment.................................................  $  725,970    $       --
Equipment note payable -- interest at 7.91%, payable in
  monthly installments of $13,442 including interest,
  through December 2002, collateralized by equipment........     633,938       723,787
9.41% mortgage, payable in monthly installments of $6,600
  plus interest, through April 2016.........................     690,661       704,172
Equipment notes payable -- interest varying from 8.42% to
  12.98%, payable in monthly installments totaling $14,284
  including interest, through February, 2004, collateralized
  by equipment..............................................     771,578       871,302
Equipment note payable -- interest at 12.59%, payable in
  monthly installments of $29,391 including interest,
  through March, 2002, collateralized by equipment..........     936,808     1,156,318
                                                              ----------    ----------
                                                               3,758,955     3,455,579
Less current installments...................................     641,341       459,458
                                                              ----------    ----------
Long-term portion...........................................  $3,117,614    $2,996,121
                                                              ==========    ==========

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Aggregate future principal payments of long-term debt are as follows:

                                                             TOTAL
                                                           ----------
1998.....................................................  $  641,341
1999.....................................................     654,000
2000.....................................................     729,975
2001.....................................................     504,169
2002.....................................................     401,853
Thereafter...............................................     827,617
                                                           ----------
                                                           $3,758,955
                                                           ==========

     Interest expense for 1997, 1996 and 1995 for long-term debt was $406,234, $332,105 and $199,833, respectively.

  Commitments

     The Partnership has committed to certain equipment acquisitions that will be financed by current equipment financing relationships. The cost of such equipment currently on order approximates $72,000. The general partner has guaranteed approximately $49,000 of these purchase commitments.

NOTE 5.  LEASE COMMITMENTS

     The Partnership has several noncancelable lease agreements, accounted for as operating leases, expiring through 2001. As of December 31, 1997, the minimum rental payments due under such leases are as follows:

1998......................................................   $54,430
1999......................................................    49,812
2000......................................................    39,425
2001......................................................    17,206
2002......................................................     1,296
                                                            --------
                                                            $162,169
                                                            ========

     Rent expense for 1997, 1996 and 1995 was $23,930 $28,199 and $15,524,
respectively.

NOTE 6.  RELATED PARTY TRANSACTIONS

     Advances to and borrowings from various entities controlled by the parent company of the general partner were made to fund the operating cash needs of the affiliates and the partnership. At December 31, 1997, the related party payable balance, including interest, was $27,428. During 1997 and 1996, net payments or receipts and other adjustments to affiliated companies amounted to receipts and adjustments for 1997 of $963,855 and payments of $320,084 for 1996.

     Certain officers and directors of the parent company of the general partner, in the aggregate, own approximately 6% of the outstanding depository units in Diagnostics L.P.

     The parent company of the general partner provides various management services through the general partner to Diagnostics L.P. for a contractual fee paid to the general partner calculated at 10% of collected receivables; such fees amounted to $401,728, $410,852 and $423,356 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Advances from affiliates, net, in which the general partner owns equity interests ranging from 22.5% to 50% totaling $27,428 at December 31, 1997 represent net payments and other adjustments.

                     WENDT-BRISTOL DIAGNOSTICS COMPANY L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Diagnostics LP sold medical equipment to an unconsolidated affiliate of the general partner which resulted in a gain on sale of property and equipment totaling $18,621 and reduced advances from unconsolidated affiliates of $40,000 which is included in the Statement of Operations for the year ended December 31, 1997.

NOTE 7.  RETIREMENT PLAN

     Wendt-Bristol Health Services Corporation adopted, effective July 1, 1989, a retirement plan, under Section 401(k) of the Internal Revenue Code, covering substantially all employees with more than one year of service. The plan provides for the Company to contribute, on an annual basis, 10% of the employee's eligible deferred compensation; such employer contribution is in the form of Wendt-Bristol Health Services Corporation common stock. During 1997, the partnership contributed 585 shares of Wendt-Bristol Health Services Corporation, and recorded an expense of $878 for the transfer of these shares to the plan.

NOTE 8.  PROPOSED PURCHASE OF LIMITED PARTNERSHIP INTEREST

     The Wendt-Bristol Health Services Corporation ("WBHSC") announced on June 23, 1998 that it is proceeding with plans to acquire all of the limited partnership interests in Diagnostics L.P. WBHSC has approved (subject to the satisfactory completion of the appropriate filings with the Securities and Exchange Commission and any other required approvals) the issuance of authorized, but unissued convertible Preferred Stock with a stated value of $20.00 per share and cumulative dividends at $1.20 per share per annum payable quarterly to accomplish the acquisition of the limited partnership interest that are not held by WBHSC. A special meeting of the unitholders is expected in the first quarter of 1999 for purposes of approving the transaction.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Accounting Fees                                               $ 15,000
         Printing and Engraving                                        $  9,000
         Legal Fees                                                    $ 40,000
         Registration, Filing and Listing Fees                         $  6,000
         Miscellaneous                                                 $ 10,000

                  TOTAL                                                $ 80,000




ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is required to indemnify the directors, officers, employees and agents of the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Company. In the case of a criminal action, indemnification will be provided if the individual had no reason to believe his conduct was unlawful. However, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless the court in which such action or suit was brought determines otherwise. If successful on the merits, such persons shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the matter.

         Whether an individual has met the standards of conduct set forth above is left to the determination of a majority of the disinterested members of the board of directors, unless a quorum is not available or an independent legal opinion dictates otherwise, in which case the determination will be reached by the shareholders of the Company. The payment of such expenses may be made prior to the final disposition of the matter, upon the authorization of the board of directors and the receipt of an undertaking by such individual to repay the advance amount if indemnification is ultimately determined to be inappropriate.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

         The Company has engaged in the following recent sales of unregistered securities:

         SERIES 1 REGISTERED BONDS (See warrants below)

         Date:                      February 14, 1997.

         Amount: A series of thirty-three (33) bonds totaling Five Million Swiss Francs (Fr 5,000,000.00) in the following denominations:

                                    (i)               Bond No.1 = 1 Million
                                                      Swiss Francs (Fr
                                                      1,000,000.00)

                                    (ii)              Bonds No. 2 and No. 3 =
                                                      Five Hundred Thousand
                                                      Swiss Francs (Fr
                                                      500,000.00)

                                    (iii)             Bonds No. 4 - No. 33 = One
                                                      Hundred Thousand Swiss
                                                      Francs (Fr 100,000.00).

         Underwriter:               No underwriter. The bonds were issued to
                                    European investors.

         Consideration:             The total offering price for the bonds was
                                    Five Million Swiss Francs (Fr 5,000,000.00) with no underwriting discounts or commissions. The Company converted the Five
                                    Million Swiss Francs (Fr 5,000,000.00) into
                                    Three Million Four Hundred Seventeen
                                    Thousand and xx/100 Dollars
                                    (US $3, 417,000.00).

         Exemption:                 The exemption relied upon was Regulation S.
                                    The bonds were sold in an offshore
                                    transaction to European investors and were issued in the name of a Swiss bank.
                                    Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sales qualify for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificates are properly
                                    legended as required by Regulation S and inform the holder of the transactional requirements imposed during the restricted period.

         SERIES 1 WARRANTS          Included in issuance of above bonds

         Date:                      February 14, 1997

         Amount: A series of thirty-three (33) warrants convertible into the Common Stock of The Wendt-Bristol Health Services Corporation at a rate of Two U.S. Dollars (US $2.00) per share in the following increments:

                                    (i) Warrant No. 1 = 60,000 shares

                                    (ii) Warrants No. 2 and No. 3 = 30,000
                                         shares

                                    (iii) Warrants No. 4 - No. 33 = 6,000
                                          shares.

         Underwriter:               No underwriter. The warrants were issued to
                                    European investors.

         Consideration:             The consideration for the Series 1 Bonds
                                    included the warrants. The warrants are
                                    exercisable at a price of Two Dollars
                                    (US $2.00) per share of common stock with no underwriting discounts or commissions.



         Exemption:                 The exemption relied upon was Regulation S.
                                    The warrants were sold in an offshore
                                    transaction to a European investor and were issued in the name of a Swiss bank.
                                    Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sale qualifies for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificate is properly legended as required by Regulation S the appropriate certification is required to exercise the conversion rights, and the issuer has adopted procedures to ensure compliance with Regulation S.





         SUBORDINATED CONVERTIBLE BOND

         Date:                      December 23, 1996

         Amount:                    1 bond of One Million and no/100 Dollars
                                    ($1,000,000.00)

         Underwriter:               No underwriter. The class of persons to whom
                                    the securities were sold were accredited investors.

         Consideration:             A total offering price of One Million and
                                    no/100 Dollars ($1,000,000.00) with no
                                    underwriting discounts or commissions.

         Exemption:                 The exemption relied upon was Regulation S
                                    due to the fact that the security was sold in an offshore transaction to a European investor to be held by a Swiss bank, complying with the requirement that an offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United States.
                                    Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United
                                    States' market for the sale of the
                                    securities were conducted. Furthermore, the sale qualifies for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor.
                                    Namely, the certificate is properly legended as required by Regulation S, the appropriate certification is required to exercise the conversion rights, and have adopted procedures, such as the exercise of conversion rights only through the President of the issuer, to ensure compliance with Regulation S.




SERIES 2 REGISTERED BONDS

Date:               December 7, 1998.

Amount: Two (2) bonds totalling One Million One Hundred Thousand Swiss Francs (CHF 1,100,000.00), each in the amount of Five Hundred Fifty Thousand Swiss Francs (CHF 550,000.00).

Underwriter:        No underwriter. The bonds were sold to European investors.

Consideration:      The total offering price for the bonds sold was One Million
                    One Hundred Thousand Swiss Francs (CHF 1,100,000.00) with no underwriting discounts or commissions. The bonds are convertible into common stock at a price of CHF 3.7037 per share of common stock with no underwriting discounts or commissions.

Exemption:          The exemption relied upon was Regulation S. The bonds were sold in an offshore transaction to European investors and were issued in the name of a Swiss bank. Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United
                    States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sales qualify for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor. Namely, the certificates are properly legended as required by Regulation S and inform the holder of the transactional requirements imposed during the restricted period. Additionally, certain conditions were imposed upon the exercise of the bonds, as required by section 902(m) of Regulation S.


SERIES 2 WARRANTS Included in issuance of Series 2 Registered Bonds

Date:               December 7, 1998.

Amount: Registered owners of the Series 2 Registered Bonds may, from time to time prior to December 7, 2003, convert the principal of the bonds into fully paid and nonassessable shares of common stock of the Company at a price of CHF
                    3.7037 per share, provided that each exercise can be in an amount of no less than One Hundred Thousand Swiss Francs (CHF 100,000.00) and subject to adjustment upon the happening of certain events.

Underwriter:        No underwriter. The warrants were issued to European
                    investors.

Consideration:      The consideration for the Series 2 Registered Bonds included the warrants. The warrants are exercisable at a price of CHF
                    3.7037 per shares, provided that each exericse can be in an amount of no less than CHF 100,000.00.

Exemption:          The exemption relied upon was Regulation S. The warrants
                    were sold in an offshore transaction to European investors and were issued in the name of a Swiss bank. Therefore, the transaction complied with the requirement that the offer not be made to a U.S. person and that the buy order be originated when the purchaser is outside of the United
                    States. Additionally, no directed selling efforts were engaged in, since no activities with the potential to condition the United States' market for the sale of the securities were conducted. Furthermore, the sales qualify for Regulation S's second safe harbor, as the issuer is a reporting issuer and has met all the offering restrictions imposed by the safe harbor. Namely, the certificates are properly legended as required by Regulation S and inform the holder of the transactional requirements imposed during the restricted period. Additionally, certain conditions were imposed upon the exercise of the warrants, as required by section 902(m) of Regulation S.





ITEM 16: EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibit Index

                  EXHIBIT NUMBER    DESCRIPTION
                  --------------    -----------

                           2.1      Merger Agreement by and among The
                                    Wendt-Bristol Health Services Corporation,
                                    Wendt-Bristol Acquisition, Inc. and
                                    Wendt-Bristol Diagnostics Company

                           2.2      Merger Agreement by and among The
                                    Wendt-Bristol Health Services Corporation,
                                    Wendt-Bristol Acquisition LLC and
                                    Wendt-Bristol Diagnostics Company, L.P.

                           3.1 Certificate of Incorporation of registrant. Filed as Exhibit B to the Company's Proxy Statement (June 27, 1988) and incorporated herein by reference pursuant to Rule 411(c)

                           3.2 By-Laws of the Company. Filed as Exhibit C to the Company's Proxy Statement (June 27,
                                    1988) and incorporated herein by reference pursuant to Rule 411(c)

                           4        The Wendt-Bristol Health Services
                                    Corporation Terms of Series 1 Cumulative
                                    Dividend Convertible Preferred Stock

                           4.1      See Exhibits numbered Exhibit 3.1 and 3.2

                           4.2 Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company, Corna & Co., Inc. and Mellon Securities Trust Company, as Warrant Agent. Filed as Exhibit
                                    4.2 to Registration Statement on Form S-1 of
                                    The Wendt-Bristol Company (Reg. No. 33-8399, filed October 15, 1986) and incorporated herein by reference to Rule 411(c)

                           4.3 Warrant Agreement, dated April 29, 1988, between The Wendt-Bristol Company, Pittsburgh National Bank, N.A., and The Fifth Third Bank, as Warrant Agent. Filed as
                                    Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference pursuant to Rule 411(c)



                           5 Opinion of Schottenstein, Zox & Dunn Co., L.P.A. regarding the legality of the Series 1 Cumulative Dividend Preferred Stock



                           9 Voting Trust Agreement, dated December 4, 1992, between The Wendt-Bristol Health Services Corporation, Corporate Life Insurance Company and Marvin D. Kantor, as Voting Trustee. Filed as Exhibit 9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference pursuant to Rule 411(c)

                           10.1 Employee Stock Option Plan, as amended. Filed as Exhibit 28.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference pursuant to Rule 411(c)

                           10.2 Loan and Security Agreement, dated March 27, 1996, between Ethan Allen Care Center, Inc. dba Bristol House of Springfield and DVI Capital Company relating to equipment financial. Filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.3 Asset Purchase Agreement, dated April 15, 1996, between Congress Liquors, Inc. and MHK Corp. Filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.4 Mortgage and security agreement dated April 1, 1996, between Wendt-Bristol Diagnostics Co. L.P. and National City Bank. Filed as
                                    Exhibit 10.11 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.5 Mortgage and security agreement dated April 19, 1996 between The Wendt-Bristol Health Services Corporation and Grand Pacific Finance Corp. Filed as Exhibit 10.12 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.6 Receivables purchase and sale agreement dated May 30, 1996 between The Wendt-Bristol Company, et al, and HealthPartners Funding L.P., relating to the health care receivables securitization program. Filed as
                                    Exhibit 10.13 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.7 Amendment to Receivables Purchase and Sale Agreement dated August 29, 1996 between The Wendt-Bristol Company, et al, and HealthPartners Funding L.P., relating to the health care receivables financing program. Filed as Exhibit 10.14 to the Company's Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.8 Convertible subordinated bond, dated December 23, 1996, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns. Filed as Exhibit 1 to the Company's Form 8-K dated December 23, 1996 and incorporated herein by reference pursuant to Rule 411(c)

                           10.9 Series 1 Bond dated February 14, 1997, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns, with
                                    Schedule 1. Filed as Exhibit 1 to the
                                    Company's Form 8-K dated February 14, 1997 and incorporated herein by reference pursuant to Rule 411(c)

                           10.10 Series 1 Warrant dated February 14, 1997, by and between The Wendt-Bristol Health Services Corporation and Societe Generale Bank & Trust, or registered assigns, with
                                    Schedule 1. Filed as Exhibit 2 to the
                                    Company's Form 8-K dated February 14, 1997 and incorporated herein by reference pursuant to Rule 411(c)

                           10.11 Temco National Corporation 401(k) Profit Sharing Plan. Filed as Exhibit 28.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference pursuant to Rule 411(c)

                           10.12 Sale and Subservicing Agreement, dated as of February 5, 1993, among The Wendt-Bristol Company, et al, NPF IV, Inc. and National Premier Financial Services, Inc., relating to the health care receivables securitization program. Filed as Exhibit
                                    28.6 to the Company's Annual Report on Form
                                    10-K for the year ended December 31, 1992, and incorporated herein by reference pursuant to Rule 411(c)

                           10.13 Stock Purchase Agreement, dated June 4, 1993, between The Wendt-Bristol Health Services Corporation and Corporate Life Insurance Company. Filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference pursuant to Rule 411(c)

                           10.14 Installment Business Loan Note, dated January 30, 1996, between The Wendt-Bristol Company and Marvin D. Kantor related to working capital loan. Filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c).

                           10.15 Stock Pledge Agreement dated January 30, 1996, between The Wendt-Bristol Company and Marvin D. Kantor related to working capital loan. Filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.16 Loan and Security Agreement, dated March 27, 1996, between Wendt-Bristol Diagnostics Company, L.P. and DVI Capital Company relating to equipment financing. Filed as
                                    Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)

                           10.17 Loan and Security Agreement, dated March 27, 1996, between Health America, Inc. dba Wendt-Bristol Center and DVI Capital Company relating to equipment financing. Filed as
                                    Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c).

                           10.18 Loan and Security Agreement, dated March 27, 1996, between American Care Center, Inc. dba Bristol House of Columbus and DVI Capital Company relating to equipment financing. Filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)



                           10.19 Series 2 Bond dated December 7, 1998, by and between the Wendt-Bristol Health Services Corporation and Banca Del Sempione, or registered assigns. Filed as Exhibit 1 on Form 8-K.



                           12       Statement regarding computation of ratios






                           21       Subsidiaries of Registrant

                           23.1 Consent of Hausser + Taylor LLP relating to The Wendt-Bristol Health Services Corporation

                           23.2 Consent of Hausser + Taylor LLP relating to Wendt-Bristol Disgnostics Company

                           23.3 Consent of Hausser + Taylor LLP relating to Wendt-Bristol Diagnostics Company L.P.

                           24       Power of attorneys

                           27       EDGAR Financial Data Schedule


                  (b)      Financial Statement Schedules

                           Condensed Financial Information...................S-1

                           Valuation and Qualifying Accounts.................S-2

                  (c)      Reports

                           Independent Auditors' Reports.....................R-1

ITEM 22. UNDERTAKINGS



     (a) The undersigned registrant undertakes as follows:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 9, 1999.


THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
(Registrant)

By: /s/ Marvin D. Kantor
   --------------------
      Marvin D. Kantor, Chairman of the Board


          Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on February 9, 1999.


SIGNATURES                               CAPACITY
----------                               --------

/s/ Marvin D. Kantor                     Chairman of the Board; Director
----------------------------
Marvin D. Kantor

/s/ Sheldon A. Gold                      President (Principal Executive
----------------------------             Officer); Director
Sheldon A. Gold

Harold T. Kantor*                        Vice Chairman of the Board; Director
----------------------------
Harold D. Kantor

Reed A. Martin*                          Executive Vice President; Chief
----------------------------             Operating Officer; Director
Reed A. Martin

Paul H. Levine*                          Director
----------------------------
Paul H. Levine

Clemente Del Ponte*                      Director
----------------------------
Clemente Del Ponte

/s/ Charles R. Cicerchi                  Vice President of Finance; Principal
----------------------------             Accounting and Financial Officer
Charles R. Cicerchi

Gerald M. Penn*                          Director
----------------------------
Gerald M. Penn

          * The above-mentioned directors of the registrant execute this post-effective Amendment No. 2 to the registration statement by Sheldon A. Gold and Charles R. Cicerchi, their attorneys-in-fact, pursuant to powers of attorney executed by the above named directors and filed with the Securities and Exchange Commission as Exhibit 24 to the registration statement.


                                         By: /s/ SHELDON A. GOLD
                                            -----------------------------
                                                 Sheldon A. Gold

                                         By: /s/ CHARLES R. CICERCHI
                                            -----------------------------
                                                 Charles R. Cicerchi

                   WENDT-BRISTOL HEALTH SERVICES CORPORATION
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                       (IN THOUSANDS, EXCEPT SHARE DATA)





                                                  AT OR FOR
                                               THE NINE MONTHS
                                                   ENDED                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                SEP 30, 1998         ---------------------------------------------------------------
                                                (UNAUDITED)           1997          1996           1995           1994          1993
                                                ------------------------------------------------------------------------------------
INCOME STATEMENT DATA:
    Revenues                                   $    5,416     $   17,130     $   17,534     $   17,193     $   16,024    $   16,067
    Income (loss) from continuing operations
    Income (loss) from continuing operations   $      (59)    $    1,782     $     (246)    $      217     $      204    $     (238)
        per common share (A)                   $    (0.01)    $     0.26     $    (0.04)    $     0.04     $     0.03    $    (0.03)
    Cash dividends declared per common share         0.00           0.00           0.00           0.00           0.00          0.00
    Ratio of earnings to fixed charges               .814          2.864           .704          1.167          1.220         1.010

BALANCE SHEET DATA:
    Book value per common share                $     1.02     $     1.04     $     0.76     $     0.79     $     0.88    $     0.86
    Total assets                               $   16,530     $   17,645     $   19,910     $   19,394     $   23,441    $   20,033
    Long-term debt                             $    6,808     $    6,034     $    9,085     $    6,432     $    6,340    $    6,927
    Redeemable preferred stock                 $        -     $        -     $        -     $        -     $        -    $        -
    Stockholders' equity                       $    6,308     $    6,445     $    4,742     $    4,543     $    7,200    $    6,964
    Shares outstanding at end of period         6,168,579      6,181,226      6,236,020      5,719,758      8,195,244     8,141,796

(A) Calculated on a diluted share basis



Reference is hereby made to the Section entitled "CERTAIN INFORMATION CONCERNING THE COMPANY" for information relating to the development of the Company between 1993 and 1997. Such description provides those factors that should be considered in the comparison of the financial information presented above.

           WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                COLUMN A                      COLUMN B      COLUMN C      COLUMN D         COLUMN E
                --------                     ----------    ----------    ----------        ---------
                                                           ADDITIONS
                                             BALANCE AT    CHARGED TO                       BALANCE
                                             BEGINNING     COSTS AND                        AT END
                                             OF PERIOD      EXPENSES     DEDUCTIONS        OF PERIOD
                                              --------      --------      --------         --------
December 31, 1997
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $ 90,000      $ 58,000      $ 47,000(a)      $101,000
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $200,000      $     --      $200,000         $     --
                                              ========      ========      ========         ========
December 31, 1996
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $264,700      $ 65,480      $240,180(a)      $ 90,000
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $300,000      $     --      $100,000         $200,000
                                              ========      ========      ========         ========
December 31, 1995
  Reserve deducted from asset to which it
     applies:
     Allowance for doubtful trade
       accounts..........................     $120,000      $ 64,596      $(80,124)(a)(b)  $264,700
                                              ========      ========      ========         ========
  Valuation allowance for deferred tax
     assets..............................     $400,000      $     --      $100,000         $300,000
                                              ========      ========      ========         ========



Notes:  (a) Write-off of uncollectible amounts

        (b) Net of reserves of approximately $150,000 which are no longer connected with a financing arrangement involving the securitization of accounts receivable.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The Wendt-Bristol Health Services Corporation
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of The Wendt-Bristol Health Services Corporation and Subsidiaries for the years ended December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Wendt-Bristol Health Services Corporation and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio

April 20, 1998, except for Note 17 as to which the date is June 23, 1998 and
Note 18 as to which the date is January 27, 1999.

To the General and Limited partners
Wendt-Bristol Diagnostics Company L.P.
(A Limited Partnership)
Columbus, Ohio

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheets of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital and cash flows each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are freed of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Wendt-Bristol Diagnostics Company L.P. (A Limited Partnership) at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /S/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 8, as to which the date is June 23, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Wendt-Bristol Diagnostics Company
Columbus, Ohio

     We have audited the accompanying consolidated balance sheets of Wendt-Bristol Diagnostics Company and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wendt-Bristol Diagnostics Company and Subsidiary at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ HAUSSER + TAYLOR LLP

Columbus, Ohio
April 20, 1998, except for Note 15 as
to which the date is June 23, 1998 and
Note 16 as to which the date is
January 27, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                    ----------------------------------------


                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    ----------------------------------------



                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION


                    ----------------------------------------



                                    EXHIBITS


                    ----------------------------------------

                                 EXHIBIT INDEX

                                                                         PAGE IN
                                                                         MANUALLY
                                                                          SIGNED
EXHIBIT                                                                  ORIGINAL
-------                                                                  --------
2.1      Merger Agreement by and among The Wendt-Bristol Health            --
         Services Corporation, Wendt-Bristol Acquisition, Inc. and
         Wendt-Bristol Diagnostics Company...........................
2.2      Merger Agreement by and among The Wendt-Bristol Health            --
         Services Corporation, Wendt-Bristol Acquisition LLC and
         Wendt-Bristol Diagnostics Company, L.P......................
3.1      Certificate of Incorporation of registrant. Filed as Exhibit      --
         B to the Company's Proxy Statement (June 27, 1988) and
         incorporated herein by reference pursuant to Rule 411(c)....
3.2      By-Laws of the Company. Filed as Exhibit C to the Company's       --
         Proxy Statement (June 27, 1988) and incorporated herein by reference pursuant to Rule 411(c)...........................
4        The Wendt-Bristol Health Services Corporation Terms of            --
         Series 1 Cumulative Dividend Convertible Preferred Stock....
4.1      See Exhibits numbered Exhibit 3.1 and 3.2...................      --
4.2      Warrant Agreement, dated April 29, 1988, between The              --
         Wendt-Bristol Company, Corna & Co., Inc. and Mellon
         Securities Trust Company, as Warrant Agent. Filed as Exhibit
         4.2 to Registration Statement on Form S-1 of The
         Wendt-Bristol Company (Reg. No. 33-8399, filed October 15,
         1986) and incorporated herein by reference to Rule 411(c)...
4.3      Warrant Agreement, dated April 29, 1988, between The              --
         Wendt-Bristol Company, Pittsburgh National Bank, N.A., and
         The Fifth Third Bank, as Warrant Agent. Filed as Exhibit 4.3
         to the Company's Annual Report on Form 10-K for the year
         ended December 31, 1992 and incorporated herein by reference pursuant to Rule 411(c).....................................
5        Opinion of Schottenstein, Zox & Dunn Co., L.P.A. regarding        --
         the legality of the Series 1 Cumulative Dividend Preferred
         Stock.......................................................
9        Voting Trust Agreement, dated December 4, 1992, between The       --
         Wendt-Bristol Health Services Corporation, Corporate Life
         Insurance Company and Marvin D. Kantor, as Voting Trustee.
         Filed as Exhibit 9 to the Company's Annual Report on Form
         10-K for the year ended December 31, 1993 and incorporated herein by reference pursuant to Rule 411(c).................
10.1     Employee Stock Option Plan, as amended. Filed as Exhibit          --
         28.1 to the Company's Annual Report on Form 10-K for the
         year ended December 31, 1991, and incorporated herein by
         reference pursuant to Rule 411(c)...........................
10.2     Loan and Security Agreement, dated March 27, 1996, between        --
         Ethan Allen Care Center, Inc. dba Bristol House of
         Springfield and DVI Capital Company relating to equipment
         financial. Filed as Exhibit 10.10 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)....
10.3     Asset Purchase Agreement, dated April 15, 1996, between           --
         Congress Liquors, Inc. and MHK Corp. Filed as Exhibit 10.11
         to the Company's Annual Report on Form 10-K for the year
         ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c).....................................
10.4     Mortgage and security agreement dated April 1, 1996, between      --
         Wendt-Bristol Diagnostics Co. L.P. and National City Bank.
         Filed as Exhibit 10.11 to the Company's Form 10-Q for the
         quarter ended June 30, 1996 and incorporated herein by
         reference pursuant to Rule 411(c)...........................

                                                                         PAGE IN
                                                                         MANUALLY
                                                                          SIGNED
EXHIBIT                                                                  ORIGINAL
-------                                                                  --------
10.5     Mortgage and security agreement dated April 19, 1996 between      --
         The Wendt-Bristol Health Services Corporation and Grand
         Pacific Finance Corp. Filed as Exhibit 10.12 to the
         Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)....
10.6     Receivables purchase and sale agreement dated May 30, 1996        --
         between The Wendt-Bristol Company, et al, and HealthPartners
         Funding L.P., relating to the health care receivables
         securitization program. Filed as Exhibit 10.13 to the
         Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference pursuant to Rule 411(c)....
10.7     Amendment to Receivables Purchase and Sale Agreement dated        --
         August 29, 1996 between The Wendt-Bristol Company, et al,
         and HealthPartners Funding L.P., relating to the health care receivables financing program. Filed as Exhibit 10.14 to the
         Company's Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference pursuant to Rule
         411(c)......................................................
10.8     Convertible subordinated bond, dated December 23, 1996, by        --
         and between The Wendt-Bristol Health Services Corporation
         and Societe Generale Bank & Trust, or registered assigns.
         Filed as Exhibit 1 to the Company's Form 8-K dated December
         23, 1996 and incorporated herein by reference pursuant to
         Rule 411(c).................................................
10.9     Series 1 Bond dated February 14, 1997, by and between The         --
         Wendt-Bristol Health Services Corporation and Societe
         Generale Bank & Trust, or registered assigns, with Schedule
         1. Filed as Exhibit 1 to the Company's Form 8-K dated
         February 14, 1997 and incorporated herein by reference
         pursuant to Rule 411(c).....................................
10.10    Series 1 Warrant dated February 14, 1997, by and between The      --
         Wendt-Bristol Health Services Corporation and Societe
         Generale Bank & Trust, or registered assigns, with Schedule
         1. Filed as Exhibit 2 to the Company's Form 8-K dated
         February 14, 1997 and incorporated herein by reference
         pursuant to Rule 411(c).....................................
10.11    Temco National Corporation 401(k) Profit Sharing Plan. Filed
         as Exhibit 28.2 to the Company's Annual Report on Form 10-K
         for the year ended December 31, 1991, and incorporated
         herein by reference pursuant to Rule 411(c).................
10.12    Sale and Subservicing Agreement, dated as of February 5,          --
         1993, among The Wendt-Bristol Company, et al, NPF IV, Inc.
         and National Premier Financial Services, Inc., relating to the health care receivables securitization program. Filed as
         Exhibit 28.6 to the Company's Annual Report on Form 10-K for
         the year ended December 31, 1992, and incorporated herein by reference pursuant to Rule 411(c)...........................
10.13    Stock Purchase Agreement, dated June 4, 1993, between The         --
         Wendt-Bristol Health Services Corporation and Corporate Life
         Insurance Company. Filed as Exhibit 10.4 to the Company's
         Annual Report on Form 10-K for the year ended December 31,
         1993 and incorporated herein by reference pursuant to Rule
         411(c)......................................................
10.14    Installment Business Loan Note, dated January 30, 1996,           --
         between The Wendt-Bristol Company and Marvin D. Kantor
         related to working capital loan. Filed as Exhibit 10.5 to
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1995 and incorporated herein by reference
         pursuant to Rule 411(c).....................................
10.15    Stock Pledge Agreement dated January 30, 1996, between The        --
         Wendt-Bristol Company and Marvin D. Kantor related to
         working capital loan. Filed as Exhibit 10.6 to the Company's
         Annual Report on Form 10-K for the year ended December 31,
         1995 and incorporated herein by reference pursuant to Rule
         411(c)......................................................

                                                                         PAGE IN
                                                                         MANUALLY
                                                                          SIGNED
EXHIBIT                                                                  ORIGINAL
-------                                                                  --------
10.16    Loan and Security Agreement, dated March 27, 1996, between        --
         Wendt-Bristol Diagnostics Company, L.P. and DVI Capital
         Company relating to equipment financing. Filed as Exhibit
         10.7 to the Company's Annual Report on Form 10-K for the
         year ended December 31, 1995 and incorporated herein by
         reference pursuant to Rule 411(c)...........................
10.17    Loan and Security Agreement, dated March 27, 1996, between        --
         Health America, Inc. dba Wendt-Bristol Center and DVI
         Capital Company relating to equipment financing. Filed as
         Exhibit 10.8 to the Company's Annual Report on Form 10-K for
         the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)...........................
10.18    Loan and Security Agreement, dated March 27, 1996, between        --
         American Care Center, Inc. dba Bristol House of Columbus and
         DVI Capital Company relating to equipment financing. Filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K
         for the year ended December 31, 1995 and incorporated herein by reference pursuant to Rule 411(c)........................
10.19    Series 2 Bond dated December 7, 1998, by and between The          --
         Wendt-Bristol Health Services Corporation and Banca Del
         Sempione, or registered assigns filed as Exhibit 1 on
         Form 8-K....................................................
12       Statement regarding computation of ratios...................      --
21       Subsidiaries of Registrant..................................      --
23.1     Consent of Hausser + Taylor LLP relating to The                   --
         Wendt-Bristol Health Services Corporation...................
23.2     Consent of Hausser + Taylor LLP relating to Wendt-Bristol         --
         Diagnostics Company.........................................
23.3     Consent of Hausser + Taylor LLP relating to Wendt-Bristol         --
         Diagnostics Company L.P.....................................
24       Power of attorneys..........................................      --
27       EDGAR Financial Data Schedule...............................      --